      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996


                                                      REGISTRATION NO. 333-06249
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 2


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         RESIDENTIAL REINSURANCE LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       CAYMAN ISLANDS                     6719                      N.A.
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      OF INCORPORATION)        CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)

                             ----------------------



                                  P.O. BOX 1109
                           MIDLAND BANK TRUST BUILDING
                                   MARY STREET
                GRAND CAYMAN, CAYMAN ISLANDS, BRITISH WEST INDIES
                                 (809) 949-7755
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                              CT CORPORATION SYSTEM

                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 664-1666


 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ----------------------
                                   COPIES TO:

    EDWARD M. DESEAR, ESQ.                       C. THOMAS KUNZ, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE                  CLIFFORD W. LOSH, ESQ.
       666 FIFTH AVENUE                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM
   NEW YORK, NEW YORK  10103                       919 THIRD AVENUE
                                               NEW YORK, NEW YORK  10022
                             ----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                         RESIDENTIAL REINSURANCE LIMITED

                              CROSS REFERENCE SHEET

         Cross-reference sheet furnished pursuant to Item 501(b) of Regulation S-K showing location in the Prospectus of information required by the items of Form S-1.

                 ITEM IN FORM S-1                                               LOCATION IN PROSPECTUS
                 ----------------                                               ----------------------
1.    Forepart of the Registration Statement and
         Outside Cover Page of Prospectus...........................     Outside Front Cover Page


2.    Inside Front and Outside Back Cover Pages of
         Prospectus.................................................     Inside Front and Outside Back Cover Pages;
                                                                         Management's Discussion and Analysis of Financial
                                                                         Condition
3.    Summary Information, Risk Factors and Ratio
         of Earnings to Fixed Charges...............................     Prospectus Summary; Risk Factors; Management's

                                                                         Discussion and Analysis of Financial Condition

4.    Use of Proceeds...............................................     Use of Proceeds

5.    Determination of Offering Price...............................     Underwriting

6.    Dilution......................................................     Not Applicable

7.    Selling Security Holders......................................     Not Applicable

8.    Plan of Distribution..........................................     Outside Front Cover Page; Underwriting


9.    Description of Securities to be Registered....................     Description of the Notes; Certain Terms of the

                                                                         Indenture

10.   Interests of Named Experts and Counsel........................     Not Applicable

11.   Information with Respect to the Registrant....................     Prospectus Summary; Risk Factors; The Company;
                                                                         Use of Proceeds; Capitalization of the Company;
                                                                         Reinsurance Activity of the Company; Management

12.   Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities................................................     Not Applicable


                              SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED __________ __, 1996


PROSPECTUS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                   $1,000,000

                         RESIDENTIAL REINSURANCE LIMITED

                      CLASS A FLOATING RATE NOTES DUE 1998
                      CLASS B FLOATING RATE NOTES DUE 1998

         The Class A Floating Rate Notes due 1998 (the "Class A Notes") and the Class B Floating Rate Notes due 1998 (the "Class B Notes" and, together with the Class A Notes, the "Notes") of Residential Reinsurance Limited (the "Company") will mature on January 2, 1998. The Company's obligation to pay the Principal Amount (as defined) of the Notes will be reduced by the amount of any payment made by the Company (each, a "Principal Reduction") under the Reinsurance Agreement (the "Reinsurance Agreement") that the Company will enter into with United Services Automobile Association and USAA Casualty Insurance Company (collectively, the "Ceding Insurer"). In addition, if the Company establishes a loss reserve for an amount that it believes will become payable under the Reinsurance Agreement, based on a related loss reserve taken by the Ceding Insurer in excess of the Trigger Amount (as defined), the Company's obligation to pay the Principal Amount of the Notes will become contingent to the extent of the amount of such loss reserve (each such occurrence, a "Contingent Principal Event" and each such amount, a "Loss Reserve Amount") pending receipt of a Proof of Loss Claim (as defined) under the Reinsurance Agreement. Upon the occurrence of a Contingent Principal Event, interest will be payable on the Principal Amount of the Notes prior to such Contingent Principal Event until any Principal Reduction is made. The amount of any such Principal Reduction or Loss Reserve Amount shall be allocated first among the holders of the Class B Notes on a pro rata basis until the aggregate Principal Amount of the Class B Notes is reduced to zero or becomes wholly contingent and then among the holders of the Class A Notes on a pro rata basis until the aggregate Principal Amount of the Class A Notes is reduced to zero or becomes wholly contingent. Interest on the Notes is payable monthly on the first Business Day of each month, commencing on September 3, 1996. The Company will be required to redeem the Notes in whole at a redemption price equal to the unpaid Principal Amount of the Notes (reduced by any Principal Reductions) plus interest accrued to the date of redemption (a) on July 1, 1997, unless the Ceding Insurer extends the period in which it may present a Proof of Loss Claim under the Reinsurance Agreement or (b) on the following Interest Payment Date, if the Ceding Insurer fails to pay any Premium (as defined) when due under the Reinsurance Agreement. See "Description of the Notes."

         PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS, THE INFORMATION SET FORTH IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 14.

                             ----------------------

         THE NOTES REPRESENT OBLIGATIONS OF THE COMPANY ONLY AND DO NOT REPRESENT OBLIGATIONS OF THE CEDING INSURER OR ANY OF ITS AFFILIATES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


================================================================================

                              PRICE TO         UNDERWRITING         PROCEEDS TO
                              PUBLIC(1)         DISCOUNT(2)         COMPANY(3)
- --------------------------------------------------------------------------------
Per Class A Note........             %                  %                   %
- --------------------------------------------------------------------------------
Per Class B Note                     %                  %                   %
- --------------------------------------------------------------------------------
Total(3)................      $                 $                   $
================================================================================


(1)      Plus accrued interest, if any, from            , 1996.

(2) The Company and the Ceding Insurer have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3)      Before deducting expenses, estimated at $          .

                             ----------------------


         The Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the delivery of the Notes will be made in fully registered certificated form on or about , 1996.

                         -------------------------------
                               MERRILL LYNCH & CO.
                         -------------------------------


               The date of this Prospectus is              , 1996.

         NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.

         Until 90 days after the date of this Prospectus, all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters or with respect to their unsold allotments or subscriptions.

         Upon receipt of a request by an investor who has received an electronic Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Company or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

         The Company does not intend to furnish Noteholders with annual reports containing audited financial statements or quarterly reports containing unaudited interim financial information for the first three fiscal quarters of each fiscal year of the Company.

                             ----------------------

         IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  -------------


         FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT. THE BUYER IN NORTH CAROLINA UNDERSTANDS THAT THE COMPANY IS NOT LICENSED IN NORTH CAROLINA PURSUANT TO CHAPTER 58 OF THE NORTH CAROLINA GENERAL STATUTES, NOR COULD IT MEET THE BASIC ADMISSIONS REQUIREMENTS IMPOSED BY SUCH CHAPTER AT THE PRESENT TIME.

                              AVAILABLE INFORMATION

         Upon the offering of the Notes, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such information can be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission a Registration Statement on Form S-1 (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto, to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract or other document are summaries which are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, may be inspected and copies thereof can be obtained as described in the preceding paragraph. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov.

                    ENFORCEABILITY OF CIVIL LIABILITIES UNDER
                      UNITED STATES FEDERAL SECURITIES LAWS


         The Company is organized under the laws of the Cayman Islands. In addition, all of the directors and officers of the Company, as well as certain of the experts named herein, reside outside the United States, and certain of the assets of the Company and all or a substantial portion of the assets of the directors, officers and such experts are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to realize against them in courts of the United States upon judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws.



         The Company has been advised by its Cayman Islands counsel, Maples and Calder, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Company predicated upon the civil liability provisions of the United States federal securities laws or (ii) original actions brought in the Cayman Islands against such persons or the Company predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies under the United States federal securities laws, would not be allowed in Cayman Islands courts as contrary to public policy.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus and certain insurance terms are defined under "Certain Defined Terms."


Issuer........................................................       Residential Reinsurance Limited (the
                                                                     "Company"), a company organized under the
                                                                     laws of the Cayman Islands.

Securities Offered............................................       $500,000 original principal amount of Class
                                                                     A Floating Rate Notes due 1998 (the "Class
                                                                     A Notes") and $500,000 original principal
                                                                     amount of Class B Floating Rate Notes (the
                                                                     "Class B Notes") due 1998.

Interest Rate for the Class A Notes...........................       One-month LIBOR (calculated as described
                                                                     herein) plus ____% per annum.

Interest Rate for the Class B Notes...........................       One-month LIBOR (calculated as described
                                                                     herein) plus ____% per annum.

LIBOR.........................................................       A rate per annum equal to the London
                                                                     Interbank Offered Rate for one-month
                                                                     Eurodollar deposits determined by the
                                                                     Calculation Agent as described herein
                                                                     ("LIBOR").

Maturity Date.................................................       January 2, 1998 (the "Maturity Date").

Interest Payment Dates........................................       The first day of each month or, if such day is
                                                                     not a Business Day, the next succeeding
                                                                     Business Day (each, an "Interest Payment
                                                                     Date"), commencing on September 3, 1996.
                                                                     Interest in respect of an Interest Payment Date
                                                                     will accrue from and including the prior
                                                                     Interest Payment Date (or the Closing Date in
                                                                     the case of the first Interest Payment Date) to
                                                                     but excluding such Interest Payment Date
                                                                     (each, an "Interest Accrual Period").  Interest
                                                                     on the Notes will be calculated on the basis of
                                                                     the actual number of days elapsed and a 360-
                                                                     day year.

Principal Reduction...........................................       The Company's obligation to pay the
                                                                     Principal Amount of a Note shall be reduced
                                                                     by the amount of any payment by the
                                                                     Company to United Services Automobile
                                                                     Association, a reciprocal interinsurance
                                                                     exchange organized under the laws of
                                                                     Texas and USAA Casualty Insurance
                                                                     Company, a Florida corporation
                                                                     (collectively, the "Ceding Insurer"), of
                                                                     any Reinsurance Amount owed

                                                                     to the Ceding Insurer under the
                                                                     Reinsurance Agreement (any such payment,
                                                                     a "Principal Reduction"). The amount of
                                                                     any such Principal Reduction shall be
                                                                     allocated: first, among the holders of
                                                                     the Class B Notes on a pro rata basis
                                                                     until the aggregate Principal Amount of
                                                                     the Class B Notes is reduced to zero, and
                                                                     second, among the holders of the Class A
                                                                     Notes on a pro rata basis until the
                                                                     aggregate Principal Amount of the Class A
                                                                     Notes is reduced to zero. "Principal
                                                                     Amount" of any Note shall mean the
                                                                     original principal amount of such Note
                                                                     reduced by the amount of any Principal
                                                                     Reduction allocated to such Note.

Contingent Principal Event....................................       If the Company establishes a loss reserve for
                                                                     an amount that it believes will become
                                                                     payable under the Reinsurance Agreement,
                                                                     based on a related loss reserve in excess
                                                                     of the Trigger Amount taken by the Ceding
                                                                     Insurer, the Company's obligation to pay
                                                                     the Principal Amount of the Notes will be
                                                                     contingent to the extent of the amount of
                                                                     each such loss reserve (each such
                                                                     occurrence, a "Contingent Principal
                                                                     Event" and each such amount, a "Loss
                                                                     Reserve Amount") pending receipt of a
                                                                     Proof of Loss Claim under the Reinsurance
                                                                     Agreement. Any Loss Reserve Amount shall
                                                                     be allocated: first, among the holders of
                                                                     the Class B Notes on a pro rata basis
                                                                     until the aggregate Notional Amount of
                                                                     the Class B Notes becomes wholly
                                                                     contingent, and second, among the holders
                                                                     of the Class A Notes on a pro rata basis
                                                                     until the aggregate Notional Amount of
                                                                     the Class A Notes becomes wholly
                                                                     contingent. "Notional Amount" of any Note
                                                                     or class of Notes shall mean the
                                                                     Principal Amount of such Note reduced by
                                                                     any Loss Reserve Amount allocated to such
                                                                     Note. When the Proof of Loss Claim
                                                                     related to any Loss Reserve Amount is
                                                                     received, such Loss Reserve Amount will
                                                                     be reduced to the extent deemed
                                                                     appropriate by the Company, and the
                                                                     Principal Amount of the Notes will be
                                                                     reduced, in the manner described above,
                                                                     by the Principal Reduction reflected in
                                                                     such Proof of Loss Claim. See
                                                                     "--Principal Reduction."

Mandatory Redemption..........................................       The Company will be required to redeem the
                                                                     Notes at a redemption price equal to the
                                                                     Principal Amount of the Notes then
                                                                     outstanding plus interest accrued to the
                                                                     date

                                        5

                                                                     of redemption (a) on July 1, 1997 (the
                                                                     "Mandatory Redemption Date") if the
                                                                     Ceding Insurer does not elect to extend
                                                                     the Claims Period for the Extended Claims
                                                                     Made Period under the Reinsurance
                                                                     Agreement, or (b) on the following
                                                                     Interest Payment Date, if the Ceding
                                                                     Insurer shall fail to pay any Premium
                                                                     when due under the Reinsurance Agreement,
                                                                     in which event the Regulation 114 Trust
                                                                     shall thereupon be liquidated and the
                                                                     assets held therein shall be distributed
                                                                     to the Company for payment to holders of
                                                                     the Notes. See "Reinsurance Activity of
                                                                     the Company - The Regulation 114 Trust
                                                                     Agreement and the Regulation 114 Trust."

Collateral for Notes; Limitations as to Enforcement...........       The Notes will be secured pursuant to the
                                                                     Indenture dated as of ___________ , 1996
                                                                     (the "Indenture") between the Company and
                                                                     The Chase Manhattan Bank, as trustee for
                                                                     the holders of the Notes (the "Indenture
                                                                     Trustee"). Under the Indenture the
                                                                     Company has assigned and pledged to the
                                                                     Indenture Trustee as security for the
                                                                     payment of the Principal Amount of and
                                                                     interest on the Notes all of the
                                                                     Company's right, title and interest in
                                                                     and to (a) the Reinsurance Agreement,
                                                                     including the right to receive payments
                                                                     of the Premium and all other monies due
                                                                     or payable thereunder from the Ceding
                                                                     Insurer; (b) subject to the prior
                                                                     security interest therein of the Ceding
                                                                     Insurer and to limitations as to
                                                                     enforcement discussed herein, the
                                                                     segregated securities account and all
                                                                     investments therein established by the
                                                                     Regulation 114 Trust Agreement in the
                                                                     name of the Ceding Insurer[, for itself
                                                                     and as agent for the Indenture Trustee
                                                                     with respect to the junior lien of the
                                                                     Noteholders in the assets of the
                                                                     Regulation 114 Trust] (the "Securities
                                                                     Account Collateral"); (c) the Interest
                                                                     Rate Swap; (d) the Claims Review
                                                                     Agreement; (e) the Loss Reserve
                                                                     Specialist Agreement; and (f) all other
                                                                     assets of the Company now or hereafter
                                                                     arising. Notwithstanding the foregoing,
                                                                     neither the Indenture Trustee nor any
                                                                     Noteholder will have the right to enforce
                                                                     or otherwise realize upon the Indenture
                                                                     Trustee's security interest in the
                                                                     Securities Account Collateral until all
                                                                     of the Company's obligations under the
                                                                     Reinsurance Agreement (including, without
                                                                     limitation, its potential liability for
                                                                     claims to be paid thereunder) have been
                                                                     satisfied or terminated in accordance
                                                                     with the terms thereof.


Investment of Assets..........................................       The Company will appoint an investment
                                                                     manager who will direct the Regulation
                                                                     114 Trustee to invest the principal
                                                                     portion of the assets held in the
                                                                     Regulation 114 Trust, which will
                                                                     initially consist of the net proceeds of
                                                                     sale of the Notes and certain other funds
                                                                     available to the Company, in Permitted
                                                                     Investments. The Permitted Investments
                                                                     will be held by __________ (the
                                                                     "Regulation 114 Trustee"), as trustee of
                                                                     a trust established under Regulation 114
                                                                     under the New York Insurance Law (the
                                                                     "Regulation 114 Trust"). See "Reinsurance
                                                                     Activity of the Company -- The Regulation
                                                                     114 Trust Agreement and the Regulation
                                                                     114 Trust." The principal portion of the
                                                                     Permitted Investments will be available,
                                                                     first, to satisfy any obligations of the
                                                                     Company to the Ceding Insurer under the
                                                                     Reinsurance Agreement, and, second, to
                                                                     make payments under the Indenture in
                                                                     respect of the Principal Amount of the
                                                                     Notes. Investment earnings on the
                                                                     Permitted Investments are the property of
                                                                     the Company and do not form part of the
                                                                     Regulation 114 Trust. Such investment
                                                                     earnings will be available to make any
                                                                     Net Swap Payment under the Interest Rate
                                                                     Swap and payments of interest on the
                                                                     Notes. The Notes are secured by a
                                                                     security interest in the principal
                                                                     portion of the Permitted Investments,
                                                                     subject to the prior security interest of
                                                                     the Ceding Insurer and to limitations as
                                                                     to enforcement thereof. All Permitted
                                                                     Investments will mature prior to the
                                                                     immediately succeeding Interest Payment
                                                                     Date.

Sources of Funds for Payment
 of Principal Amount; Effective Subordination
 of the Notes.................................................       The Company's only source of funds for
                                                                     payment of the Principal Amount of the
                                                                     Notes will be the principal amount of
                                                                     Permitted Investments available therefor.
                                                                     Although the payment of the Principal
                                                                     Amount of and interest on the Notes is
                                                                     secured by substantially all of the
                                                                     assets of the Company pursuant to the
                                                                     Indenture, the Notes are effectively
                                                                     subordinated to the obligations of the
                                                                     Company to the Ceding Insurer under the
                                                                     Reinsurance Agreement. Because the
                                                                     obligations of the Company under the
                                                                     Reinsurance Agreement are a prior claim
                                                                     on the principal portion of the Permitted
                                                                     Investments held in the Regulation 114
                                                                     Trust, to the extent that there is an
                                                                     Ultimate Net Loss in excess of the


                                                                     Trigger Amount under the Reinsurance
                                                                     Agreement, the Principal Amount of the
                                                                     Notes will be reduced to the extent of
                                                                     the amount of each payment by the Company
                                                                     to the Ceding Insurer under the
                                                                     Reinsurance Agreement and the Noteholders
                                                                     will incur a loss on their investment in
                                                                     the Notes. See "- Principal Reduction."
                                                                     In addition, to the extent that the
                                                                     Company establishes a loss reserve for an
                                                                     amount that it believes will become
                                                                     payable under the Reinsurance Agreement,
                                                                     the Company's obligation to pay the
                                                                     Principal Amount of the Notes will be
                                                                     contingent to the extent of the amount of
                                                                     any Loss Reserve Amount pending receipt
                                                                     of a Proof of Loss Claim under the
                                                                     Reinsurance Agreement. See "- Contingent
                                                                     Principal Event."

Sources of Funds for
  Payment of Interest.........................................       The Company's sources of funds for
                                                                     payments of interest on the Notes will be
                                                                     its net investment earnings on the
                                                                     Permitted Investments (plus any Net Swap
                                                                     Receipts and minus any Net Swap Payments)
                                                                     and the Premiums received under the
                                                                     Reinsurance Agreement. It is anticipated
                                                                     that the investment earnings on the
                                                                     Permitted Investments will be less than
                                                                     the amounts payable by the Company in
                                                                     respect of interest on the Notes.
                                                                     Accordingly, in the event of the failure
                                                                     of the Ceding Insurer to pay any Premium
                                                                     under the Reinsurance Agreement or the
                                                                     Swap Counterparty to pay any Net Swap
                                                                     Receipt under the Interest Rate Swap, the
                                                                     Company would likely be unable to make
                                                                     full payment of interest on the Notes.

Interest Rate Swap............................................       On the date of the initial issuance of the
                                                                     Notes (the "Closing Date"), the Company
                                                                     will enter into one or more interest rate
                                                                     swap agreements (collectively, the
                                                                     "Interest Rate Swap") with Merrill Lynch
                                                                     Capital Services, Inc. (the "Swap
                                                                     Counterparty"). Under the Interest Rate
                                                                     Swap, one Business Day prior to each
                                                                     Interest Payment Date the Swap
                                                                     Counterparty will be obligated to pay to
                                                                     the Indenture Trustee on behalf of the
                                                                     Company interest at a rate equal to the
                                                                     applicable one-month LIBOR for the
                                                                     related Interest Accrual Period, less
                                                                     ___%, on the principal amount of the
                                                                     Permitted Investments. In exchange for
                                                                     such payment, the Indenture Trustee on
                                                                     behalf




                                                                     of the Company will pay to the Swap
                                                                     Counterparty the investment earnings on
                                                                     the Permitted Investments one Business
                                                                     Day prior to each Interest Payment Date.
                                                                     Such payments will be made on a net
                                                                     basis. The net amount, if any, payable by
                                                                     the Indenture Trustee on behalf of the
                                                                     Company to the Swap Counterparty is
                                                                     referred to herein as the "Net Swap
                                                                     Payment," and the net amount, if any,
                                                                     payable by the Swap Counterparty to the
                                                                     Company is referred to herein as the "Net
                                                                     Swap Receipt."

Reinsurance Agreement.........................................       The Company will engage in the reinsurance
                                                                     business by entering into the Reinsurance
                                                                     Agreement with the Ceding Insurer,
                                                                     pursuant to which the Company will
                                                                     provide certain catastrophe excess of
                                                                     loss reinsurance (see "Certain Defined
                                                                     Terms" for a definition of "catastrophe
                                                                     excess of loss reinsurance" and of
                                                                     certain other reinsurance terms) in
                                                                     respect of an Ultimate Net Loss in excess
                                                                     of the Trigger Amount arising in the
                                                                     Covered States due to the occurrence of a
                                                                     single Loss Occurrence during the Loss
                                                                     Occurrence Period. See "Reinsurance
                                                                     Activity of the Company."

                                                                     The coverage provided by the Company
                                                                     under the Reinsurance Agreement is for
                                                                     95% of the $1,052,632 layer of risk in
                                                                     excess of the $1,000,000,000 of the
                                                                     Ultimate Net Loss (the "Trigger Amount").

                                                                     The Subject Business covers the risk of
                                                                     the occurrence of a Category 3, 4 or 5
                                                                     Hurricane in the Covered States (see
                                                                     "Certain Defined Terms").

                                                                     The period covered by the Reinsurance
                                                                     Agreement will be the period from and
                                                                     including the Closing Date to and
                                                                     including June 30, 1997 (the "Loss
                                                                     Occurrence Period"). The monthly premium
                                                                     payable to the Company under the
                                                                     Reinsurance Agreement (the "Premium")
                                                                     will be due on or before the last
                                                                     Business Day of the month, beginning in
                                                                     August 1996 in an amount equal to
                                                                     one-twelfth of the product of ___% and
                                                                     $___________. In addition, the amount of
                                                                     $_______ will be due on the Closing Date.
                                                                     Further, if the Ceding Insurer elects to
                                                                     extend the Claims Period for the Extended
                                                                     Claims Made Period, then it will pay an
                                                                     additional



                                                                     Premium on the last Business Day of June
                                                                     1997, as described in "Reinsurance
                                                                     Activity of the Company - Extended Claims
                                                                     Made Period."

                                                                     Under the Reinsurance Agreement, the
                                                                     Company will be obligated to indemnify
                                                                     the Ceding Insurer for 95% of the
                                                                     Ultimate Net Loss in excess of the
                                                                     Trigger Amount caused by a single Loss
                                                                     Occurrence during the Loss Occurrence
                                                                     Period in the Covered States for which
                                                                     the Ceding Insurer has liability under
                                                                     the Subject Business; provided that the
                                                                     liability of the Company is limited to
                                                                     $1,000,000 (the "Maximum Recovery"). The
                                                                     "Retained Share" of the Ceding Insurer of
                                                                     Ultimate Net Loss in excess of the
                                                                     Trigger Amount shall be 5% of such
                                                                     Ultimate Net Loss. If there is more than
                                                                     one Loss Occurrence that results in an
                                                                     Ultimate Net Loss in excess of the
                                                                     Trigger Amount during the Loss Occurrence
                                                                     Period, the Ceding Insurer is entitled to
                                                                     make a claim or claims under the
                                                                     Reinsurance Agreement only in respect of
                                                                     one such Loss Occurrence selected by the
                                                                     Ceding Insurer in its sole discretion.

                                                                     The Company will redeem the Notes on the
                                                                     Mandatory Redemption Date if the Ceding
                                                                     Insurer does not elect to extend the
                                                                     Claims Period for the Extended Claims
                                                                     Made Period under the Reinsurance
                                                                     Agreement.

                                                                     Proof of Loss Claims by the Ceding
                                                                     Insurer under the Reinsurance Agreement
                                                                     will be subjected to Agreed Upon
                                                                     Procedures by KPMG Peat Marwick, Cayman
                                                                     Islands ("KPMG Cayman Islands"), as the
                                                                     claims reviewer engaged by the Company
                                                                     (the "Claims Reviewer") and the amount of
                                                                     Loss Reserves included in the calculation
                                                                     of the Ultimate Net Loss on the
                                                                     Commutation Date will be certified by
                                                                     ___________________, as the qualified
                                                                     loss reserve specialist engaged by the
                                                                     Company (the "Loss Reserve Specialist").
                                                                     Neither the Claims Reviewer nor the Loss
                                                                     Reserve Specialist is obligated in any
                                                                     way to make payments under the Notes or
                                                                     the Reinsurance Agreement. See
                                                                     "Reinsurance Activity of the Company--
                                                                     The Claims Review Agreement" and
                                                                     "Reinsurance Agreement -- Loss Reserve
                                                                     Specialist Agreement."


Covered States................................................       Losses will arise only out of property damage
                                                                     caused by a Loss Occurrence in one or
                                                                     more of Alabama, Connecticut, Delaware,
                                                                     District of Columbia, Florida, Georgia,
                                                                     Louisiana, Maine, Maryland,
                                                                     Massachusetts, Mississippi, New
                                                                     Hampshire, New Jersey, New York, North
                                                                     Carolina, Pennsylvania, Rhode Island,
                                                                     South Carolina, Texas, Vermont and
                                                                     Virginia.

The Indenture Trustee.........................................       The Chase Manhattan Bank, as indenture
                                                                     trustee (the "Indenture Trustee").

Administrator.................................................       Midland Bank Trust Corporation (Cayman)
                                                                     Limited (the "Administrator") will act as
                                                                     administrator of the Company to perform
                                                                     certain of the administrative obligations
                                                                     of the Company under the Reinsurance
                                                                     Agreement and the Indenture. The
                                                                     Administrator will not be obligated in
                                                                     any way to make payments under the Notes
                                                                     or the Reinsurance Agreement.

Claims Reviewer...............................................       KPMG Cayman Islands will act as the Claims
                                                                     Reviewer on behalf of the Company to
                                                                     perform certain agreed upon procedures to
                                                                     review Proof of Loss Claims submitted by
                                                                     the Ceding Insurer under the Reinsurance
                                                                     Agreement. The Claims Reviewer will not
                                                                     be obligated in any way to make payments
                                                                     under the Notes or the Reinsurance
                                                                     Agreement. See "Reinsurance Activity of
                                                                     the Company -- Claims Review Agreement."

Loss Reserve Specialist.......................................       ___________________ will act as the Loss
                                                                     Reserve Specialist to subject any Loss
                                                                     Reserve included by the Ceding Insurer on
                                                                     the Final Proof of Loss Claim submitted
                                                                     by the Ceding Insurer under the
                                                                     Reinsurance Agreement to certain agreed
                                                                     upon procedures. The Loss Reserve
                                                                     Specialist will not be obligated in any
                                                                     way to make payments under the Notes or
                                                                     the Reinsurance Agreement. See
                                                                     "Reinsurance Activity of the Company --
                                                                     Loss Reserve Specialist Agreement."

Form..........................................................       The Notes will be issued in fully registered
                                                                     certificated form.

Restrictions on Transfer......................................       The Notes are not being offered in, and may
                                                                     not be acquired in or transferred into,
                                                                     the States of _________, _________,
                                                                     ________ or ________, or to persons
                                                                     resident in those States. The Indenture
                                                                     Trustee will not register the transfer


                                                                     of any Note unless, at the time
                                                                     registration of transfer is requested,
                                                                     the Indenture Trustee is provided with a
                                                                     certificate of the proposed transferee in
                                                                     the form provided in the Indenture to the
                                                                     effect that the proposed transfer is not
                                                                     to be made in or into any of such States
                                                                     and the proposed transferee is not a
                                                                     resident of any of such States.

Certain U.S. Federal Income
  Tax Consequences............................................       The Company was formed and intends to
                                                                     operate in such a manner that it believes
                                                                     would not cause it to be treated as
                                                                     engaged in a trade or business within the
                                                                     United States. The Company has received
                                                                     an opinion from Skadden, Arps, Slate,
                                                                     Meagher & Flom that, although the matter
                                                                     is not free from doubt due to a lack of
                                                                     relevant authority and the highly factual
                                                                     nature of the analysis, the Company would
                                                                     not be deemed to be so engaged. The
                                                                     Company will not seek a ruling from the
                                                                     U.S. Internal Revenue Service on this
                                                                     issue and the IRS may assert a contrary
                                                                     position. If the Company were found to be
                                                                     engaged in a trade or business within the
                                                                     United States, the Company would be
                                                                     subject to U.S. income tax (at a rate up
                                                                     to 35%), and the 30% branch profits tax,
                                                                     on its income, resulting in an effective
                                                                     U.S. federal income tax rate of up to
                                                                     54.5%, and, such taxes would
                                                                     substantially reduce any potential return
                                                                     to the Noteholders on their respective
                                                                     investments. Income with respect to the
                                                                     Notes will be fully taxable to
                                                                     Noteholders who are U.S. persons (as
                                                                     determined for U.S. federal income tax
                                                                     purposes). Although the matter is not
                                                                     free from doubt, the Company intends to
                                                                     treat the Notes as equity interests in it
                                                                     for U.S. federal income tax purposes.
                                                                     Each Noteholder by its purchase of Notes
                                                                     will acknowledge and agree to such
                                                                     treatment and will covenant to take no
                                                                     action inconsistent with such treatment.
                                                                     Due to an absence of specific authority
                                                                     with respect to the characterization of
                                                                     the Notes and the Company for U.S.
                                                                     federal income tax purposes, the amount,
                                                                     timing and character of income, gain, or
                                                                     loss recognized with respect to a Note
                                                                     could be different from that described
                                                                     herein. DUE TO AN ABSENCE OF APPLICABLE
                                                                     AUTHORITY AND TO THE HIGHLY FACTUAL
                                                                     NATURE OF THE REQUIRED ANALYSES THAT
                                                                     COULD AFFECT THE TAXATION OF THE COMPANY
                                                                     AND THE


                                                                     NOTEHOLDERS, EACH NOTEHOLDER SHOULD
                                                                     CONSULT ITS TAX ADVISORS REGARDING THE
                                                                     TAX CONSEQUENCES TO IT OF THE PURCHASE,
                                                                     OWNERSHIP AND DISPOSITION OF NOTES. See
                                                                     "Risk Factors - United States Federal
                                                                     Income Tax Risks" and "Certain Income Tax
                                                                     Considerations."

ERISA Considerations..........................................       Although the Notes are denominated as debt,
                                                                     it is likely that the Notes will be
                                                                     treated as "equity interests" for
                                                                     purposes of the Employee Retirement
                                                                     Income Security Act of 1974, as amended
                                                                     ("ERISA"). Accordingly, the acquisition
                                                                     of the Notes by an employee benefit plan
                                                                     subject to ERISA or the Internal Revenue
                                                                     Code of 1986, as amended (the "Code"),
                                                                     could cause the underlying assets of the
                                                                     Company (including the Permitted
                                                                     Investments in the Regulation 114 Trust
                                                                     and the Reinsurance Agreement) to be
                                                                     treated as assets of an investing
                                                                     employee benefit plan for purposes of
                                                                     ERISA and the Code. In addition, the net
                                                                     proceeds from the issuance of the Notes
                                                                     will be held in the Regulation 114 Trust
                                                                     and invested in Permitted Investments and
                                                                     pledged to secure the Company's
                                                                     obligations under the Reinsurance
                                                                     Agreement with the Ceding Insurer, which
                                                                     may be a Party-in-Interest or
                                                                     Disqualified Person with respect to a
                                                                     number of employee benefit plans or
                                                                     retirement arrangements, which
                                                                     transactions could constitute or result
                                                                     in prohibited transactions. One or more
                                                                     exemptions may be available with respect
                                                                     to the imposition of liability in
                                                                     connection with such prohibited
                                                                     transactions. A fiduciary of any employee
                                                                     benefit plan or other retirement
                                                                     arrangement subject to ERISA or the Code
                                                                     should carefully review with its legal
                                                                     and other advisors whether the purchase
                                                                     or holding of the Notes could give rise
                                                                     to a transaction prohibited or otherwise
                                                                     impermissible under ERISA or the Code.
                                                                     Among other considerations, the fiduciary
                                                                     should take into account whether the
                                                                     fiduciary has the authority to make the
                                                                     investment; whether the investment
                                                                     constitutes a direct or indirect
                                                                     transaction with a Party-in-Interest or
                                                                     Disqualified Person; the composition of
                                                                     the plan's portfolio with respect to
                                                                     diversification by type of asset; and
                                                                     whether an exemption from the imposition
                                                                     of liability in connection



                                                                     with a prohibited transaction is
                                                                     available. See "ERISA Considerations."


Risk Factors..................................................       Prospective investors should consider
                                                                     carefully the information set forth under
                                                                     the caption "Risk Factors," and all other
                                                                     information set forth in this Prospectus,
                                                                     before making any investment in the
                                                                     Notes.

                                  RISK FACTORS

RISK OF LOSS OF INVESTMENT


     Ownership of the Notes involves a high degree of risk because the Notes are effectively subordinated to the obligations of the Company under the Reinsurance Agreement. The principal portion of the Permitted Investments in the Regulation 114 Trust that is payable at the maturity of such Permitted Investments will be the primary source of funds available to the Company to pay the Principal Amount of the Notes. The amounts available in the Regulation 114 Trust are intended to secure the obligations of the Company to the Ceding Insurer under the Reinsurance Agreement and are available, first, to pay any amounts owed by the Company under the Reinsurance Agreement. The Company's obligation to pay the Principal Amount of the Notes shall be reduced by any amounts owed by the Company pursuant to the Reinsurance Agreement and, if the Company establishes a loss reserve in respect of anticipated claims under the Reinsurance Agreement, shall become contingent to the extent of any such Loss Reserve Amount. Any such reduction or contingency shall be allocated first among the holders of the Class B Notes on a pro rata basis until the aggregate Principal Amount of the Class B Notes is reduced to zero or becomes wholly contingent, then among the holders of the Class A Notes on a pro rata basis until the aggregate Principal Amount of the Class A Notes is reduced to zero or becomes wholly contingent. See "Effective Subordination of Class B Notes in Certain Circumstances." Accordingly, the Notes are speculative and investors bear the risk that they could lose all or part of the principal of and the interest on the Notes if the Ceding Insurer incurs an Ultimate Net Loss with respect to the Subject Business in excess of the Trigger Amount. See "Reinsurance Activity of the Company - Certain Terms of the Reinsurance Agreement" and "Description of the Notes." The future occurrence of a Loss Occurrence during the Loss Occurrence Period that causes an Ultimate Net Loss with respect to the Subject Business in excess of the Trigger Amount is inherently unpredictable. Such an event may occur and may produce an Ultimate Net Loss to the Ceding Insurer on the Subject Business in excess of the Trigger Amount.

EFFECTIVE SUBORDINATION OF CLASS B NOTES IN CERTAIN CIRCUMSTANCES

     In the event of a Principal Reduction or a Contingent Principal Event, the payment of the Principal Amount of the Class B Notes and interest thereon is effectively subordinated to the prior payment of the Principal Amount of and interest on the Class A Notes. Any Principal Reduction or reduction in the Notional Amount of the Notes resulting from the payment by the Company of amounts owed to the Ceding Insurer pursuant to the Reinsurance Agreement or from the establishment of a Loss Reserve Amount shall be allocated: first, among the holders of the Class B Notes on a pro rata basis until the aggregate Principal Amount of the Class B Notes is reduced to zero or becomes wholly contingent and second, among the holders of the Class A Notes on a pro rata basis until the aggregate Principal Amount of the Class A Notes is reduced to zero or becomes wholly contingent. See "Description of the Notes - Principal Reduction" and "- Contingent Principal Event."

LIMITED LIQUIDITY

     There is currently no secondary market for the Notes. The Underwriter intends to make a market in the Notes, but is not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue until the Principal Amount of the Notes are paid in full. In addition, in the event of the declaration of a Hurricane, the liquidity of the Notes may be materially impaired. The Notes are not being offered in, and may not be acquired in or transferred into, the States of _____, ______, ______ or ______ or to persons resident in such States. The Indenture Trustee will not register the transfer of any Note unless, at the time registration of transfer is requested, the Indenture Trustee is provided with a certificate of the proposed transferee the form provided in the Indenture to the effect that the proposed transfer is not to occur in or into any of such States and that the proposed transferee is not a resident of any such States.

RELIANCE ON CEDING INSURER AND SWAP COUNTERPARTY

     The ability of the Company to pay interest on the Notes is, in part, dependent on the payment by the Ceding Insurer of the Premium payable by the Ceding Insurer to the Company under the Reinsurance Agreement and may, in part, be dependent on the payment by the Swap Counterparty of any Net Swap Receipts due to the Company under the Interest Rate Swap. Because the Company's sources for payment of the interest on the Notes are (i) the interest earnings on the Permitted Investments in the Regulation 114 Trust plus any Net Swap Receipts and less any Net Swap Payments and (ii) the Premiums paid pursuant to the Reinsurance Agreement, and because it is anticipated that the interest earnings on the Permitted Investments may be less than the interest payable on the Notes, any failure of the Ceding Insurer to pay the Premium or the Swap Counterparty to pay any Net Swap Receipts, whether due to the creditworthiness of the Ceding Insurer or the Swap Counterparty or for any other reason, would likely result in the Company not having sufficient funds to pay the full amount of interest on the Notes. In the event that the Ceding Insurer fails to pay any Premium when due under the Reinsurance Agreement, the Company shall be entitled to terminate the Reinsurance Agreement and redeem the Notes and the assets in the Regulation 114 Trust will be distributed to the Company for payment to holders of the Notes. See "Certain Terms of the Indenture Mandatory Redemption" and "- Interest Rate Swap."

ABSENCE OF OPERATING HISTORY OF COMPANY; NO PRIOR EXPERIENCE FOR MANAGEMENT; RELIANCE ON AGENTS

     The Company is a recently formed Cayman Islands company the sole business purpose of which will be to be licensed as an insurer under the laws of the Cayman Islands and to enter into the Reinsurance Agreement. The Company has no operating history, and the officers and directors of the Company have no prior experience in the property catastrophe reinsurance business.

     Certain of the business activities of the Company are to be carried out on behalf of the Company by agents appointed by the Company for such purpose. For example, to the extent the Ceding Insurer submits a Proof of Loss Claim in respect of Paid Losses in connection with a Loss Occurrence covered by the Reinsurance Agreement, such Proof of Loss Claim will be reviewed for the Company by the Claims Reviewer in accordance with certain Agreed Upon Procedures set forth in the Claims Review Agreement. See "Reinsurance Activity of the Company
- -- Claims Review Agreement." The Claims Reviewer will not audit any Proof of Loss Claim but will only be responsible for applying the Agreed Upon Procedures. There can be no assurance that applying such Agreed Upon Procedures to a Proof of Loss Claim will bring to the attention of the Claims Reviewer other matters which would have been brought to their attention had an audit of such Proof of Loss Claim been undertaken. In addition, in connection with any Commutation of the Reinsurance Agreement, the amount of any Loss Reserve included in a Final Proof of Loss Claim submitted by the Ceding Insurer in respect of losses incurred in connection with a Loss Occurrence covered by the Reinsurance Agreement will be reviewed for reasonableness on behalf of the Company by the Loss Reserve Specialist in accordance with certain procedures set forth in the Reinsurance Agreement and the Loss Reserve Specialist Agreement. See "Reinsurance Activity of the Company -- Commutation" and "Reinsurance Activity of the Company -- Loss Reserve Specialist Agreement." The final Loss Reserve Certificate delivered by the Loss Reserve Specialist shall be binding on the Company and the Ceding Insurer for purposes of determining any liability of the Company for Loss Reserves included in the calculation of the Ultimate Net Loss under the Reinsurance Agreement. Accordingly, the amount of any Principal Reduction in respect of the Notes is, in part, dependent on the analysis performed by the Loss Reserve Specialist, which will be based upon estimates and not actual claims paid. Further, to the extent that the Ceding Insurer notifies the Company that it has established a loss reserve in excess of the Trigger Amount and in respect of which it has not yet delivered a Proof of Loss Claim, the Company will, without further verification, establish a Loss Reserve Amount and the Company's obligation to pay the Principal Amount of all or part of the Notes will become contingent pending receipt of a related Proof of Loss Claim. However, the occurrence of any Contingent Principal Event will have no impact on the Principal Amount of the Notes outstanding unless a related Proof of Loss Claim is subsequently submitted by the Ceding Insurer under the Reinsurance Agreement. See "Description of the Notes - Contingent Principal Event."

     KPMG Cayman Islands has been appointed as the Claims Reviewer, and also acts as the Company's independent auditor. KPMG Peat Marwick LLP, United States, is the Ceding Insurer's independent public accountant.

UNPREDICTABILITY OF RISK

     Under the Reinsurance Agreement, the Company will be obligated to indemnify the Ceding Insurer for 95% of the Ceding Insurer's Ultimate Net Loss on the Subject Business up to the Maximum Recovery, but only to the extent that such Ultimate Net Loss exceeds the Trigger Amount. The Subject Business consists of the Ceding Insurer's residential and personal property (excluding automobile) insurance policies covering properties located in the Covered States. The Company's liability under the Reinsurance Agreement is for a single Loss Occurrence within the Loss Occurrence Period that results in an Ultimate Net Loss in excess of the Trigger Amount. If there is more than one Loss Occurrence that results in Ultimate Net Loss in excess of the Trigger Amount, the Ceding Insurer is entitled to make a claim under the Reinsurance Agreement only in respect of one such Loss Occurrence selected by the Ceding Insurer in its sole discretion. Consequently, the Company is exposed to the occurrence and severity of Loss Occurrences occurring in the Covered States during the Loss Occurrence Period. No prediction can be made as to whether a Loss Occurrence that occurs in the Covered States during the Loss Occurrence Period will result in a level of Ultimate Net Loss that will exceed the Trigger Amount and therefore result in the Company incurring a liability under the Reinsurance Agreement. The Notes are effectively subordinated to the obligations of the Company under the Reinsurance Agreement. Any obligation of the Company to make a payment to the Ceding Insurer under the Reinsurance Agreement will result in the Noteholders incurring a loss on their Notes.

EXPOSURE UNDER POLICIES

     Under the Reinsurance Agreement, the Company will be obligated to indemnify the Ceding Insurer for 95% of the Ceding Insurer's Ultimate Net Loss on the Subject Business in excess of the Trigger Amount subject to the limitations described herein and in the Reinsurance Agreement. The Policies of the Ceding Insurer included within the Subject Business include Existing Policies, Renewals and New Policies.

     The exposure of the Ceding Insurer under the Policies during the Loss Occurrence Period and, accordingly, the risk assumed by the Company under the Reinsurance Agreement, can vary depending upon a number of factors. For example, the coverage amount of any Policy may be increased or the related deductible may be lowered. Although the Ceding Insurer has agreed during the term of the Reinsurance Agreement not to propose deductibles lower than those in effect on the date hereof unless required by applicable law, customers whose deductibles on Policies are higher than the minimum offered by the Ceding Insurer, may at any time, request that the deductible be lowered.

     New Policies include two elements: (i) policies in the Covered States on dwellings and/or personal property not previously insured by the Ceding Insurer; and (ii) Existing Policies rewritten for a variety of reasons, including but not limited to a move by the policyholder within the Covered States, divorce of the policyholder or refinancing of the mortgage on the insured dwelling. Such rewritten policies will reduce the number of existing policies. As a result, it is not possible to precisely predict the number of New Policies to be entered into by the Ceding Insurer during the Loss Occurrence Period. Although the addition of New Policies will increase the exposure of the Company under the Reinsurance Agreement, the Reinsurance Agreement limits the amount of Losses that may be claimed in respect of New Policies to 9% of the amount of Losses under Existing Policies and Renewals.This factor reflects the changing nature of policies in force from time to time, due to new business and movement into and out of the Covered States by policyholders insured by the Ceding Insurer.

     Because the business of insurance is subject to significant regulation in the Covered States, the ability of the Ceding Insurer to modify the policy terms offered by the Ceding Insurer on a Renewal Policy or a New Policy from those terms set forth in the Existing Policies may be prevented by applicable law in the Covered States.

INVESTMENT EXPOSURE OF ASSETS HELD IN REGULATION 114 TRUST

     The net proceeds from the sale of the Notes and certain other funds available to the Company will be held in the Regulation 114 Trust and invested in Permitted Investments. While the amounts held in the Regulation 114 Trust may only be invested in certain commercial paper with a rating at the time of investment or contractual commitment to investment therein from Standard & Poor's Rating Services of at least A-1 and from Moody's Investor's Service, Inc. of at least P-1, there can be no assurance that there will be no default with respect to payments on such commercial paper. Any such default would adversely affect the Company's ability to make payments of the Principal amount of the Notes and interest thereon.

LIMITED RESOURCES OF THE COMPANY

     The Company is thinly capitalized. Its net worth on the date hereof is approximately $125,000. The net worth of the Company is not expected to increase materially. The income expected to be received by the Company from the investment of the Permitted Investments, the payment of the Premium and the payment of any Net Swap

Receipts is expected to be sufficient to make payment of the projected liabilities of the Company. However, in the event of the occurrence of unanticipated expenses or liabilities the Company might not have the resources available to the Company to make payment of such expenses or liabilities. In the event the expenses or liabilities exceeded the then net worth of the Company, the Company could be forced to seek the protection of insolvency proceedings.


CAPITALIZATION OF THE COMPANY

         The ordinary shares of the Company will be registered in the name of Midland Bank Trust Corporation (Cayman) Limited as trustee for a Cayman Islands charitable trust. Neither such trustee on behalf of the trust nor the trust itself will be under any obligation to subscribe for additional ordinary shares of the Company or to otherwise provide funds or capital to the Company.

REGULATION


     The Company will be a licensed Cayman Islands reinsurance company. As such, the Company will be subject to regulation and supervision in the Cayman Islands. The applicable Cayman Islands statutes and regulations generally are designed to protect insurers and ceding insurance companies rather than holders of debt of the insurance company. Among other things, such statutes and regulations require an insurance company to maintain minimum levels of capital and surplus; may (but do not currently) impose restrictions on the amount and type of investments it may hold; may (but do not currently) prescribe solvency standards that it must meet; require approval of transfers of ownership of its capital shares; and provide for the performance of certain periodic examinations of the insurance company and its financial condition.


     The Company will not be registered or licensed as an insurance company in any jurisdiction in the United States. The Ceding Insurer is located in the United States. The insurance laws of each state in the United States regulate the sale of insurance and reinsurance within their jurisdiction by alien reinsurers, such as the Company. The Company will conduct its business through its offices in the Cayman Islands and will not maintain an office, and its personnel will not solicit, advertise, settle claims or conduct other insurance activities, in the United States. Accordingly, the Company does not believe it will be in violation of the insurance laws of any jurisdiction in the United States. There can be no assurance, however, that inquiries or challenges to the Company's insurance activities will not be raised in the future. See "Reinsurance Activity of the Company - Regulation."

     Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in the United States and various states within the United States. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate alien reinsurers. It is not possible to predict the future impact, if any, of changing law or regulation on the operations of the Company.

UNITED STATES FEDERAL INCOME TAX RISKS

     The Company was formed and intends to operate in such a manner that it believes would not cause it to be treated as engaged in a trade or business within the United States. The Company has received an opinion of Skadden, Arps, Slate, Meagher & Flom that, although the matter is not free from doubt due to a lack of relevant authority and the highly factual nature of the analysis, the Company would not be deemed to be so engaged. On this basis, the Company does not expect to be required to pay United States income tax with respect to its income. There can be no assurance, however, that the U.S. Internal Revenue Service (the "IRS") will not contend, and that a court would not ultimately hold, that the Company is engaged in a trade or business within the United States. If the Company were deemed to be so engaged, it would, among other things, be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. The maximum federal tax rates currently are 35% for a corporation's effectively connected income and 30% for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5%. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits (with certain adjustments) deemed repatriated out of the U.S. If imposed, such taxes would substantially reduce any potential return to the Noteholders on their respective investments. In addition, if the Company were treated as being engaged in a trade or business within the United States, all or a portion of the interest on the Notes would be U.S. source income, which could adversely affect certain Noteholders' foreign tax credit positions, depending on their respective individual circumstances and could subject Noteholders who are not U.S. persons to U.S. federal income tax with respect to the interest on the Notes.


     In addition, as described more fully below, there are a number of other uncertainties relating to the U.S. federal income taxation of the Company and Noteholders, which, depending on the ultimate resolution of such uncertainties, could have adverse consequences to a Noteholder who is a U.S. person. See "Certain Income Tax Considerations."

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS


     The Company is a Cayman Islands company and all its officers and directors, as well as certain of the experts named herein, are residents of various jurisdictions outside the United States. Certain of the assets of the Company and all or a substantial portion of the assets of such officers and directors and of the Company are or may be located in jurisdictions outside the United States. Although the Company has irrevocably agreed that it may be served with process in New York, New York with respect to actions based on violations of the United States federal securities laws relating to offers and sales of the Notes made hereby, it could be difficult for investors to effect service of process within the United States on directors and officers of the Company or to recover against the Company or such directors and officers on judgments of United States courts predicated upon civil liabilities under the United States federal securities laws.


     The Company has been advised by its Cayman Islands counsel, Maples and Calder, that there is doubt as to whether the courts of the Cayman Islands would enforce (i) judgments of United States courts obtained in actions against such persons or the Company predicated upon the civil liability provisions of the United States federal securities laws or (ii) original actions brought in the Cayman Islands against such persons or the Company predicated solely upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the laws of United States jurisdictions, including certain remedies under the United States federal securities laws, would not be allowed in Cayman Islands courts as contrary to public policy.

CLAIMS SETTLEMENTS BY CEDING INSURER


     The Company will be a reinsurance company which, under the Reinsurance Agreement, agrees to indemnify the Ceding Insurer for 95% of the Ultimate Net Loss in excess of the Trigger Amount on the Subject Business. Pursuant to the Reinsurance Agreement, all loss settlements made by the Ceding Insurer, provided they are within the conditions of the Policies and within the terms of the Reinsurance Agreement, shall be unconditionally binding upon the Company. The Company believes that the Ceding Insurer will settle such claims in good faith and it is generally bound to accept the claims settlements agreed to by the Ceding Insurer.

EFFECTIVE SUBORDINATION OF THE NOTES UPON EVENTS OF DEFAULT; LIMITATIONS ON ENFORCEMENT

     Notwithstanding that the Indenture Trustee and the holders of the Notes have the right upon the occurrence of an Event of Default under the Indenture to declare the Principal Amount of the Notes to be immediately due and payable and to exercise certain remedial proceedings, so long as the Reinsurance Agreement is in effect, the payment of the Notes and the exercise of such remedies will effectively be subordinated to the rights of the Ceding Insurer under the Reinsurance Agreement. Neither the Indenture Trustee nor the holder of any Note will have access to the Permitted Investments or other assets held by the Regulation 114 Trustee until termination of the Reinsurance Agreement (including the Extended Claims Made Period, if the Claims Made Period is extended by the Ceding Insurer) and after giving effect to the payment of any claim made thereunder, except to the extent (i) of interest earnings on such Permitted Investments, or (ii) that there are Excess Funds available in the Regulation 114 Trust.

                                   THE COMPANY


     Residential Reinsurance Limited, a Cayman Islands company (the "Company"), was formed on May 3, 1996, and will be licensed as a reinsurance company under the laws of the Cayman Islands. The sole purpose of the Company will be to engage in property catastrophe reinsurance under the Reinsurance Agreement solely with the Ceding Insurer. The Company will not, and does not intend to, be a licensed insurance or reinsurance company in any State of the United States or in any jurisdiction other than the Cayman Islands. So long as the Notes are outstanding the Company will not engage in any insurance or reinsurance activities, or any other business activities, other than those contemplated by the Reinsurance Agreement. See "Reinsurance Activity of the Company -- Regulation.

     A Cayman Islands charitable trust unaffiliated with the Ceding Insurer, of which the trustee is Midland Bank Trust Corporation (Cayman) Limited, will subscribe for all the Company's shares. Following such subscription, the Company will have a share capital of $120,000. The officers and directors of the Company are non-U.S. citizens who are independent of, and not related to, the Ceding Insurer. See "Management."

     The Company's principal executive offices are located at P.O. Box 1109, Midland Bank Trust Building, Mary Street, Grand Cayman, Cayman Islands, British West Indies, and its telephone number is (809) 949-7755.

                               THE CEDING INSURER

     United Services Automobile Association, a reciprocal interinsurance exchange organized under the laws of Texas ("USAA") and USAA Casualty Insurance Company, a Florida corporation ("USAA CIC"), are, collectively, the Ceding Insurer. The Ceding Insurer currently has approximately 2.9 million policyholders worldwide for all lines of business.

     The Ceding Insurer and its various property and casualty subsidiaries provide personal lines of insurance, which includes Automobile, Homeowners, Dwelling, Renters, Condominium Owners, Pleasure Boat and Inland Marine Floater insurance, to its policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, the Ceding Insurer offers insurance and financial service products. The Ceding Insurer is the 5th largest private passenger automobile and the 4th largest Homeowners insurer in the United States. The Ceding Insurer's claims-paying ability rated A++ (Superior) by A.M. Best and Company. The Ceding Insurer and its wholly-owned subsidiaries have their principal offices in San Antonio, Texas and employ approximately 16,000 people.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be paid to the Company and deposited by the Company with the Regulation 114 Trustee and invested in certain commercial paper with a rating at the time of investment or contractual commitment to invest therein, from Standard & Poor's Rating Services of A-1 and from Moody's Investors Service, Inc. of P-1 (the "Permitted Investments") for disposition in accordance with the Regulation 114 Trust Agreement. See "Reinsurance Activity of the Company - The Regulation 114 Trust Agreement and the Regulation 114 Trust."

                          CAPITALIZATION OF THE COMPANY

     The following table illustrates the capitalization of the Company as of the Closing Date, giving effect to the issuance of the Notes on such date.

Dollars in thousands
Notes                                                                  $
Shareholders' equity:
  Ordinary Shares ($.__ par value, ___________ shares authorized,
  _______________ shares issued and outstanding)
Additional paid-in capital
                                                                       ---------
  Total shareholders' equity                                           $
                                                                       ---------
Total capitalization                                                   $
                                                                       =========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

     Proceeds from the sale of the Notes will be paid to the Company and deposited by the Company with the Regulation 114 Trustee and invested in Permitted Investments. See "Use of Proceeds."

EXPENSES


     The principal expense of the Company will consist of interest payments due on the Notes. It is expected that substantially all of the remaining expenses of the Company will consist of amounts payable for audit expenses, legal expenses and fees of the Indenture Trustee, the Regulation 114 Trustee, the Administrative Agent, the Claims Reviewer, the Loss Reserve Specialist and other expenses related to the Notes, including any Net Swap Payments. It is anticipated that, so long as there is not an Ultimate Net Loss in excess of the Trigger Amount under the Reinsurance Agreement or any unexpected expenses or liabilities in connection with the Company's activities, (i) interest earnings on the Permitted Investments (plus any Net Swap Receipts and minus any Net Swap Payments), (ii) scheduled payments of Premium under the Reinsurance Agreement and (iii) the amount available at the maturity of the Permitted Investments upon termination of the Regulation 114 Trust will provide sufficient funds to make timely payment of all such expenses, and to pay principal of and interest on the Notes when due.

CAPITAL RESOURCES AND LIQUIDITY

     The Company's primary sources of funds with respect to the Notes (in addition to the amount available at the maturity of the Permitted Investments upon termination of the Regulation 114 Trust) will be payments of the Premium under the Reinsurance Agreement, interest earnings on the Permitted Investments and any Net Swap Receipts. The Company will not have any additional source of funds for payment of the Principal Amount of and interest on the Notes. It is anticipated that, so long as there is not an Ultimate Net Loss in excess of the Trigger Amount under the Reinsurance Agreement or any unexpected expenses or liabilities in connection with the Company's activities, the Company will have sufficient liquidity and capital resources to pay all amounts due on the Notes and all of its other expenses.

RESULTS OF OPERATIONS

     The Company's results of operations will depend principally on (i) whether or not there is an Ultimate Net Loss in excess of the Trigger Amount under the Reinsurance Agreement, (ii) the payment of the Premium under the Reinsurance Agreement, (iii) the amount of interest earnings on the Permitted Investments,
(iv) the amount of any Net Swap Receipts and (v) the amount of its expenses, including interest payments on the Notes, and its operating expenses.

EARNINGS TO FIXED CHARGES

     Because the Company has had no operating history, no historical or pro forma ratio of earnings to fixed charges has been included in this Prospectus.

                                SUBJECT BUSINESS


     The "Subject Business" is a subset of the Ceding Insurer's overall insurance portfolio and is comprised of Policies covering risks located in the Covered States in the following lines of business: Homeowners, Dwelling, Condominium Owners, Renters, Pleasure Boat and Inland Marine Floater. Each of the Policies that comprise the Subject Business has exposure to loss from various perils. However, the Reinsurance Agreement will only cover Losses in respect of the Subject Business that arise from the peril of a Category 3, 4 or 5 Hurricane during the Loss Occurrence Period, subject to the limitations set forth in the Reinsurance Agreement. See "Reinsurance Activity of the Company - The Reinsurance Agreement." Losses to mobile homes are not included in the Subject Business. The Company will be able to determine the cause and nature of Loss from the information reported by the Ceding Insurer and thus determine whether the Loss falls within the coverage provided under the Reinsurance Agreement.

THE CEDING INSURER

     USAA is one of the ten largest property and casualty insurers in the United States in terms of written premium. USAA writes only personal lines property and casualty insurance on a direct basis, with a minimal amount of reinsurance assumed on a pool basis. While USAA's business includes a variety of personal lines insurance products, the Reinsurance Agreement covers only Homeowners, Dwelling, Condominium Owners, Renters, Pleasure Boat and Inland Marine Floater. USAA CIC is a wholly-owned subsidiary of USAA, and is engaged in substantially the same lines of business as USAA. See "- Insured Values in the Covered States" for the percentages of the total business of the Ceding Insurer represented by the above lines of business.

UNDERWRITING PROCESS - POLICY COVERAGE

HOMEOWNERS POLICY. The Ceding Insurer's Homeowners policies are written either under the HO-84R Program, or the HO-93 Program, each of which is described under "- Underwriting Management," below. Property coverage under the Ceding Insurer's Homeowners policies is divided into the following categories:

Coverage A - Dwelling. Coverage A provides coverage for the dwelling, including structures attached to the dwelling. The basic amount of Homeowners coverage provided by Coverage A (the "Basic Dwelling Coverage Amount") is intended to be equivalent to the replacement cost of the dwelling, determined on the basis of information provided to the Ceding Insurer's underwriters by the policyholder.

Coverage B - Other Structures. Coverage B provides coverage for other structures on the premises that are set apart from the dwelling by clear spaces, including structures connected to the dwelling by only a fence, utility line, or similar connection. The Coverage B limit of liability is 10% of the Basic Dwelling Coverage Amount.

Coverage C - Personal Property. Coverage C provides coverage for personal property owned or used by the insured. The Coverage C limit of liability varies based on the policy type. See "Underwriting Management - HO- 93 Program."

Coverage D - Loss of Use. The Coverage D limit of liability varies by policy type. See "Underwriting Management - HO-93 Program". Coverage D provides coverage for (i) "additional living expenses," meaning the necessary increase in living expenses incurred by the policyholder in order for the policyholder's household to maintain its normal standard of living; and (ii) fair rental value for that part of the residence premises rented to others, in each case less any expenses that do not continue while the premises are not fit for occupancy.

     While the Ceding Insurer's Homeowners policies provide various coverages for personal liability to third parties, such coverages are not reinsured under the Reinsurance Agreement and accordingly do not form part of the Subject Business.

DWELLING POLICY.  The Dwelling Policy includes five coverages:


Coverage A - Dwelling. Coverage A provides coverage for the dwelling, including structures attached to the dwelling. The Basic Dwelling Coverage Amount is intended to be equivalent to the replacement cost of the dwelling, determined on the basis of information provided to the Ceding Insurer's underwriters by the policyholder.

Coverage B - Other Structures. Coverage B provides coverage for other structures on the premises which are set apart from the dwelling by clear space, including structures connected to the dwelling by only a fence, utility line or similar connection. The Coverage B limit of liability is 10% of the Basic Dwelling Coverage Amount.

Coverage C - Personal Property. Coverage C provides coverage for the landlord's furnishings. The amount of coverage is based on the amount requested by the policyholder.

Coverage D - Fair Rental Value. Coverage D provides coverage for that part of the dwelling rented to others, less any expenses that do not continue while such part of the dwelling is not fit for occupancy (known as "fair rental value"). The Coverage D limit of liability is 10% of the Basic Dwelling Coverage Amount.

Coverage E - Additional Living Expenses. Coverage E provides coverage for any additional living expenses. The Coverage E limit of liability is 10% of the Basic Dwelling Coverage Amount.

CONDOMINIUM OWNERS POLICY. Condominium owners policies are written on either a Homeowners Condominium policy or a Dwelling Condominium policy, which are similar to the Homeowners policy or the Dwelling policy. Because the condominium structure is insured under a master condominium policy (not written by the Ceding Insurer), the Basic Dwelling Coverage Amount on either the Homeowners Condominium policy or the Dwelling Condominium policy covers only building items and additions to the structure added by the Ceding Insurer's policyholder. Under the Homeowners Condominium form, Coverage B - Other Structures does not apply. Under both the Homeowners Condominium and the Dwelling Condominium policies, the Coverage C - Personal Property limit is based on the amount of coverage needed by the policyholder and not a percentage of the Basic Dwelling Coverage Amount. Under the Homeowners Condominium policy, coverage for fair rental value or additional living expenses is 40% of the Coverage C - Personal Property amount (20% in Texas) and is limited to expenses incurred within a 12-month period, while the limit under the Dwelling Condominium policy is 10% of the Basic Dwelling Coverage Amount, with no time limit.

RENTERS POLICY. The Renters policy provides coverage for personal property of the insured. No coverage of the dwelling or other structures is provided. The policyholder may choose coverage for either additional living expenses or fair rental value, similar to that provided under the Homeowners policy.

     Personal property coverage for renters is provided under one of four policies, which differ based on the perils covered (either broad or special) and the claims settlement method used (either replacement cost or actual cash value). The term "actual cash value" refers to the present cash value of property determined by taking the replacement cost and deducting for depreciation due to physical wear and tear and obsolescence. The term "replacement cost" refers to the cost, at the time of loss, of a new item identical to the one damaged, destroyed or stolen. If an identical item is no longer manufactured or cannot be obtained, replacement cost will be the cost of a new item similar to the insured article and of like quality and usefulness. In excess of 90% of the personal property coverage for Renters policies included in the Subject Business is written on a replacement cost basis. The broad policy includes coverage only for the perils named in the policy, while the special policy provides coverage for all perils causing direct losses except those specifically excluded. The peril of Hurricane is included in all Renters policies. The principal forms of Renters policies are the following:

     - The RP-2 policy provides broad personal property coverage on a named perils, actual cash value basis. As of March 31, 1996, 6.23% of the Ceding Insurer's Renters policies in the Covered States were written on the RP-2 policy.

     - The RP-3 policy provides broad personal property coverage on a named perils, replacement cost basis. As of March 31, 1996, approximately 92.90% of the Ceding Insurer's Renters policies in the Covered States were written on the RP-3 policy.

     - The RP-4 policy provides special personal property coverage on an all-risk, actual cash value basis. As of March 31, 1996, approximately 0.04% of the Ceding Insurer's Renters policies in the Covered States were written on the RP-4 policy.

     - The RP-5 policy provides special personal property coverage on an all-risk, replacement cost basis. As of March 31, 1996, approximately 0.81% of the Ceding Insurer's Renters policies in the Covered States were written on the RP-5 policy.

     In accordance with Texas law, one of the insurers in the Ceding Insurer's group insures renters on the Texas Homeowners Broad Form Tenants policy (HOB-T). The HOB-T provides broad personal property coverage on an actual cash value basis; however, policies with personal property limits of $12,000 or higher may be written, at the insured's request, on a replacement cost basis. As of March 31, 1996, 96.9% of the HOB-T policies were written on a replacement cost basis.

PLEASURE BOAT POLICY. Coverage for pleasure use boats is provided by either a Boatowners policy or a Yacht policy.

     A Yacht policy is generally offered, depending upon the age of the boat, if the boat has at least two of the following features: sleeping, cooking or sanitary facilities. The age of the boat and its market value (as determined by its owner) determine whether a condition and marine survey is needed to determine the value of the boat (the "agreed value"). If a survey is not required, the agreed value is established by using a boat pricing guide as a comparison to the value requested by the owner. Under the Yacht policy, partial losses are settled on a replacement cost basis, while total losses are settled at the agreed value.

     A Boatowners policy is generally offered on all boats which do not qualify for a Yacht policy, with the value determined using a boat pricing guide. All losses under the Boatowners policy are settled at actual cash value.

INLAND MARINE FLOATER POLICY. Coverage is provided for several classes of articles, including fine arts, jewelry, furs, cameras and related equipment, musical instruments, silverware, stamps and coins. Generally, the item is insured for the bill of sale amount. A bill of sale or an appraisal, less than three years old, is required for any item over $2,500, as well as for all fine arts items. Individual jewelry items valued at $25,000 or more require an appraisal by a certified or graduate gemologist.

     Fine arts are insured for a specified amount, and losses are settled based on that specified amount. In Texas, jewelry losses are handled in the same manner. For the other classes, loss settlement is based on the cost to repair or replace the item, subject to the amount of coverage listed on the policy for the item.

UNDERWRITING MANAGEMENT

     The pricing goal of the Ceding Insurer is to offer its policyholders the lowest possible rates while assuring its financial strength. The Ceding Insurer's pricing strategy is to set rates so that policyholders pay premiums commensurate with the risk they represent.

     The Ceding Insurer's underwriting program ensures, through an interface with the claims system, that property business is monitored constantly based on claims experience. Underwriters review business that has sustained a certain level of losses to determine if underwriting action is needed and, if so, the appropriate actions to take. Claims adjusters, while on site to investigate claims, also look for situations of inadequate coverage and underwriting hazards, and refer these cases to an underwriter for review. To ensure that premiums are commensurate with the exposure insured, the Ceding Insurer emphasizes "insurance to value," so that policies are written with adequate limits which are automatically updated annually for increases in construction costs.

     The Ceding Insurer has undertaken various steps to reduce its exposure to catastrophes, including Hurricanes, both in the Covered States and throughout the United States. A major initiative to limit catastrophe exposure was the development of a new Homeowners policy form (HO-93) to replace the existing Homeowners policy form (HO-84R). The principal features of these policy forms are described below.

     HO-84R PROGRAM. Under the HO-84R policy form, dwellings meeting certain eligibility requirements were eligible for the "Home Replacement Plus" ("HRP") endorsement which provided payment of all dwelling replacement costs, regardless of the policy's full Basic Dwelling Coverage Amount. The HRP endorsement also provided personal property coverage in an amount equal to the policy's Basic Dwelling Coverage Amount. Prior to 1993, approximately 50% of the Ceding Insurer's Homeowners policies included the HRP endorsement.

To be eligible for the HRP endorsement, a dwelling must have:

         - a minimum replacement cost of $50,000;

         - a construction date of 1950 or later; and

         - an Insurance Services Office Protection Class factor of 1 through 9.

     HO-93 PROGRAM. In 1993, in an effort to better control losses on Homeowners policies, the Ceding Insurer developed and began implementing new policy forms for its Homeowners line of business. The HO-93 policy form has not been filed in North Carolina or Texas, because each of those states prescribes Homeowners policy forms which are different from the HO-93 form in certain respects, described below.

     Under the HO-93 program, two types of policy forms (the "Preferred Contract" and the "Standard Contract") are offered. Both policy forms provide (either as part of the policy, or by endorsement for additional premium) up to 50% additional coverage above the Basic Dwelling Coverage Amount. Except in Connecticut and Florida, the additional coverage can be used, at the insured's option, to pay for any or all of the following:

         - unexpected rebuilding expenses;

         - debris removal expenses in excess of the 5% of the Basic Dwelling Coverage Amount, included in the policy as additional insurance; and/or

         - expenses to comply with changes to the community's building code ("building ordinance or law", or "BOL") in excess of the 5% of the Basic Dwelling Coverage Amount, included in the policy as additional insurance.

     In Connecticut, the additional coverage can only be used to pay for unexpected rebuilding expenses. Debris removal expenses are covered as additional insurance up to 5% of the Basic Dwelling Coverage Amount. BOL expenses are covered as additional insurance up to 5% of the Basic Dwelling Coverage Amount, and additional BOL coverage of 25% of the Basic Dwelling Coverage Amount can be purchased by the policyholder.

     The Preferred Contract. The Preferred Contract is offered only for dwellings built since 1950 with a minimum replacement cost of $70,000 and an ISO protection class of 1 through 8, where 1 is the best rating.

         - The Preferred Contract provides an additional 25% of the Basic Dwelling Coverage Amount, with the insured having the option of purchasing an additional 25% of the Basic Dwelling Coverage Amount (for a total of 50%) for an additional premium.

         - Other structures coverage equal to 10% of the Basic Dwelling Coverage Amount is also included.

         - Personal property coverage on a replacement cost basis is also included in an amount equal to 75% of the Basic Dwelling Coverage Amount.

         - The Preferred Contract also provides additional living expenses coverage, unlimited in dollar amount but limited to expenses incurred within a 12-month period.

     The Standard Contract. The Standard Contract limits replacement cost coverage to the Basic Dwelling Coverage Amount, with the policyholder having the option of purchasing an additional 25% or 50% of the Basic Dwelling Coverage Amount for an additional premium.

         - Other structures coverage equal to 10% of the Basic Dwelling Coverage Amount is included.

         - Personal property coverage on an actual cash value basis is included in an amount equal to 50% of the Basic Dwelling Coverage Limit; the policyholder has the option to purchase increased amounts of personal property coverage and/or replacement cost coverage for personal property for an additional premium.

         - Additional living expense coverage, limited to 20% of the Basic Dwelling Coverage Amount and limited to expenses incurred within a 12 month period, is included.

     As of August 1, 1996, the HO-93 program has been approved in the District of Columbia and every state (except North Carolina and Texas, where it was not filed). As of August 1, 1996, it will have been fully implemented throughout the Covered States (other than North Carolina and Texas) except for Connecticut, Georgia and New York. The new program began to be implemented in New York on December 1, 1995; in Georgia on May 1, 1996; and in Connecticut on August 15, 1996. The HRP endorsement remains in effect only on existing policies in Connecticut, Georgia and New York not yet renewed under the HO-93 program. The HRP endorsement will no longer apply to any policy in New York as of December 1, 1996, in Georgia as of May 1, 1997, and in Connecticut as of August 15, 1997.

     In North Carolina, where the state insurance department promulgates the permitted homeowners policy, approximately 62% of the Ceding Insurer's policyholders currently have an endorsement similar to the HRP endorsement. Beginning November 1, 1996, the Ceding Insurer's new and renewal policies in North Carolina will no longer include this endorsement due to a change in the state-promulgated policy. The Ceding Insurer will write additional dwelling coverage of either 25% or 50% of the Basic Dwelling Coverage Amount at additional premium. The North Carolina policy includes 10% of the Basic Dwelling Coverage Amount for BOL expenses and 5% of the Basic Dwelling Coverage Amount for debris removal expenses as additional insurance. The additional 25% and 50% amounts do not include coverage for either BOL or debris removal.

     The Texas Homeowners policy, which is mandated by the state insurance department, includes coverage up to 5% of the Basic Dwelling Coverage Amount for debris removal expenses as part of the policy and not as additional coverage. No coverage is provided for BOL expenses. The Texas Homeowners policy does not include guaranteed replacement cost coverage or the option of purchasing an additional 25% or 50% of the Basic Dwelling Coverage Amount, so dwelling replacement cost has been and continues to be limited to the Basic Dwelling Coverage Amount.

UNDERWRITING PROCESS - DEDUCTIBLES AND POLICY LIMITS

DEDUCTIBLES. The Ceding Insurer offers various deductible options (ranging from $100 to $2,500) to its policyholders in the Covered States. Split deductibles, where different deductibles apply to the wind/hail (including Hurricane) peril and to all other perils, have been introduced for Homeowners and Condominium Owners policies in Florida and for Homeowners policies in Alabama, Louisiana, Maryland, Mississippi and Virginia. Policies in these states are renewed with a $1,000 wind/hail deductible; however, policyholders are allowed to reduce the amount of the wind/hail deductible in return for a higher premium, or to increase the amount of the deductible for a reduction in premium. In Texas, a 1% deductible applies to certain policies. See "- Other Catastrophe Management Steps."

     During the Loss Occurrence Period under the Reinsurance Agreement, the Ceding Insurer has no program to decrease the deductible amounts under the Policies except at the request of the related policyholder or as required by law or administrative regulation or direction. Although the Ceding Insurer has agreed during the term of the Reinsurance Agreement not to propose deductibles lower than those in effect on the date hereof unless required by applicable law, customers whose deductibles on Policies are higher than the minimum offered by the Ceding Insurer, may, at any time, request that the deductible be lowered, and the Ceding Insurer will honor such request, provided that all other underwriting criteria are met.

     As of March 31, 1996, the approximate percentage of the Ceding Insurer's Homeowners policyholders in states with split deductibles and a wind/hail deductible of $1,000 or greater was:

                Alabama                 21.4%
                Florida                 44.1%
                Louisiana               45.3%
                Maryland                 5.6%
                Mississippi             44.5%
                Virginia                 7.2%

POLICY LIMITS - HOMEOWNERS POLICY. To ensure that each dwelling is insured for the proper amount and that premiums are commensurate with the exposure insured, the Ceding Insurer uses a concept known as "insurance to value." Insurance to value is designed to maintain the Basic Dwelling Coverage Amount at 100% of the amount needed to replace the dwelling. At the inception of a policy, the amount of replacement cost is established jointly with the policyholder based on one or more of the following:

         - Inspection reports provided by third parties to the Ceding Insurer. The inspection reports include pictures and outside diagrams on all multiple-story dwellings with a replacement cost in excess of $150,000 and all single-story dwellings with a replacement cost in excess of $250,000.

         - Information provided by the policyholder on the construction and unique features of the dwelling is adjusted by factors obtained by the Ceding Insurer from Boeckh, a division of Mitchell, a division of Thomson Publishing Corporation. Boeckh bases its factors on prices for labor, material, overhead and profit items throughout the United States. These costs are localized, using three digit zip code areas, to develop the factors used by the Ceding Insurer.

     To maintain the proper amount of insurance, the Ceding Insurer requires an inflation endorsement on all Homeowner policies written on either the Preferred Contract, or the Standard Contract with the 25% or 50% endorsement. At renewal, the Basic Dwelling Coverage Amount is adjusted to reflect the latest factors from Boeckh. As of March 31, 1996, approximately 88% of the Ceding Insurer's Homeowners policies in the Covered States include an inflation provision.

     Underwriting information on a particular dwelling is obtained from the applicant as well as, in some cases, outside sources, including a property loss database and property inspection services. The property loss database, if applicable, can be used by an underwriter to obtain information on prior losses reported by other insurance companies and is used as a supplement to the applicant's claims history with the Ceding Insurer.

POLICY LIMITS - DWELLING POLICY. Determination of the replacement cost of the dwelling on the Dwelling policy is determined in the same manner as under the Homeowners policy. As of March 31, 1996, over 80% of the Dwelling policies of the Ceding Insurer in the Covered States include an inflation provision to revise the Basic Dwelling Coverage Amount based on the latest factors from Boeckh.

POLICY LIMITS - CONDOMINIUM OWNERS POLICY. The Basic Dwelling Coverage Amount, under either the Homeowners Condominium policy or the Dwelling Condominium policy, is based on the amount needed to cover "building items," meaning additions made to the condominium unit by the policyholder. The limit of liability for personal property is based on the amount requested by the policyholder.

POLICY LIMITS - RENTERS POLICY (INCLUDING TEXAS HOB-T). The personal property coverage limit is based on the amount requested by the policyholder, with verification by the Ceding Insurer using on-line evaluation software.

POLICY LIMITS - PLEASURE BOAT POLICY. The underwriting criteria for boats qualifying for the Yacht policy are more stringent than for boats written under the Boatowners policy, in large part due to the difference in loss settlement amounts. In all cases, the Ceding Insurer reviews the scope of operation of the boat, as well as the operator's experience with boats of the size and power of the boat proposed to be insured. For Yacht policies, additional information on the navigational systems and engine is gathered through the condition and marine surveys.

POLICY LIMITS - INLAND MARINE FLOATER POLICY. The Ceding Insurer views a variety of factors in determining whether to insure items under the Inland Marine Floater policy, such as police and fire protection, the past claim history of the policyholder, and the intent of the policyholder (i.e., whether the item was purchased to be held or re-sold). Depending on the value of items to be insured, the type of protections taken by the policyholder to protect such items, such as an in-home safe or central alarm system, are also considered. The amount of coverage of each article is based on either a bill of sale or a written appraisal by a qualified third party which is furnished to the Ceding Insurer by the policyholder.

POLICIES IN FORCE

     The Policies comprising the Subject Business in the Covered States that will be subject to the Reinsurance Agreement will consist of "Existing Policies," "Renewals" and "New Policies."

     Existing Policies are policies of Dwelling, Homeowners, Condominium Owners, Renters, Pleasure Boat and Inland Marine Floater insurance covering property within the Covered States, in force as of March 31, 1996, but shall exclude all Dwelling and Homeowner's policies with a mobile home construction code. Existing Policies that are cancelled, even if the coverage is subsequently rewritten as New Policies, will no longer be included as Existing Policies.

     Renewals are continuations of an Existing Policy under the same policy numbers between 12:01 a.m., April 1, 1996 and 11:59 p.m., June 30, 1997, including any and all modifications of such Existing Policies made by the Ceding Insurer during the term thereof at the request of the policyholder (which may include increasing or decreasing policy limits or deductibles), and any and all modifications (which may include increasing or decreasing policy limits or deductibles) made at the time of renewal by the Ceding Insurer pursuant to Existing Policy endorsements and Policy program changes.

     New Policies are policies of Dwelling, Homeowners, Condominium Owners, Renters, Pleasure Boat and Inland Marine Floater insurance under a policy number which was not in force on or before March 31, 1996 covering property within the Covered States. The total amount of potential liability under the Reinsurance Agreement for Losses under New Policies shall be limited to 9% of the amount of Losses under Existing Policies and Renewals.

     Policy modifications which may have an impact on coverage under the Policies are as follows:

         - Over 80% of the Ceding Insurer's Homeowners and Dwelling policies include an inflation provisions, which increases the amount of the Basic Dwelling Coverage Amount based on factors obtained from Boeckh. The Ceding insurer applies these factors to policies at renewal and adjusts the Basic Dwelling Coverage Amount to reflect the revised replacement cost of the dwelling. As a result of the increase in the Basic Dwelling Coverage Amount, the amount of coverage for personal property, other structures and additional living expense is also increased, as these coverages are based on a percentage of the Basic Dwelling Coverage Amount. The foregoing applies only to Existing Policies and Renewals.

         - Policyholders may increase the Basic Dwelling Coverage Amount to reflect the increased replacement cost resulting from additions to the dwelling. Under the Homeowners and Dwelling Policies, certain policy-holders are required to advise the Ceding Insurer of additions to the dwelling with a replacement cost in excess of $5,000. (Included in this group are policyholders with either the Preferred Contract or the Standard Contract with either the additional 25% or the 50% of the Basic Dwelling Coverage Amount.)

         - Policyholders may increase or decrease the amount of the deductible(s) on the policy. Although the Ceding Insurer has agreed during the term of the Reinsurance Agreement not to propose deductibles lower than those in effect on the date hereof unless required by applicable law, customers whose deductibles on Policies are higher than the minimum offered by the Ceding Insurer, may at any time, request that the deductible be lowered, and the Ceding Insurer [may] honor such request.

         - Policyholders with dwellings eligible for the Preferred Contract who are currently covered by the Standard Contract may choose to purchase the Preferred Contract. The Preferred Contract includes certain coverages not available under the Standard Contract.

         - Policyholders may purchase endorsements which provide additional coverage under the Policy. These endorsements include:

         (i) Replacement cost coverage for personal property in lieu of actual cash value coverage. (Replacement cost coverage is included in the Preferred Contract.)

         (ii)   Additional 25% or 50% of Basic Dwelling Coverage Amount.

         (iii) Personal property coverage above the amount included in the policy.

         - Renters policies include a provision to increase the personal property coverage amount at renewal to reflect the increase in replacement cost.

     Numerous other endorsements are available; however, the Company believes that these endorsements would not significantly alter the coverage under the policy for the peril of Hurricane.

INSURED VALUES IN THE COVERED STATES

         The following tables set forth the aggregate insured value of the Subject Business that is subject to the peril of Hurricane in the Covered States, by line of insurance and by state.

                        CEDING INSURER INSURED VALUES(1)
                   IN THE COVERED STATES BY LINE OF INSURANCE
                                   ($BILLION)

             AS OF MARCH 31, 1996                                     AS OF JUNE 30, 1995
             --------------------                                     -------------------
                                      % of Total                                                  % of Total
                         Insured        Insured                                     Insured         Insured
  Line of Insurance       Values         Values       Line of Insurance              Values         Values
  ------------------     -------      ---------       -----------------             -------       ----------
Homeowners                 $231.1          85.9%    Homeowners                         $219.4          86.0%

Condominiums/Renters         14.4           5.3%    Condominiums/Renters                 13.2           5.1%

Dwelling                     18.2           6.8%    Dwelling                             17.5           6.9%

Pleasure Boat/Inland          5.3           2.0%    Pleasure Boat/Inland Marine           5.0           2.0%
Marine(2)
                           ------         -----                                        ------         -----
Total                      $269.0         100.0%    Total                              $255.1         100.0%



(1) Ceding Insurer Insured Values in the Covered States represent the Ceding Insurer's exposure to Hurricane loss in the Covered States for the respective dates. The Insured Value for each policy, except for Pleasure Boat Policy and Inland Marine Floater Policy, is calculated by summing the limit of liability under each coverage as described in "Subject Business - Underwriting Process - Policy Coverage", except that (i) for Coverage A (i.e., dwelling coverage), the additional 25% or 50% exposure in excess of the Basic Dwelling Coverage Amount under the Preferred Contract and certain other policies with similar endorsements are not included; and (ii) for Coverage D (i.e., loss of use coverage), the limit of liability is calculated at 20% of the Basic Dwelling Coverage Amount for all forms of Homeowners Policy, although additional exposure may arise under the Preferred Contract to the extent incurred losses within a 12-month period exceeds such amount. Effects of loss mitigation due to deductibles were not taken into account in calculating the Insured Values.

(2) Insured Values under the Pleasure Boat and Inland Marine Floater lines of insurance shown are calculated to be 2% of the sum of Insured Values under Homeowners, Condominiums/Renters and Dwelling lines of insurance.

                        CEDING INSURER INSURED VALUES(1)
                         IN THE COVERED STATES BY STATE
                                   ($ Billion)

                                  AS OF MARCH 31, 1996              AS OF JUNE 30, 1995
                                  --------------------              -------------------
    Covered States                Value     % of Total              Value     % of Total
    --------------                -----     ----------              -----     ----------
Northeast
Connecticut                       $10.4        3.9%                 $10.1         4.0%
Maine                               1.8        0.7%                   1.8         0.7%
Massachusetts                       7.1        2.6%                   6.7         2.6%
New Hampshire                       2.9        1.1%                   2.7         1.1%
New York                           16.9        6.3%                  15.7         6.2%
Rhode Island                        2.3        0.9%                   2.2         0.9%
Vermont                             1.0        0.4%                   0.9         0.4%
                                   ----       ----                   ----        ----
Subtotal                           42.4       15.9%                  40.2        15.9%
Mid-Atlantic
Delaware                            1.6        0.6%                   1.5         0.6%
District of Columbia                2.2        0.8%                   2.3         0.9%
Maryland                           18.7        6.9%                  18.2         7.1%
New Jersey                         15.2        5.6%                  14.4         5.7%
Pennsylvania                       14.0        5.2%                  13.2         5.1%
Virginia                           43.5       16.2%                  41.8        16.4%
                                   ----       ----                   ----        ----
Subtotal                           95.2       35.3%                  91.5        35.8%
Southeast
Florida                            35.5       13.2%                  33.1        13.0%
Georgia                            19.1        7.1%                  17.5         6.8%
North Carolina                     13.0        4.8%                  12.1         4.7%
South Carolina                      8.7        3.2%                   8.1         3.2%
                                   ----       ----                   ----        ----
Subtotal                           76.3       28.3%                  70.8        27.9%
Gulf
Alabama                             5.6        2.1%                   5.3         2.1%
Louisiana                           4.7        1.7%                   4.4         1.7%
Mississippi                         1.6        0.6%                   1.5         0.6%
Texas                              43.3       16.1%                  41.4        16.2%
                                  -----       ----                   ----        ----
Subtotal                           55.2       20.5%                  52.6        20.6%
Total                             269.0      100.0%                 255.1       100.0%



(1) Ceding Insurer Insured Values in the Covered States represents the Ceding Insurer's exposure to Hurricane loss in the Covered States for the respective dates. The Insured Value for each policy, except for Pleasure Boat Policy and Inland Marine Floater Policy, is calculated by summing the limit of liability under each coverage as described in "Subject Business - Underwriting Process - Policy Coverage", except that (i) for Coverage A (i.e., dwelling coverage), the additional 25% or 50% exposure arising from the Basic Dwelling Coverage Amount under the Preferred Contract and certain other policies with similar endorsements are not included; and (ii) for Coverage D (i.e., loss of use coverage), the limit of liability is calculated at 20% of the Basic Dwelling Coverage Amount for all forms of Homeowners Policy, although additional exposure may arise under the Preferred Contract to the extent incurred losses within a 12-month period exceeds such amount. Effects of loss mitigation due to deductibles were not taken into account in calculating the Insured Values.

(2) Insured Values for each state shown above are calculated to be the sum of Insured Values under Homeowners, Condos/Renters and Dwelling lines of insurance, plus the Insured Values under the Pleasure Boat and Inland Marine Floater lines of insurance, which are calculated to be 2% of the sum of Insured Values under Homeowners, Condos/Renters and Dwelling lines of insurance.

OTHER CATASTROPHE MANAGEMENT STEPS

     The Ceding Insurer has also increased its use of residual market and state funds.

     FLORIDA WINDSTORM UNDERWRITING ASSOCIATION ("FWUA"). The Ceding Insurer excludes wind and hail (including Hurricane) coverage for new Homeowners and Dwelling policies on dwellings in seven coastal Florida counties (Dade, Broward, Monroe, Charlotte, Collier, Lee, and Sarasota) which are eligible for the FWUA. Wind and hail (including Hurricane) coverage is obtained by the policyholder from the FWUA, with the Ceding Insurer insuring the other perils.

     TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION ("TCPIA"). As of January 1, 1991, the Ceding Insurer began excluding wind and hail (including Hurricane) coverage on certain Homeowners and Dwelling policies (generally policies on dwellings located close to the coastline) in the Texas coastal counties. This coverage is obtained from the Texas Catastrophe Property Insurance Association, with the Ceding Insurer insuring the other perils. For risks in these counties where wind and hail coverage is not excluded, a 1% wind and hail deductible applies.

CLAIMS MANAGEMENT

     The Ceding Insurer's claims are settled using, to the extent possible, in-house claims adjusters. In addition to the Ceding insurer's four regional offices, twelve claims branch offices are located throughout the country, with additional claims personnel working from their homes as required. The Ceding Insurer utilizes an automated processing system to record claims activities. This computer network, which links the home office and the field offices, supports nearly 4 million claims transactions daily, including loss details, payments, reserve adjustments, appraisal appointments and file status changes. Claims adjusters use laptop computers and cellular phones to improve efficiency, settle claims quickly and reduce loss adjustment expenses.

     In 1991, the Ceding Insurer created a National Catastrophe Operations ("CAT") unit. The CAT unit facilitates and manages the Ceding Insurer's claims response to man-made and natural disasters. The CAT unit is responsible for establishing catastrophe policy, tracking severe weather and tropical storms, planning the response, allocating resources (including the rapid deployment of field adjusters, supplies and equipment when needed), reporting to senior management, and coordinating with the Federal Emergency Management Agency and various state insurance departments.

     Tropical storms are the only event for which a detailed response can be planned in advance. Potential Hurricanes are monitored through the Internet, on-line weather products and satellite technology in order to provide advance information.

     In the event of a catastrophe such as a Hurricane, resources are pulled from all areas to establish catastrophe site offices which become operational, typically, within 72 hours. Cross training, resource sharing and in-place agreements with five independent adjusting firms allow the Ceding Insurer to increase its field adjuster staff in a short period of time and equip such staff with the technology to determine coverage, estimate damage and authorize emergency repairs to prevent further damage to the insured dwelling and its contents.

     Loss reports are taken by telephone and input into the claims system, which assigns the file to an adjuster. Policy information is available to the adjuster on-line. The claims system is used to document the coverage open, reserves set, payments made, coverage closure, and claims activity. Data from the claims system is transferred into the Ceding Insurer's financial system, which aggregates the payments made and the amount of reserves set.

     A claims replacement service is available to coordinate replacement of the policyholders' personal property, serving to reduce claims payments. Further, the Ceding Insurer has entered into contracts with independent property restoration companies, which provide for contractors to work with claims adjusters in restoring policyholders' property losses.

     To control legal expenses, the Ceding Insurer has established 12 staff counsel offices throughout the country. The use of salaried attorneys and support staff has proved a cost effective alternative to outside counsel in locations where insured concentration is high. By focusing exclusively on the Ceding Insurer's business, attorneys assigned to these offices develop expertise in handling the type of litigation typically directed at the Ceding Insurer and its policyholders.

CEDING INSURER UTILIZATION OF AIR MODEL

         An important tool utilized in the Ceding Insurer's management of its exposure to losses from catastrophic events (including Hurricanes) is the computer-generated simulation of loss probabilities performed for the Ceding Insurer by Applied Insurance Research, Inc. ("AIR"). AIR modeling data is used by the Ceding Insurer in numerous aspects of its business, including policy ratemaking and the determination of capital adequacy. AIR, formed in 1987, is an independent consulting firm which develops catastrophe risk assessment and management methodologies and techniques for the insurance industry. AIR has provided catastrophe loss analysis services for over 65 primary insurance companies and over 80 reinsurance companies. Most of these companies utilize AIR's catastrophe risk assessment and management methodologies on an ongoing basis.

         The computer-generated simulations which are performed for the Ceding Insurer by AIR are intended to estimate, among other things, the likelihood of occurrence, expressed in probabilities, of total annual losses of specific orders of magnitude (on both a per occurrence and an aggregate basis) given the Ceding Insurer's exposure under insurance policies in force. Based upon these simulations and other data and analyses performed by the Ceding Insurer, the Ceding Insurer makes decisions regarding the management of its catastrophe exposure, including establishment of policy limits, determinations with respect to policy deductibles, and purchasing reinsurance. Additionally, the loss probability estimates generated by AIR, in addition to other information, are used by the Ceding Insurer in determining rate adequacy. Moreover, the Ceding Insurer uses the AIR model to estimate the adequacy of its capital in light of the probability of the occurrence of a Hurricane causing significant losses under the Ceding Insurer's in-force policies. The Ceding Insurer is of the opinion that such computer-generated simulations of loss probability are the most important tool available in estimating its probable exposure to Hurricane catastrophe loss.

         The Ceding Insurer has selected AIR as its primary provider of risk assessment modeling data based upon, among other things, the Ceding Insurer's confidence in the methodology used by AIR, and the utility and sophistication of the models produced by AIR and their cost. From time to time, the Ceding Insurer reviews the alternative risk assessment models available in the marketplace. The Ceding Insurer believes that the technique for producing risk assessment models contains subjective elements, that different providers of these models are likely to use somewhat different techniques in the creation of loss probability simulations, and that such different techniques may result in different results being produced by two different models working with the same raw data. There can be no assurance that the Ceding Insurer will not elect in the future to use a competitor's model in preference to that produced by AIR. If the Ceding Insurer so elects, the data produced by a different model may vary, possibly materially, from that produced by the AIR model.

         The loss probabilities generated by the AIR model are not predictive of future Hurricanes, nor of the magnitude of losses that may occur in the event of the occurrence of a Hurricane. Furthermore, the computer-generated simulations are based on an analysis of exposure data as to insurance policies in force at any given time as determined by the Ceding Insurer and the actual policies in force may vary, possibly materially, from the exposure data used in the simulation. The loss probabilities generated by the AIR model are estimates used by the Ceding Insurer in the conduct of its business as described above. Potential investors in the Notes should not view the loss probabilities generated by the AIR model as in any way predicting the likelihood of the occurrence during the Loss Occurrence Period of a Hurricane of sufficient force in the Covered States to result in Ultimate Net Losses in excess of the Trigger Amount under the Reinsurance Agreement, and a corresponding Principal Reduction of the Notes.

HISTORICAL EXPERIENCE REGARDING LOSSES FROM
HURRICANES IN THE COVERED STATES


     The Hurricane loss information set forth below is either historical information or estimated information based, in part, on historical information and is presented solely for illustrative purposes. It is not a prediction of the range of possible losses that may occur in the future. A Hurricane of a larger force than those shown below, or a Hurricane of similar or lesser force that has a different path (e.g., one that travels over a more populated area, an area with higher value dwellings or, in the case of information relating to the Ceding Insurer, an area that has a higher concentration of holders of Policies in the Subject Business), could produce a larger amount of losses than those shown below. No assurance can be given that a Hurricane will not occur during the Loss Occurrence Period of sufficient force in the Covered States to result in Ultimate Net Losses in excess of the Trigger Amount under the Reinsurance Agreement, and a corresponding Principal Reduction of the Notes.

                         RESIDENTIAL REINSURANCE LIMITED
                 ESTIMATED LOSSES FROM HISTORICAL HURRICANES(1)
                                  ($ MILLIONS)

                                                                                           AIR
                                                                           AIR          Estimated           AIR
                                                                        Estimated         Ceding         Estimated     Estimated
Historical                             Landfall         S.S.            Industry         Insurer          Annual        Company
Hurricanes                   Date     Location(2)   Category(3)         Losses(4)       Losses(5)     Probability(6)   Losses(7)
- ----------                   ----     --------      --------            ------          --------      --------------   ---------
Storm of
September, 1926           9/18/26      Florida,         4, 3           $24,318            546             2.8%           0
                                        Alabama

Hurricane Hazel          10/15/54        North           4               7,671            474             3.6%           0
                                       Carolina

Hurricane Andrew          8/15/92      Florida,         4, 3            16,361            465             3.6%           0
                                       Louisiana

Storm of 1947             9/17/47      Florida,         4, 2            22,792            450             3.7%           0
                                       Louisiana

Storm of 1928             9/17/28       Florida          4              18,164            434             3.9%           0

Storm of 1900              9/9/00        Texas           4              15,138            300             6.7%           0

New England, 1938         9/21/38       New York        3/4             12,194            259             8.3%           0

Hurricane Hugo            9/15/89        South           4               4,902            251             9.1%           0
                                       Carolina

Storm of
September, 1945           9/15/45       Florida          3              12,694            225            10.0%           0

Storm of 1944             9/10/44       Florida          3               9,329            217            10.0%           0


- -------------

(1) Hurricanes shown in this table represent the ten historical Hurricanes during the period from 1900 to 1995, that, based on AIR estimates, would have resulted in the greatest amount of losses under the Ceding Insurer's policies in force in the Covered States had such Hurricanes occurred on March 31, 1996.

(2) Each of the Storm of September 1926, Hurricane Andrew and the Storm of 1947 made two landfalls.

(3) Saffir-Simpson (S.S.) category is based on central barometric pressure. See "Hurricanes and Insurance - Measuring Hurricane Intensity."

(4) AIR estimated industry losses are based on AIR estimates of total industry claims that would result had the specified Hurricane occurred on December 31, 1995. The estimation process is based upon AIR's estimated industry property values and computer simulations. The estimates do not include any factor for demand surge. Although AIR believes such information reasonably reflects aggregate claims that would result from the respective storm characteristics, it is nonetheless provided for illustrative purposes only and no representation is made as to its accuracy.

(5) AIR Estimated Ceding Insurer Losses are based on policies in force as of March 31, 1996 and are the estimates of claims that would have resulted from the specified Hurricane if it had occurred on March 31, 1996, given the Ceding Insurer's exposure under policies in force at that time. These estimates include the effects of demand surge, but exclude exposures under Pleasure Boat and Inland Marine Floater Policies. These exposures may be significantly different from exposures under policies in force at the time of the actual event. Although AIR believes such information reasonably reflects aggregate claims that would result from the respective storms' characteristics, this information is provided for illustrative purposes only and no representation is made as to its accuracy.

(6) AIR Estimated Annual Probability is an estimate of the likelihood that the level of losses associated with a given storm will be exceeded in any given year. For example, the loss amount of $248 million is likely to be exceeded 10% of the time, or 1 year out of 10 on average. The Estimated Annual Probability is based upon computer simulations performed by AIR, and is for illustrative purposes only. No representation is made as to its accuracy.

(7) Estimated Company Losses is an estimate of the amount of Ultimate Net Loss in excess of the Trigger Amount under the Reinsurance Agreement arising out of each storm, based on Ceding Insurer Policies in force on March 31, 1996. For a description of Hurricanes in respect of which the Company would incur an Ultimate Net Loss under the Reinsurance Agreement, see the table headed "Estimated Annual Occurrence Losses to Insured Values in Covered States" under the caption "AIR Loss Assessment Analysis." The estimation process is based upon computer simulations performed by AIR, and is for illustrative purposes only. No representation is made as to its accuracy.

                              HURRICANE FREQUENCIES
                    IN THE COVERED STATES FOR 1900 - 1995(1)

      Hurricanes Per Year           Frequency of Occurrence for 1900 - 1995(2)
      -------------------           ---------------------------------------
              0                                     32
              1                                     31
              2                                     20
              3                                      5
              4                                      6
              5                                      1

(1) "Hurricanes" in this table refer to tropical cyclones characterized by a central barometric pressure less than 29.00 inches of mercury.

(2) Hurricane Frequencies In the Covered States For 1900 - 1995 include only those Hurricanes which made landfall in the Covered States in the time period from 1900 to 1995. Multiple landfalls for the same Hurricane are counted as the same Loss Occurrence for purposes of the Reinsurance Agreement. However, for the purpose of this table, a single Hurricane with multiple landfalls appears multiple times. Each Hurricane landfall is a separate event, i.e. a Hurricane that made two landfalls is counted as two events in this table.

                          HURRICANE FREQUENCIES IN THE
               COVERED STATES FOR 1900 - 1995 BY S.S. CATEGORY(1)

                                     S.S. Category(2)
                                   ---------------------
        Covered States              3        4        5      Total Hurricanes
       ----------------            ---      ---      ---     ----------------
Northeast
- ---------
Connecticut                         0        0        0              0
Maine                               0        0        0              0
Massachusetts                       1        0        0              1
New Hampshire                       0        0        0              0
Rhode Island                        1        0        0              1
Vermont                             0        0        0              0
New York                            4        1        0              5
Mid-Atlantic
- ------------
Delaware                            0        0        0              0
District of Columbia                0        0        0              0
Maryland                            0        0        0              0
New Jersey                          0        0        0              0
Pennsylvania                        0        0        0              0
Virginia                            0        0        0              0
Southeast
- ---------
Florida                            15        7        1             23
Georgia                             0        0        0              0
North Carolina                      6        2        0              8
South Carolina                      1        1        0              2
Gulf
- ----
Alabama                             1        0        0              1
Louisiana                           4        3        0              7
Mississippi                         3        0        1              4
Texas                              11        6        0             17
                                   --       --       --             --
Total                              47       20        2             69


(1) Multiple landfalls for the same Hurricane are counted as the same Loss Occurrence for the purposes of the Reinsurance Agreement. However, for the purpose of this table, a single Hurricane with multiple landfalls appears multiple times. Each Hurricane landfall is a separate event, i.e. a Hurricane that made two landfalls is counted as two events in this table. Hurricane Andrew, for example, made landfall in both Florida and Louisiana, and accordingly is included in the Total Hurricanes occurring in each state.

(2) Saffir-Simpson (S.S.) category based on central barometric pressure as reported in NOAA Technical Report NWS-23 and other information provided by the National Hurricane Center. The S.S. category can be different if based on wind speed rather than central barometric pressure. Note also that when a Hurricane's central barometric pressure was on the boundary between two categories, the Hurricane was assigned to the higher category. This may lead to differences between the tables in this document and other published meteorological information. Since the S.S. category is not used in the loss estimation process, the differences in categorization methods do not affect the loss estimates for the Ceding Insurer.

                          HURRICANE FREQUENCIES IN THE
                   COVERED STATES FOR 1900-1995 BY DECADES(1)

                                     S.S. Category
                                -------------------------
          Period                  3        4        5           Total
         --------                ---      ---      ---         ------
1900-1909                          1        1        0               2
1910-1919                          5        2        0               7
1920-1929                          6        2        0               8
1930-1939                          4        2        1               7
1940-1949                          7        3        0              10
1950-1959                          9        1        0              10
1960-1969                          5        4        1              10
1970-1979                          4        2        0               6
1980-1989                          3        2        0               5
1990-1995                          3        1        0               4
                                  --       --       --              --
Total                             47       20        2              69


(1) Hurricane Frequencies In the Covered States For 1900 - 1995 include only those Hurricanes which made landfall in the Covered States in the time period from 1900 to 1995. During that same time period, an additional /2/ Hurricanes made landfall outside the Covered States, both in the State of Hawaii. Multiple landfalls for the same Hurricane are counted as the same Loss Occurrence for purposes of the Reinsurance Agreement. However, for the purpose of this table, a single Hurricane with multiple landfalls appears multiple times. Each Hurricane landfall is a separate event, i.e. a Hurricane that made two landfalls is counted as two events in this table.

(2) Saffir-Simpson (S.S.) category based on central barometric pressure as reported in NOAA Technical Report NWS-23 and other information provided by the National Hurricane Center. The S.S. category can be different if based on wind speed rather than central barometric pressure. Note also that when a Hurricane's central barometric pressure was on the boundary between two categories, the Hurricane was assigned to the higher category. This may lead to differences between the tables in this document and other published meteorological information. Since the S.S. category is not used in the loss estimation process, the differences in categorization methods do not affect the loss estimates for the Ceding Insurer.

                            HURRICANES AND INSURANCE

GENERAL

         Hurricanes are a phenomenon of specific regions because certain climatic conditions are necessary in order for a Hurricane to form and maintain itself. Two primary (although non-exclusive) conditions are essential: specific minimum water temperature and the relative absence of vertical shear winds. Water temperatures must exceed 80 degrees fahrenheit and be distributed over a large reservoir of water having a minimum depth of approximately 200 feet. There must be a relative absence of vertical shear winds, which are winds that change appreciably in either magnitude or direction over this large region of warm water. The above conditions are typically found in the North Atlantic between the 10 and 40 degree latitudes in the late summer and early fall.

         In addition to the warm water temperature and absence of vertical shear winds, several other factors have been identified which may help to shape the particular characteristics of Hurricane activity, including west African rainfall and El Nino.

         Certain recent research has suggested a link between rainfall in portions of western Africa, including the Sahel, and the frequency of intense (Category 3,4 and 5) Hurricanes which approach or cross the U.S. east coast. While the physical mechanism for this linkage is still under investigation, the large majority of "Hurricane free" years since 1960 have been associated with drier than normal conditions in these African regions. By contrast, the 1940's and 1950's, a period of intense storm activity along the U.S. east coast were periods of much higher than normal precipitation in these African regions. There have been signs that rainfall in western Africa is gradually reverting to a wetter regime. If so, and to the extent this theory is correct, it is possible that intense Hurricanes may once again become more frequent along the U.S. east coast.

         In the general circulation of the atmosphere, the warm and moist air of the tropics pushes up to meet the cooler air masses of the temperate zones. Due to the rotation of the earth, the cooler air will tend to flow with an east-to-west bias in the northern hemisphere, whereas the warmer air tends to flow with a west-to-east bias. When the air masses collide, the warm moist air can be pushed vertically upward and will then lose heat through evaporation. While losing heat, this air becomes lighter and so continues to rise, losing even more heat through evaporation. These rising warm air currents create a depression in the form of a drop in air pressure. The warm air of the surrounding region as well as the cooler air will then flow into this depression, and because of the inward spiraling motion of the colliding air fronts, an eddy current develops. Within the central core, or eye, of a Hurricane, there is relative calm. However, a band of strong winds and heavy precipitation (the "radius of maximum winds") develops outside the eye at the eyewall. The wind flow in the earth's boundary layer (the layer near the surface) is turbulent, with constant fluctuations about the mean wind speed. Shorter period fluctuations, typically of 10 seconds or less duration, are called gusts. The wind flow within tropical storms is typified by gusty winds. Due to the turbulence generated by flow over and around obstacles, the winds over land and especially in urban areas may be gustier than over the open ocean. There is evidence that gust factors in Hurricanes are somewhat higher than in other intense wind storms.

         MEASURING HURRICANE INTENSITY

         The severity of a Hurricane is often measured by the Saffir-Simpson index. This index ranges from zero to five, with five being the most severe. The following paragraphs are summaries of the characteristics of category 3, 4 and 5 storms using the Saffir-Simpson index.

         A category 3 Hurricane has winds of 111 to 130 mph or central barometric pressure between 27.91 and 28.47 inches. A Hurricane of this magnitude causes damage to shrubs and trees, blowing foliage off the trees and uprooting some large trees. Practically all poorly constructed signs are blown down. There is some roofing material damage, some window and door damage, and some structural damage to small residences and utility buildings. There may be serious flooding at the coast with many smaller structures near the coast destroyed. Larger structures are damaged by battering of floating debris. Evacuation of low-lying residences within several blocks of the shoreline may be required.

         A category 4 Hurricane has winds of 131-155 mph or central barometric pressure between 27.17 and 27.88 inches. In a category 4 Hurricane, shrubs and trees are blown down, as are essentially all signs. There is extensive roofing material damage, extensive window and door damage, and complete failure of roof structures on many small residences. Major damage occurs to lower floors of structures near the shore due to flooding and battering action, and there is major erosion of beach areas. Massive evacuation of all residences within 500 yards of the shoreline, and of single-story residences on low ground within 2 miles of the shoreline, may be required. Hurricane Hugo provided evidence of how far inland Hurricane-force winds can reach. Cities as far from the coast as Charlotte, North Carolina (approximately 200 miles) sustained major damage from Hugo's winds.

         A category 5 Hurricane would have winds greater than 155 mph or central barometric pressure less than 27.17 inches. At this level, shrubs and trees are down, roofing damage is considerable, and all signs are down. Very severe and extensive window and door damage will occur. Complete failure of roof structures on many residences and industrial buildings will occur. There will be extensive glass failures, some complete building failures, and small buildings overturned and blown over or away. Storm surge would cause major damage to lower floors of all structures located less than 15 feet above sea level and within 500 yards of the shoreline, and extensive flooding inland. Massive evacuation of residential areas situated on low ground within 5 to 10 miles of the shoreline may be required.

         HURRICANE LOSS ESTIMATION

         The AIR Hurricane Model

         Since 1900, over 100 Hurricanes have affected the Gulf and East Coast of the U.S. and caused significant property losses. Standard actuarial techniques utilized by insurers typically rely on past losses to project future losses. However, the loss information from these historical Hurricanes cannot be used to estimate current or future Hurricane loss potential. The reasons for this include: (i) intense Hurricanes are relatively rare in any specific geographic location; (ii) the number of exposed properties, the geographical distribution of these properties and the property values may change dramatically; (iii) building materials and designs change, and new structures become more or less vulnerable to Hurricanes than old structures; and (iv) changes in building repair costs also affect the dollar damages that will result from Hurricanes.

         Because historical Hurricane loss information cannot be used to estimate future Hurricane loss potential, AIR has developed an alternative estimation methodology based on certain simulation techniques. This approach involves the construction of computer programs that incorporate in detail the meteorological characteristics of Hurricanes and simulate the property losses caused by such storms on exposed properties. All meteorological data incorporated by AIR in its computer programs are obtained from various agencies of the National Oceanic and Atmospheric Administration ("NOAA"), including the National Hurricane Center.

         The process of estimating property losses in this manner is referred to as "Hurricane modeling." The AIR model itself is a system of computer programs that provides a mathematical representation of the Hurricane phenomenon in order to study and understand the underlying processes and the potential damages that can occur. The modeling is performed on a "probabilistic" basis, meaning that the results of the model are expressed in terms of probabilities. A set of results is expressed in terms of a probability distribution, also called a "loss distribution", which, given specific insurance exposures under policies in force, provides a spectrum of possible losses and the relative likelihood of occurrence of various levels of loss. THE LOSS DISTRIBUTION IS NOT A PREDICTION OF FUTURE LOSSES. The loss distribution is solely intended to be illustrative of the range of possible losses and the likelihood of occurrence of such possible losses.

         No model is, or could be, an exact representation of reality. The AIR Hurricane model relies on various assumptions, some of which are subjective assumptions which might not be used in models provided by other modelers, and some of which that are subject to uncertainty, and there can be no assurance that AIR's statistical modeling will prove to be accurate. Accordingly, the loss estimates produced by the AIR Hurricane model are themselves subject to uncertainty. AIR reviews these model assumptions in view of new meteorological and other data and information to refine the loss estimates as such information becomes available. Such refinements may materially alter, and have in the past materially altered, the loss estimates generated by the model.

         The loss probabilities generated by the AIR model are not predictive of future Hurricanes, nor of the magnitude of losses that may occur in the event of the occurrence of a Hurricane. Furthermore, the computer-generated simulations are based on an analysis of exposure data as to insurance policies in force at any given time as determined by the Ceding Insurer and the actual policies in force may vary, possibly materially, from the exposure data used in the simulation. The loss probabilities generated by the AIR model are estimates used by the Ceding Insurer in the conduct of its business as described above. Potential investors in the Notes should not view the loss probabilities generated by the AIR model as in any way predicting the likelihood of the occurrence during the Loss Occurrence Period of a Hurricane of sufficient force in the Covered States to result in Ultimate Net Loss in excess of the Trigger Amount under the Reinsurance Agreement, and a corresponding Principal Reduction of the Notes.

         Overview of AIR's Hurricane Modeling Methodology

         The loss estimation methodology employed by AIR is based on scientific knowledge in meteorology and wind engineering. In order to estimate the probability distribution of Hurricane losses (by region, state or county) the AIR Hurricane model simulates thousands of hypothetical Hurricanes, and estimates the property damages that would result from each such Hurricane.

         AIR employs Monte Carlo simulation, a well known statistical technique, to generate simulated storms. Monte Carlo simulation involves repeating a simulation process, using in each simulation a generated set of values of the random variables generated in accordance with the corresponding variable probability distributions. In the AIR model, the random variables are the primary meteorological parameters described below, and the corresponding probability distributions are estimated based on historical meteorological data for each parameter. By repeating the simulation process, a sample of over 12,000 storms is generated, each corresponding to a different set of random values assigned to the meteorological parameters. A sample from a Monte Carlo simulation is similar to a sample of experimental observations. Therefore, the results of such simulations may be treated statistically and used to assess probabilities.

         To estimate the long term loss potential due to Hurricanes for the Ceding Insurer in the Covered States, ten thousand "years" of Hurricane experience were simulated, with each "year" representing a possible scenario for the coming year. The first step of the AIR Hurricane model is to generate the number of Hurricanes estimated to make landfall in the simulated year. In order to estimate potential property damage from the simulated Hurricanes, the AIR Hurricane model next simulates the time profile of wind speeds at each location affected by each simulated storm. The model estimates the windfield for each storm using certain meteorological parameters including: landfall location, barometric pressure at the center of the storm, radius of maximum winds, forward speed and track direction, each as more fully described below. Local site conditions are also accounted for in estimating wind speeds at standard heights.

         Storm Characteristics and Associated Probabilities

         HURRICANE FREQUENCY. The number of Hurricanes for each year of a simulation is generated from an annual frequency distribution. The parameters of this distribution are estimated using the actual hurricane occurrences for ninety-four years spanning the period 1900-1993. The sample includes landfalling hurricanes with central barometric pressures less than 29.00 inches.

         LANDFALL LOCATION. Exposed values and loss estimates can vary greatly depending on where a Hurricane makes landfall. There are 3,100 possible landfall points in the AIR Hurricane simulation model, one at each nautical mile of "smoothed" coastline from Texas to Maine. The cumulative probability distribution of landfall locations is developed for each 50-nautical mile long segment of the coastline. The actual number of historical Hurricane occurrences is then tabulated for the 50-nautical mile segments. The actual number of occurrences for each segment is then smoothed using a statistical technique that is common in climatological studies. At each segment of the coastline, there is a resulting probability of a Hurricane making landfall which is used in the AIR Hurricane model.

         The chart below shows the number of Hurricanes that have actually made landfall along the Florida coast at each of eighteen fifty-nautical mile segments beginning at the border with Alabama, along with the smoothed frequency distribution used in the AIR model. The smoothed frequency distribution ensures that every coastal segment has a probability of a Hurricane occurrence that is greater than zero. Therefore, the fact that no Hurricane has made landfall at a particular segment in the past does not mean that no Hurricane for such a segment is simulated in the AIR Hurricane model. Accordingly, the AIR model allows for the possibility of a Hurricane making landfall anywhere along the Gulf and East Coast, including areas where the losses resulting from such a Hurricane would be likely to result in Losses under the Reinsurance Agreement in excess of the Trigger Amount.

              ACTUAL CUMULATIVE FREQUENCY VERSUS SMOOTHED FREQUENCY
                                COAST OF FLORIDA

                                 [Graph to come]

         Once a landfall location is generated for a hypothetical simulated storm, values are generated for each of the remaining meteorological variables. For purposes of estimating the probability distributions of these other variables, the coastline from Texas to Maine is divided into 31 one hundred nautical mile segments. Numbers are generated from the probability distributions of these random variables to assign values to the variables for each simulated Hurricane. Actual historical storm data for each of these segments is applied to the statistical distributions that are used to generate values for the simulated storms. The variables generated for each simulated Hurricane are as follows:

         CENTRAL BAROMETRIC PRESSURE. Central barometric pressure is the lowest sea-level barometric pressure at the center of the Hurricane. This variable is the primary determinant of Hurricane wind speed. Wind speeds typically increase as the central barometric pressure decreases (or more precisely, as the difference between the central and peripheral pressure increases).

         RADIUS OF MAXIMUM WINDS. The strongest winds in a Hurricane are typically found some distance away from the center of the storm. This distance is known as the "radius of maximum winds," and it can range from 5 to over 50 nautical miles. A storm making landfall along the coast at higher latitudes will be characterized by a larger radius of maximum winds. A more intense storm typically has a smaller radius of maximum winds.

         FORWARD SPEED. Forward speed is the rate at which a Hurricane moves from point to point. Faster moving storms will typically go farther inland and cause more damage inland than slower moving storms, and accordingly forward speed is an important variable in the AIR Hurricane model.

         TRACK DIRECTION. Track direction, which is the storm path following landfall, is important to determine which properties and structures are in the path of the hurricane.

         Data Sources and Data Analysis

         The meteorological sources used to develop the AIR Hurricane simulation model are the databases, information, and publications available from various agencies of the NOAA, including the National Weather Service ("NWS") and the National Hurricane Center. Original data on historical Hurricanes are gathered from various sources such as barograph traces from land stations and ships, actual wind records from NWS stations, aircraft reconnaissance flight data, radar data, and miscellaneous pressure and wind reports. This raw data is analyzed and synthesized by the NWS to develop databases of the primary meteorological characteristics of each historical storm. It is the final synthesized data that is used for the development of the AIR Hurricane model. Note that the original data can be conflicting and is not necessarily consistent. NOAA scientists use judgment to develop their best estimates of the characteristics of each storm. AIR makes no independent verification checks on the meteorological data.

         AIR then uses maximum likelihood estimation to fit various probability distributions to the meteorological data on historical Hurricanes. Standard goodness-of-fit tests are used to quantify the quality of the fitted distributions. The distributions employed by the AIR Hurricane model are standard statistical distributions that are representative of the underlying distributions of the meteorological data, however, it is possible that none of the fitted distributions exactly represent the true underlying distributions of the meteorological data.

         Hurricane Wind Speed Estimation

         Once the storm characteristics and landfall point are generated, the simulated storm is propagated along its track. As the storm moves inland, the wind speeds begin to dissipate due to "filling" and surface terrain effects. In order to estimate the property losses resulting from the simulated storms, the AIR Hurricane model first generates the time profile of wind speeds at each location affected by the storm. The distance from coast and surface terrain are factored into the calculation of wind speed at each location. Damages are eventually estimated using what is known as "fastest mile wind speeds."

         MAXIMUM WIND SPEED. The maximum over-water wind speed for each simulated storm is calculated and then converted to various other wind speed measures.

         ASYMMETRY FACTOR. An asymmetry factor, which results from the combined rotations of the earth and the storm, is added to the winds on the right of the Hurricane track and subtracted from winds on the left of the track. The asymmetry factor is calculated as a function of the Hurricane forward speed.

         FILLING EQUATIONS. After a Hurricane makes landfall, the storm begins to "fill," meaning that the wind speeds begins to dissipate. The Hurricane model filling equations are a function of geographic region and time since landfall. These equations enable the estimation of wind speeds at any geographical point at any point in time. The wind speed at the eye of the storm at any point in time is dependent upon the hours since landfall.

         ADJUSTMENT OF WIND SPEEDS FOR SURFACE FRICTION. Each location is assigned an adjustment factor to account for local terrain effects. Local terrain effects can introduce surface friction that will tend to dissipate wind speeds.

         Calculation of Damages

         Once the peak wind speeds and duration are estimated for each location, damages are estimated for residential exposures falling into various distinct construction classifications. Damages are also estimated separately by each line of business included in the Subject Business, and by all forms of coverage described under "Subject Business -- Underwriting Process." Deductibles and other information about the Ceding Insurer's Policies are also factored into the damage calculation.

         To estimate damages, mathematical relationships are utilized that incorporate the engineering relationships between wind speed, duration, and property damage. As wind speeds increase, the damage rate accelerates. Minor damage begins to occur when wind speeds exceed 50 mph. At winds speeds of 75 mph, damage is still minor to most types of properties except mobile homes. As wind speeds approach 100 mph, damage becomes extensive, and as wind speeds exceed 150 mph, damage to most types of residential properties is severe.

         The effects of duration are also relevant to the estimates of damages in that the longer a property experiences severe wind speeds, the greater the damage that is likely to result.

         The Hurricane damageability relationships contained in the AIR Hurricane model are unique to that Model and have been derived and refined over a period of ten years. They incorporate engineering studies published by wind engineers and other experts both within and outside of AIR. These damageability relationships also incorporate the results of post-Hurricane field surveys performed by AIR and other structural engineers as well as detailed analyses of actual loss data provided by AIR client companies. Because wind damage to buildings and other property is an area of uncertainty, these relationships are continually refined and validated. AIR also attempts to account for the effectiveness of the local building codes in the damage estimation process.

                          AIR LOSS ESTIMATION ANALYSIS

         The Company has engaged AIR to perform certain risk assessment analyses using data provided by the Ceding Insurer. The Company has not engaged any other risk management consultant to perform such services, nor does it intend to. The Ceding Insurer has provided AIR with a record of its Subject Business within the Covered States as of March 31, 1996. This exposure data was entered into the AIR Hurricane simulation model. To estimate the Hurricane loss potential for the Company, 10,000 annual scenarios of potential Hurricanes were simulated incorporating over 12,000 hypothetical Hurricanes in the Covered States. The characteristics of the Hurricanes which were generated were superimposed on the geographical distribution of exposures under the Subject Business to estimate the resulting losses. The losses presented below represent estimates for annual occurrence losses to structures, contents and for loss of use for the exposure data provided by the Ceding Insurer in the Covered States. In addition, also shown are estimated probability distributions of annual occurrence losses for the Covered States. Annual occurrence losses and the associated probabilities reflect losses and probabilities of loss from a single Hurricane in a given year. The probabilities are expressed in the table as return periods and annual probabilities and should be interpreted as follows:

 Estimated Average           Estimated Annual
   Return Period               Probability                            Definition
- --------------------     ----------------------        ----------------------------------------
      10 years                    10%                  This loss amount shows the 90th percentile of the
                                                       annual loss distribution. It is the 1000th worst
                                                       simulated loss. Since this loss amount was exceeded in
                                                       only 999 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 10 percent of the time or
                                                       in one year out of 10 on average.

      20 years                     5%                  This loss amount shows the 95th percentile of the
                                                       annual loss distribution. It is the 500th worst
                                                       stimulated loss. Since this loss amount was exceeded in
                                                       only 499 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 5 percent of the time or
                                                       in one year out of 20 on average.

      50 years                     2%                  This loss amount shows the 98th percentile of the
                                                       annual loss distribution. It is the 200th worst
                                                       simulated loss. Since this loss amount was exceeded in
                                                       only 199 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 2 percent of the time or
                                                       in one year out of 50 on average.

      92 years                  1.09%                  This loss amount shows the 98.9th percentile of the
                                                       annual loss distribution. It is the 109th worst
                                                       simulated loss. Since this loss amount was exceeded in
                                                       only 108 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 1.09 percent of the time
                                                       or in one year out of 92 on average.

     100 years                     1%                  This loss amount shows the 99th percentile of the
                                                       annual loss distribution. It is the 100th worst
                                                       simulated loss. Since this loss amount was exceeded in
                                                       only 99 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 1 percent of the time or
                                                       in one year out of 100 on average.

     147 years                   0.7%                  This loss amount shows the 99.3rd percentile of the
                                                       annual loss distribution. It is the 68th worst
                                                       simulated loss. Since this loss amount was exceeded in
                                                       only 67 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 0.7 percent of the time
                                                       or in one year out of 147 on average.

     250 years                   0.4%                  This loss amount shows the 99.6th percentile of the
                                                       annual loss distribution. It is the 40th worst
                                                       simulated loss. Since this loss amount was exceeded in
                                                       only 39 years out of the simulated 10,000, this amount
                                                       is likely to be exceeded only 0.4 percent of the time
                                                       or in one year out of 250 on average.

                       Estimated Annual Occurrence Losses
               to Insured Values in the Covered States(1) (2) (3)

                                                    Estimated Occurrence Losses by Policy Category
                        ---------------------------------------------------------------------------------------------------------
                                                                 ($ Thousands)

                                                                                           Ceding
     Estimated                                                                            Insurer          Total
      Average                                                                              Total         Estimated     Estimated
   Return Period                                                                         Estimated        Company       Annual
      (Yrs.)            Homeowners      Dwelling        Condominium        Renters       Loss(4)(5)        Losses     Probability
        10               205,713         20,464          7,688               6,171         240,952              0       10.0%

        20               348,484         34,685         15,963              11,615        410,105              0         5.0%

        50               633,276         60,894         32,590              21,338        735,009              0         2.0%

        92               840,907         79,159         52,877              31,208        999,800              0         1.1%

       100               904,425         81,202         56,427              32,560      1,038,834         38,834         1.0%

       147             1,054,082         95,666         73,103              39,147      1,253,496        253,496         0.7%

       250             1,252,480        117,758         96,469              46,731      1,494,446        494,446         0.4%


(1) The estimated probability distribution of annual occurrence losses is based upon computer simulations performed on behalf of the Company by AIR as more fully described in "Hurricanes and Insurance - Hurricane Loss Estimation" and Appendix __. The loss probabilities generated by the AIR model are not predictive of future Hurricanes. Rather, these probabilities are estimates used by the Ceding Insurer in the conduct of its business. Potential investors in the Notes should not view the loss probabilities generated by the AIR model as in any way predicting the likelihood that a Hurricane may or may not occur of sufficient force in the Covered States to result in Ultimate Net Losses in excess of the Trigger Amount under the Reinsurance Agreement, and a corresponding Principal Reduction of the Notes.

(2) The estimated annual occurrence losses are calculated based on the Ceding Insurer's policies in force as of March 31, 1996 and the exposure represented by those policies. These estimates are presented for illustrative purposes only, and do not represent a prediction as to whether or not a Hurricane may occur of sufficient force in the Covered States to result in an Ultimate Net Loss in excess of the Trigger Amount under the Reinsurance Agreement, and a corresponding Principal Reduction of the Notes.

(3) Adjustments have been made for estimated demand surge as a result of a catastrophic Hurricane. The demand surge factor is estimated based on total simulated industry losses resulting from each simulated catastrophic Hurricane associated with the estimated average return period specific to the Ceding Insurer's policies in force and then applied to simulated Ceding Insurer losses. The demand surge factor for each of the estimated average return periods is:

          Estimated Average
            Return Period           Demand Surge Factor
            -------------           -------------------
                 10                         10%
                 20                          6%
                 50                         11%
                 92                         18%
                100                         21%
                147                         21%
                250                         22%
              -----

     In the simulation, the Hurricane causing the 20-year return period loss to the Ceding Insurer's policy in force caused relatively smaller industry losses (than other return period losses). Accordingly, the demand surge factor for the specific simulation is lower than the other demand surge factors shown. Amounts do not include the 2% factor for Pleasure Boat or Inland Marine Floater Policies, or the 2% factor for loss adjustment expenses. See "Reinsurance Activity of the Company - the Reinsurance Agreement - "Policies" defined."

(4) Estimated occurrence losses of the various policy categories are not additive across for any given estimated average return period because the columns are individually sorted.


                       REINSURANCE ACTIVITY OF THE COMPANY

THE REINSURANCE AGREEMENT

         The following summary of the terms of the Reinsurance Agreement is qualified in its entirety by reference to the Reinsurance Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. So long as the Notes are outstanding, the Company will not enter into any reinsurance agreement other than the Reinsurance Agreement with the Ceding Insurer.

         General

         Pursuant to the Reinsurance Agreement, the Company will be obligated to indemnify the Ceding Insurer for 95% of the Ultimate Net Loss in excess of the Trigger Amount which may accrue to the Ceding Insurer under any and all Policies issued by the Ceding Insurer as the result of any single Loss Occurrence as to which the Ceding Insurer in its discretion elects to make a claim under the Reinsurance Agreement and which arises during the Loss Occurrence Period. The obligation to indemnify the Ceding Insurer is subject to certain exceptions, exclusions and limitations, including (i) the Company shall have no liability for the Ultimate Net Loss of the Ceding Insurer due to a Loss Occurrence except to the extent that the aggregate of such Ultimate Net Loss for such Loss Occurrence exceeds the Trigger Amount, and (ii) the total amount recoverable from the Company under the Reinsurance Agreement is limited to $1,000,000.

         The Company's obligations relate solely to the occurrence of a single Loss Occurrence where the Ceding Insurer's Ultimate Net Loss due to such Loss Occurrence exceeds the Trigger Amount. By way of example, the Company would have no liability under the Reinsurance Agreement if two or more Loss Occurrences occurred during the Loss Occurrence Period and the Ultimate Net Loss of the Ceding Insurer for any single one of such Loss Occurrences were less than $1,000,000,000 notwithstanding that the aggregate of such Ultimate Net Loss was in excess of $1,000,000,000. In addition, if two or more Loss Occurrences occurred during the Loss Occurrence Period and the Ultimate Net Loss of the Ceding Insurer for each of such Loss Occurrences was in excess of $1,000,000,000, the Company's obligations under the Reinsurance Agreement would extend to only one of such Loss Occurrences. In the latter example, the Ceding Insurer would have the right to select which of such Loss Occurrences would be the subject of its claims against the Company under the Reinsurance Agreement.

         Loss Occurrence Period

         The Loss Occurrence Period under the Reinsurance Agreement shall be from 12:01 a.m. (Cayman Islands time), August __, 1996 until 11:59 p.m. (Cayman Islands time), June 30, 1997. If the Loss Occurrence Period shall expire while a Loss Occurrence is in progress, subject to the conditions to coverage contained in the Reinsurance Agreement, the Company shall be liable for its proportion of the entire Ultimate Net Loss in excess of the Trigger Amount caused by such Loss Occurrence.

         "Policies" Defined

         The term "Policies" means all policies of insurance issued by the Ceding Insurer under (i) Existing Policies, (ii) Renewals, and (iii) New Policies.

         Existing Policies shall mean policies of insurance covering property within the Covered States as Dwelling, Homeowners, Condominium Owners, Renters, Pleasure Boat and Inland Marine Floater, in force as of March 31, 1996, but shall exclude all Dwelling and Homeowner's policies with a mobile home construction code. Existing Policies that are cancelled, even if the coverage is subsequently rewritten, will no longer be included as Existing Policies.

         Renewals shall mean continuations of an Existing Policy under the same policy numbers between 12:01 a.m., April 1, 1996 and 11:59 p.m., June 30, 1997, including any and all modifications of such Existing

         Policies made by the Ceding Insurer during the term thereof at the request of the policyholder (which may include increasing or decreasing policy limits or deductibles), and any and all modifications (which may include increasing or decreasing policy limits or deductibles) made at the time of renewal by the Ceding Insurer pursuant to Existing Policy endorsements and Policy program changes. Although the Ceding Insurer has agreed during the term of the Reinsurance Agreement not to offer deductibles lower than those in effect on the date hereof unless required by applicable law, customers whose deductibles on Policies are higher than the minimum offered by the Ceding Insurer, may at any time, request that the deductible be lowered, and the Ceding Insurer will honor such request, provided that all other underwriting criteria are met.

         New Policies shall mean policies of Dwelling, Homeowners, Condominium Owners, Renters, Pleasure Boat and Inland Marine Floater insurance under a policy number which was not in force on or before March 31, 1996 covering property within the Covered States. The total amount of potential liability under the Reinsurance Agreement for Losses under New Policies shall be limited to nine percent (9%) of the amount of Losses under Existing Policies and Renewals.

         Covered States


         The Covered States are: Alabama, Connecticut, Delaware, District of Columbia, Florida, Georgia, Louisiana, Maine, Massachusetts, Maryland, Mississippi, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Vermont and Virginia.

         Retention and Limit


         The Reinsurance Agreement is a claims made agreement for a single Loss Occurrence to the extent of the Ultimate Net Loss in excess of the Trigger Amount. If there is more than one Hurricane that results in Ultimate Net Loss in excess of the Trigger Amount, the Ceding Insurer is entitled to make a claim under the Reinsurance Agreement only in respect of one such Hurricane selected by the Ceding Insurer in its sole discretion. No claim shall be made upon the Company unless and until the Ceding Insurer has provided the Company with a Proof of Loss Claim notifying the Company of the Ceding Insurer's claim under the Reinsurance Agreement. Any Proof of Loss Claim shall be submitted by the Ceding Insurer to the Company and the Claims Reviewer. Proof of Loss Claims will be subjected to certain agreed-upon procedures by the Claims Reviewer on behalf of the Company, and any Loss Reserves included in the Final Proof of Loss Claim will be reviewed by the Loss Reserve Specialist. See "- Claims Review Procedure", "Claims Review Agreement" and "Loss Reserve Specialist Agreement" below. The total amount recoverable from the Company under the Reinsurance Agreement shall not exceed $1,000,000 (the "Maximum Recovery").

         Net Retained Lines

         The Ceding Insurer may carry reinsurance in addition to the reinsurance provided pursuant to the Reinsurance Agreement. Any recoveries under such additional reinsurance, as well as any recoveries from the Florida Hurricane Catastrophe Fund or any similar fund or source, shall be disregarded for all purposes of the Reinsurance Agreement, including for the purpose of determining the amount of any Ultimate Net Losses and whether the Trigger Amount under the Reinsurance Agreement has been reached and shall inure to the sole benefit of the Ceding Insurer.

         Other Liabilities Excluded

         The Reinsurance Agreement does not cover any liability of the Ceding Insurer other than in respect of its direct underwriting. Any other liability of the Ceding Insurer, including liabilities for reinsurance assumed, is excluded from the protection of the Reinsurance Agreement and cannot be taken into account in determining the Ultimate Net Loss.

         Premium

         The Premium payable to the Company for the term of the Reinsurance Agreement shall equal (i) ____% of the Maximum Recovery from the Company payable in monthly installments, due on or before the last Business Day of the month beginning in August 1996, and (ii) $_________ payable on the Closing Date. The Ceding Insurer may extend the time for presentations and approval of a Proof of Loss Claim for a Loss Occurrence upon payment of the additional premium described in "Extended Claims Made Period" below.

         Claims

         The Ceding Insurer may present Proof of Loss Claims under the Reinsurance Agreement for Paid Losses only once per month during the Loss Occurrence Period and during any Extended Claims Made Period. In addition, the Ceding Insurer may present one Final Proof of Loss Claim under the Reinsurance Agreement for Loss Reserves, which Final Proof of Loss Claim will be presented on or before November 30, 1997.

         Extended Claims Made Period

         The Ceding Insurer may extend the time for presentation of Proof of Loss Claims for a Loss Occurrence (the "Claims Period") for a period beginning at 11:59 p.m. (Cayman Island time) on June 30, 1997 and ending at 11:59 p.m. (Cayman Island time) on December 31, 1997 (the "Extended Claims Made Period"), at the Ceding Insurer's option, by the payment of additional Premium to the Company. However, any Loss Occurrence must still commence prior to 11:59 p.m. on June 30, 1997 in order for the Losses arising out of such Loss Occurrence to be covered under the Reinsurance Agreement. The additional Premium required for the Extended Claims Made Period will be an amount equal to __% of (i) the Maximum Recovery, less (ii) the aggregate of any payments previously made under the Reinsurance Agreement by the Company that constitutes part of the Ultimate Net Loss on or before 11:59 p.m. (Cayman Island time) on June 30, 1997.

         Losses

         All loss settlements paid by the Ceding Insurer, provided they are within the conditions of the Policies and within the terms of the Reinsurance Agreement, shall be unconditionally binding upon the Company. A Proof of Loss Claim as to any losses actually paid by the Ceding Insurer ("Paid Losses") shall be furnished by the Ceding Insurer to the Company and the Claims Reviewer not later than the fifteenth day of the month in which the Proof of Loss Claim is submitted (the "Claim Date"). The Ceding Insurer shall have the right to file additional Proof of Loss Claims with respect to Paid Losses once per month during the term of the Reinsurance Agreement, including during any Extended Claims Made Period, and a Final Proof of Loss Claim shall be submitted in connection with any Commutation of the Reinsurance Agreement on or before November 30, 1997.

         Claims Review Procedure

         The Claims Reviewer shall provide to the Ceding Insurer a Claims Review Letter in respect of each Proof of Loss Claim submitted under the Reinsurance Agreement not later than the last business day of each month in which a Proof of Loss Claim is submitted to the Company. The Claims Reviewer shall be, initially, KPMG Cayman Islands. The Claims Reviewer will be provided with access to the claims files of the Ceding Insurer during the period between the Claim Date and the last business day of the month in which a Proof of Loss Claim is submitted to the Company. The Claims Reviewer shall perform Agreed Upon Procedures (as defined under "Claims Review Agreement", below) on the Proof of Loss Claims in relation to the Paid Losses of the Ceding Insurer, and will report the results from those procedures to the Company. The Ceding Insurer shall submit to the Regulation 114 Trustee for payment a Proof of Loss Claim reflecting the results of the Claims Review Letter and, unless otherwise permitted or required under the Reinsurance Agreement, the Regulation 114 Trustee shall pay the Ceding Insurer the amount reflected on such Proof of Loss Claim. If the Claims Review Letter is not received by the Ceding Insurer on or before the last Business Day of the month in which the applicable Claim Date occurs, the Ceding Insurer shall be entitled to submit the original Proof of Loss Claim to the Regulation 114 Trustee and receive payment of the entire amount of the original Proof of Loss Claim. Any adjustment reflected in a Claims Review Letter subsequently provided to the Ceding Insurer shall be reflected in a subsequent Proof of Loss Claim or the Final Proof of Loss Claim, if any. The Ceding Insurer shall not be obligated to pay interest in respect of any overpayment to the Ceding Insurer due to the failure to receive a Claims Review Letter not later than the last Business Day of the month in which the Claim Date occurs. See "The Claims Review Agreement."

         Commutation

         At the expiration of the Extended Claims Made Period, the Company and the Ceding Insurer shall settle all claims and obligations under the Reinsurance Agreement by the Company paying its proportional share and the Ceding Insurer accepting such payment in the amount of 95% of the Ceding Insurer's Ultimate Net Loss in excess of the Trigger Amount as certified by the Loss Reserve Specialist (less any amounts previously paid under the Reinsurance Agreement). This settlement of claims and obligations is referred to as "Commutation."

         The Ceding Insurer shall be entitled to deliver to the Company a Final Proof of Loss Claim, which may include a claim for Loss Reserves as well as for Paid Losses (unlike Proof of Loss Claims delivered prior to the Final Proof of Loss Claim, which may include only Paid Losses) not later than November 30, 1997. If the Ceding Insurer intends to submit a Final Proof of Loss Claim which includes a claim for Loss Reserves on November 30, 1997, then from and after November [15], 1997, the Ceding Insurer shall provide access to the Loss Reserve Specialist to review and discuss the Ceding Insurer's method of calculating Loss Reserves, including the actuarial assumptions and any other reserving techniques, for the purposes of rendering the Loss Reserve Certificate described under "Loss Reserve Specialist Agreement," below.

         The Loss Reserve Specialist shall prepare the Loss Reserve Certificate which shall either (i) state that the Loss Reserve specified by the Ceding Insurer in the Final Proof of Loss Claim is reasonable, or (ii) specify a Loss Reserve that the Loss Reserve Specialist believes, in its professional judgment, is reasonable for use in the Final Proof of Loss Claim. A preliminary Loss Reserve Certificate shall be delivered by the Loss Reserve Specialist to the Ceding Insurer on or before December [20], 1997, and, if the Ceding Insurer requests, the Loss Reserve Specialist will meet with representatives of the Ceding Insurer at its offices in San Antonio, Texas to discuss any question of the Ceding Insurer in respect of such preliminary Loss Reserve Certificate. The Ceding Insurer and the Loss Reserve Specialist shall discuss such questions in good faith with the goal of resolving any disagreements in good faith prior to December [30], 1997.

         Any Loss Reserve Certificate that specifies a Loss Reserve calculated by the Loss Reserve Specialist (the "Specialist's Loss Reserve") that is lower than the Loss Reserve calculated by the Ceding Insurer shall also specify that the Specialist's Loss Reserve (i) is computed and fairly stated in accordance with United States generally accepted loss reserving standards and principles,
(ii) is based upon actuarial assumptions that are relevant to the provisions of the Policies, (iii) is established using reserving techniques applied on a consistent basis throughout the periods covered except as otherwise stated therein or as required by the rules and regulations of the relevant insurance regulatory bodies, and (iv) is in compliance with the requirements of the insurance laws, rules and regulations of the relevant insurance regulatory bodies.

         The Loss Reserve Specialist shall deliver a final Loss Reserve Certificate to the Ceding Insured on or before December [31], 1997. If the preliminary Loss Reserve Certificate and the Final Loss Reserve Certificate are delivered to the Ceding Insurer within the time periods required and the Final Loss Reserve Certificate specifies, pursuant to clause (ii) of the immediately preceding paragraph, a Loss Reserve that is lower than the Loss Reserve used by the Ceding Insurer in its Final Proof of Loss Claim, then the lower Loss Reserve in the Final Loss Reserve Certificate shall be binding on the Company and the Ceding Insurer and shall be the Loss Reserve for all purposes of the Reinsurance Agreement. If the Loss Reserve Specialist fails for any reason to make timely delivery to the Ceding Insurer of the preliminary or the Final Loss Reserve Certificate, the Loss Reserve specified by the Ceding Insurer in its Final Proof of Loss Claim shall be binding on the Company and the Ceding Insurer for all purposes of the Reinsurance Agreement. The Loss Reserve Specialist shall rely as to the data on which the Loss Reserves are based entirely on information provided by the Ceding Insurer, and shall not conduct any independent investigation or audit of such data. See "Loss Reserve Specialist Agreement" below.

         Regulation 114 Trust

         Pursuant to the Reinsurance Agreement, the Company is required to establish the Regulation 114 Trust Account. The Company is required to deposit into the Regulation 114 Trust Account on the Closing Date an amount equal to the Maximum Recovery. The Company will utilize the net proceeds of sale of the Notes to make such deposit. The amount on deposit in the Regulation 114 Trust Agreement shall at all times be invested in Permitted Investments. See "The Regulation 114 Trust Agreement and the Regulation 114 Trust."

         The New York Insurance Law requires that the Reinsurance Agreement include a provision that assets deposited in the Regulation 114 Trust Account may be withdrawn by the Ceding Insurer, at any time after a Loss Occurrence, and shall be utilized by the Ceding Insurer or any successor, including any liquidator, rehabilitator, receiver or conservator of the Ceding Insurer, for the following purposes only: (i) to reimburse the Ceding Insurer for its share of premiums returned to the owners of Policies reinsured under the Reinsurance Agreement on account of cancellations of such policies; (ii) to reimburse the Ceding Insurer for its share of surrenders and benefits of Losses paid by the Ceding Insurer pursuant to the provisions of the Policies reinsured under the Reinsurance Agreement; and (iii) to fund an account in an amount at least equal to the deduction for reinsurance ceded from its liabilities for Policies ceded under the Reinsurance Agreement (such account to include, but not be limited to, amounts for Loss Reserves, including Incurred But Not Reported Losses, loss adjustment expenses contributing to the Ultimate Net Loss, and unearned premiums); and (iv) to pay to the Ceding Insurer any claims due under the Reinsurance Agreement. Although New York Insurance Law requires that the Reinsurance Agreement provide that the Ceding Insurer have the ability to withdraw assets from the Regulation 114 Trust for application to the purposes set forth in the preceding sentence, the Reinsurance Agreement does not otherwise obligate the Company to pay certain of the liabilities covered by such purposes and the Ceding Insurer has acknowledged to the Company that it has no intent to withdraw assets from the Regulation 114 Trust for any purpose other than to provide security for the express obligations of the Company to the Ceding Insurer under the Reinsurance Agreement. Accordingly, in the event that any amount is withdrawn from the Regulation 114 Trust Account by the Ceding Insurer other than (i) to pay Losses, (ii) upon Commutation, in accordance with the procedure described under "Commutation" above, or (iii) to make certain advances as permitted under the Reinsurance Agreement, the Ceding Insurer shall pay to the Indenture Trustee on the last Business Day of each month interest on the amount of the withdrawal, from the date of the last Interest Payment Date, at a per annum rate equal to the [Published Citibank 30-Day Commercial Paper Rate plus 2 percent], calculated on the basis of the actual number of days elapsed and a 360 day year. See "The Regulation 114 Trust Agreement and the Regulation 114 Trust."


         Currency

         All amounts due to either party under the Reinsurance Agreement shall be payable in United States currency.

         Federal Excise Tax

         The Ceding Insurer has agreed to pay the Federal Excise Tax on the Premium payable under the Reinsurance Agreement to the extent such premium is subject to Federal Excise Tax.

         Access to Ceding Insurer's Records


         The Company or its designated representatives (including the Claims Reviewer and the Loss Reserve Specialist) shall have free access at any reasonable time to all records of the Ceding Insurer which pertain in any way to the Reinsurance Agreement.

         Arbitration

         Any dispute arising out of the Reinsurance Agreement shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in New York, New York, unless otherwise agreed.

         Certain Covenants

         The Company has agreed that it will not amend, supplement or modify
Article XI of the Indenture or any provision of the Indenture that subjects a provision of the Indenture to Section 11.1 thereof, or any provision of the Indenture that requires the consent of the Ceding Insurer, without the prior written consent of the Ceding Insurer.

         The Company has further agreed that (i) it will not engage in any business other than the business contemplated by the Reinsurance Agreement, and activities incidental thereto, (ii) it will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for its liabilities under the Reinsurance Agreement, the Notes, the Interest Rate Swap and the other documents related to the Reinsurance Agreement, (iii) it will not, except as contemplated by the Indenture and such other documents related to the Reinsurance Agreement, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks, or dividends of, or own, purchase, repurchase or acquire any stock, obligations, assets or securities of, or any other interests in, or make any capital contributions to, any other person, and (iv) it will not make any expenditure for capital assets.


THE REGULATION 114 TRUST AGREEMENT AND
THE REGULATION 114 TRUST

         The following summary of the terms of the Regulation 114 Trust Agreement is qualified in its entirety by reference to the Regulation 114 Trust Agreement, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


         The Regulation 114 Trust Agreement will be among the Company, as grantor thereunder, the Ceding Insurer, as beneficiary thereunder, and ________, as trustee (in such capacity, the "Regulation 114 Trustee"). The Regulation 114 Trust Agreement has been structured to comply with Regulation 114 under the New York Insurance Law and the regulations promulgated by the New York Superintendent of Insurance thereunder. To the extent that the Regulation 114 Trust Agreement complies with such Section and such regulations, the Ceding Insurer will be entitled to include as a reinsurance receivable on the asset side of its statutory balance sheet the amounts payable by the Company to the Ceding Insurer pursuant to the Reinsurance Agreement.

         Pursuant to the Regulation 114 Trust Agreement, the Regulation 114 Trustee has established a trust account for the benefit of the Ceding Insurer, [for itself and as agent for the Indenture Trustee with respect to the junior interest of the Noteholders in the assets of the Regulation 114 Trust] (the "Trust Account"). The Company will utilize the net proceeds of sale of the Notes to deposit $_______ with the Regulation 114 Trustee for deposit into the Trust Account on the Closing Date. The purpose of the Regulation 114 Trust is to provide security for the obligations of the Company to the Ceding Insurer under the Reinsurance Agreement.

         The funds credited to the Trust Account are required to be invested and reinvested by the Regulation 114 Trustee in Permitted Investments selected by the Regulation 114 Trustee in its sole discretion. All Permitted Investments are required to mature on the last business day of the month in which they are acquired.

         In the Regulation 114 Trust Agreement, the Company has granted to the Ceding Insurer a first priority perfected security interest in the Permitted Investments and each other item of property included or intended to be included in the Regulation 114 Trust Account.

         Withdrawals from the Regulation 114 Trust Accounts may, as required by the New York Insurance Law, be withdrawn by the Ceding Insurer at any time after a Loss Occurrence, for the following purposes only: (i) to reimburse the Ceding Insurer for its share of premiums returned to the owners of Policies reinsured under the Rein- surance Agreement on account of cancellations of such policies;
(ii) to reimburse the Ceding Insurer for its share of surrenders and benefits of Losses paid by the Ceding Insurer pursuant to the provisions of the Policies reinsured under the Reinsurance Agreement; and (iii) to fund an account in an amount at least equal to the deduction for reinsurance ceded from its liabilities for Policies ceded under the Reinsurance Agreement (such account to include, but not be limited to, amounts for Loss Reserves, including Incurred But Not Reported Losses, loss adjustment expenses contributing to the Ultimate Net Loss, and unearned premiums); and (iv) to pay to the Ceding Insurer any claims due under the Reinsurance Agreement. Any amounts in excess of an amount (the "Trust Account Required

Amount") equal to the greater of (i) 100% of the actual amount required to fund the Maximum Recovery under the Reinsurance Agreement, [less the amount of any Losses for which a Proof of Loss Claim or a Final Proof of Loss Claim has been submitted under the Reinsurance Agreement], and (ii) one hundred and two percent (102%) of the Company's outstanding obligations under the Reinsurance Agreement, may be withdrawn to make payments to the Company. In addition, if the Ceding Insurer receives notification of the termination of the Regulation 114 Trust Account and the Company's entire obligations under the Reinsurance Agreement remain unliquidated and discharged ten days prior to such termination date, amounts in the Regulation 114 Trust equal to one hundred and two percent (102%) of the outstanding obligations of the Company under the Reinsurance Agreement may be withdrawn and paid into a separate bank account and maintained in trust for the benefit of the Ceding Insurer.

         All dividends, earned discount and other income resulting from the investment of assets in the Regulation 114 Trust Account shall be the property of the Company. On the Business Day prior to each Interest Payment Date the Regulation 114 Trustee will transfer to the Indenture Trustee on behalf of Company, from amounts available in the Regulation 114 Trust Account, an amount equal to the income (including earned discount) on the Permitted Investments for such month to make payments of the Net Swap Payment under the Interest Rate Swap and to make payments under the Indenture in respect of Interest on the Notes; provided that the Regulation 114 Trustee shall not make any such transfer in the event that after giving effect thereto the amount remaining on deposit in the Regulation 114 Trust Account would be less than the Trust Account Required Amount.

         In addition, the Company may on any Interest Payment Date or on the Mandatory Redemption Date request that the Regulation 114 Trustee remit Excess Funds to or at the direction of the Company. "Excess Funds" on any Interest Payment Date or the Mandatory Redemption Date, shall mean the excess, if any, of the funds on deposit in the Regulation 114 Trust Account (after giving effect to the transfer described in the immediately preceding paragraph and any payments of claims under the Reinsurance Agreement) over the Trust Account Required Amount. It is not expected that Excess Funds, if any, will be available prior to the Mandatory Redemption Date; if claims are made under the Reinsurance Agreement, Excess Funds, if any, may not be available until the Maturity Date.

         Upon termination of the Regulation 114 Trust, the Regulation 114 Trustee shall transfer to the Company for deposit with the Indenture Trustee for the benefit of the Noteholders all of the funds remaining to the credit of the Regulation 114 Trust Account. The Regulation 114 Trust will terminate upon the termination of the Reinsurance Agreement, as may be extended by the Extended Claims Made Period.

ADMINISTRATIVE SERVICES AGREEMENT

         The Administrative Services Agreement will be between the Company and Midland Bank Trust Corporation (Cayman) Limited, as Administrator. Pursuant to the Administrative Services Agreement, the Administrator is obligated to provide the Company with such services as are necessary and appropriate for the Company's business in the Cayman Islands. Such services are directed to the administration of the Company's insurance business and include, among other things, general banking and investment services, record keeping, filing and correspondence with any regulatory authorities and correspondence dealing with claims under the Reinsurance Agreement.

         In consideration of such services, the Company is required to pay a specified fee of $_____ to the Administrator on the Closing Date. In addition, the Company is obligated to indemnify the Administrator and certain related parties for damages or expenses incurred pursuant to rendering services under the Administrative Services Agreement.

CLAIMS REVIEW AGREEMENT

         The Claims Review Agreement will be between the Company and KPMG Cayman Islands, as Claims Reviewer. Pursuant to the Claims Review Agreement, the Claims Reviewer is obligated to review according to the Agreed Upon Procedures (as defined below) all Proof of Loss Claims submitted by the Ceding Insurer to the Company for payment in accordance with the terms and conditions of the Reinsurance Agreement. The Claims Reviewer must submit a Claims Review Letter to the Company with respect to each submitted Proof of Loss Claim, which shall include any discrepancies noted in the application of such Agreed Upon Procedures.

         The Claims Reviewer has agreed to perform certain agreed upon procedures (the "Agreed Upon Procedures") in accordance with standards established by the American Institute of Certified Public Accountants. The Agreed Upon Procedures include the following with respect to each Proof of Claim submitted by the Ceding Insurer:

         (a) The Claims Reviewer will recalculate the total Losses paid under Existing Policies and Renewal Policies as of the Proof of Loss Date;

         (b) The Claims Reviewer will recalculate the total Losses paid under New Policies as of the Proof of Loss Date; and

         (c) The Claims Reviewer will select a statistically valid sample of the total claims reflected in paragraphs (a) and (b) above using a confidence level of 95% and a level of precision of plus or minus 5% and have performed the following procedures with respect to such sample:

                  (1) Verified that the underlying Policy was in force at the time of loss and is accurately classified as an Existing Policy, a Renewal or a New Policy on Schedule 1 to the Proof of Loss Claim;

                           (a) verified that the coverage type of the Policy is
                  included in the Reinsurance Agreement;

                           (b) noted that the policy period of the Policy
                  includes the date of the Loss Occurrence,

                           (c) verified that the Proof of Loss Claim accurately
                  reflected the claim as a claim under (x) an Existing Policy or Renewal or (y) a New Policy,

                  (2) Compared the paid Loss with the supporting documentation of the Ceding Insurer in the Ceding Insurer's claim files in accordance with the following procedures:

                           (a) noted the claim file contained proof that the
                  Loss resulted from the Loss Occurrence specified on the Proof of Loss Claim,

                           (b) noted that the claim file contained proof that
                  the location of the insured property was in a Covered State, and

                           (c) compared documentation in the Ceding Insurer's
                  claim file to actual loss payments to determine that payments were made for perils covered under the Reinsurance Agreement.

         In the event any discrepancies are discovered by the Claims Reviewer in its performance of the Agreed Upon Procedures, the Claims Reviewer is required to include in its Claims Review a description thereof.

         The Claims Review Agreement provides that the Claims Reviewer makes no representation that the Agreed Upon Procedures are sufficient for the purposes for which the Claims Review is provided to the Company.

         In consideration for such services, the Company shall pay a specified fee of $________ to the Claims Reviewer on the Closing Date. In addition, the Company is obligated to indemnify the Claims Reviewer and certain related parties for damages or expenses incurred pursuant to rendering services under the Claims Review Agreement.

         In addition to its position as Claims Reviewer, KPMG Cayman Islands acts as the independent auditor to the Company. KPMG Peat Marwick LLP, United States, is the Ceding Insurer's independent public accountant.

LOSS RESERVE SPECIALIST AGREEMENT

         The Loss Reserve Specialist Agreement will be between the Company and _________________, as Loss Reserve Specialist. Pursuant to the Loss Reserve Specialist Agreement, the Loss Reserve Specialist must perform all acts and things reasonably necessary or otherwise required to establish the final amount of Loss Reserves to be included in the calculation of Ultimate Net Loss upon Commutation of the Reinsurance Agreement. Specifically, among other duties, the Loss Reserve Specialist is obligated to analyze the Loss Reserves set forth in any final Proof of Loss Claim to determine their validity and compensability under the terms of the Reinsurance Agreement, including verification of the amount and the actuarial analysis underlying the establishment thereof and to deliver the preliminary Loss Reserve Certificate and the Final Loss Reserve Certificate discussed under "Commutation" above.

         In consideration of such services, the Company shall pay a specified fee of $_______ to the Loss Reserve Specialist on the Closing Date. In addition, the Company is obligated to indemnify the Loss Reserve Specialist and certain related parties for damages or expenses incurred pursuant to rendering services under such Agreement.

CAYMAN ISLANDS INSURANCE REGULATIONS

         The Company is registered as an unrestricted Class B insurer in the Cayman Islands and accordingly is subject to the provisions of the Insurance Law (1995 Revision) and Regulations issued pursuant thereto (together, the "Insurance Law"). The Insurance Law provides that no person shall carry on insurance business (as defined in the Insurance Law) in or from within the Cayman Islands unless licensed under the Insurance Law by the Governor in Council of the Cayman Islands (the "Governor"). The Governor, in determining whether to grant a license, has broad discretion to act as he thinks fit in the public interest. The Governor is required by the Insurance Law to satisfy himself that the grant of a license will not be against the public interest and may grant a license subject to such conditions as appear to him necessary or desirable.

         The Insurance Law imposes on insurers licensed in the Cayman Islands minimum net worth standards and auditing and reporting requirements and grants to the Governor and the Inspector of Financial Services powers to supervise, investigate and intervene in the affairs of insurers. Significant aspects of the Cayman Islands insurance regulatory framework under the Insurance Law include:

     Net Worth Requirements.  The net worth requirements are as follows:

              i) A net worth of at least $120,000 is required where general business only is written;

             ii) A net worth of $240,000 is required if long-term business only is written;

            iii) A net worth of $360,000 is required if general and long-term business is written.

         These figures are minimums and a greater net worth may be required depending on the nature of a business plan. The required minimum net worth must be maintained at all times. The Company will write only general business (i.e., the Reinsurance Agreement) and, accordingly, is required to maintain a net worth of $120,000.


         The initial net worth must usually be in cash although a mix of cash, other assets, guarantees or letters of credit may be acceptable.

         Shareholders, Directors and Officers. Full details of the shareholders (including ultimate beneficial ownership), directors and officers must be supplied to the Financial Services Supervision Department of the Cayman Islands. Any changes therein must be notified to the Financial Services Supervision Department of the Cayman Islands.

         Type of Business. Full disclosure must be made to the Financial Services Supervision Department of the Cayman Islands of the nature of and the manner in which the business is to be written, and any changes therein must be notified in advance to and be approved by the authorities. With very limited exceptions no domestic business in the Cayman Islands may be written by the holder of a class "B" license.

         Records. Full and proper records of the business of an insurer (including the license itself) must be maintained at a designated office in the Cayman Islands. Approval may be obtained for these records to be held outside the Cayman Islands but, as a matter of policy, such approval is not granted. In the case of the Company, such records will be kept at the offices of Midland Trust Corporation (Cayman) Limited.


         Insurance Manager. A licensed insurance manager must be appointed at whose offices the records referred to in the preceding paragraph will normally be held. Insurance management services for the Company will be provided by Midland Bank Trust Corporation (Cayman) Limited (the "Administrator") pursuant to the Administrative Services Agreement. The Administrative Services Agreement provides that the Administrator will be entitled to receive a specified fee of $___________ on the Closing Date. The Administrator and its directors, officers and employees will be indemnified by the Company against any liabilities, actions, proceedings, claims, demands, costs or expenses whatsoever which they may incur in connection with services performed pursuant to such Administrative Services Agreement, except as a result of the negligence, willful default, dishonesty or fraud of the Administrator or any of its directors, officers or employees.

         Auditors. Auditors (who should maintain an office in the Cayman Islands) must be appointed and the financial statements of the insurer audited annually by such auditors. The auditors of the Company will be KPMG Cayman Islands.


         Representative in the Cayman Islands. A principal representative resident in the Cayman Islands and authorized to accept service of process and documents on behalf of the Company in the Cayman Islands must be appointed. Such principal representative is Maples and Calder, attorneys-at-law, the Company's Cayman Islands legal counsel.


         Fees. An initial license fee of $5,488.00 is payable in respect of a class B license. A similar fee is payable in January of each year thereafter.


         Annual Certificate of Compliance. After issue of the license, the annual audited accounts need not be filed with the Financial Services Supervision Department of the Cayman Islands although they can be called for and it is usual therefore to file them. However, the auditors must file a written statement that the accounts have been prepared in accordance with stated generally accepted accounting principles (in the case of the Company, those of the United States) and indicate whether or not their certificate is unqualified. In addition, the auditors, a licensed insurance manager or other approved person must sign and file an annual compliance certificate to the effect that the insurer has carried on business only in accordance with the information set out in the license application and that any changes in the nature of the business have been notified to and have been approved by the Financial Services Supervision Department of the Cayman Islands.

         Investments. The Cayman Islands authorities have the power to prescribe that investments of a specified class require the prior approval of the Financial Services Supervision Department of the Cayman Islands and that any investments of such class already made be realized within a specified period. Although no absolute assurance on this can be given for the future, this power has never been exercised to date.

         Ratios and Margins. The Financial Services Supervision Department of the Cayman Islands has the power by regulation to prescribe, establish and vary "capital and liquidity margins and ratios". None have been formally prescribed (apart from the net worth requirements described above) at present. However, a license holder is expected to conduct its business in a prudent manner and to act accordingly.

         Exemptions. The Financial Services Supervision Department of the Cayman Islands has a general power to exempt "any person or class of persons or business or class of business from any provision of the Law".

         The foregoing requirements are intended to be only a summary of certain of the requirements of the Insurance Law and do not summarize, and are not intended to summarize, all the requirements to which the Company will be subject under the Insurance Law.

         There are not any exchange controls in the Cayman Islands.

INVESTMENTS

         All assets of the Company, other than assets held in the Regulation 114 Trust Account, will be invested at the discretion of the Administrator.

                                   MANAGEMENT

         The table below sets forth the names and titles of the persons who are the directors and officers of the Company. Because the Company's only activity will be the performance of its obligations under the Reinsurance Agreement and the Indenture and the Administrator will be obligated to cause the performance of such obligations on behalf of the Company pursuant to the Administrative Services Agreement, it is expected that the directors and officers of the Company, in such capacity, will not participate in the management of the operations of the Company. The directors and officers of the Company are all employees of the Administrator, however, and as such will participate in the management of the operations of the Company. None of such persons will be compensated by the Company or beneficially own any shares of the Company. The Company has no salaried employees.

             Name                      Age                        Position
             ----                      ---                        --------

Thomas Clark                           44                Director
Anthony B. Stelling                 /       /            Director and Chief Executive Officer
Nicholas Clements                   /       /            Director, Chief Financial Officer and Treasurer

         Thomas Clark - Director of the Company and Assistant Director Client Services of the Administrator

         Bachelor of Science (B.Sc.), Associate of the Chartered Insurance Institute, London (A.C.I.I.), 22 years experience in the insurance field; 5 years with the Guardian Royal Exchange Group in England, 2 years with Barclays Insurance Services Company (broking subsidiary of Barclays Bank plc) and 15 years in the Cayman Islands with Insurance Managers, the last 11 with Midland Bank Trust Corporation (Cayman) Limited. A member of the Executive Committee of the Cayman Insurance Manager's Association since 1991; currently its Secretary.

         Anthony B. Stelling - Director and Chief Executive Officer of the Company and Director of the Administrator

         Associate of the Chartered Insurance Institute, London (A.C.I.I.) 31 years experience in the insurance field; 14 years with the International Departments of the Prudential Assurance Company Limited in London and overseas, 1 year with an A.I.G. subsidiary in Belgium and the last 16 years in Cayman - 4 of them as the manager of another Cayman Islands Insurance Manager. Executive Director of Midland Bank Trust Corporation (Cayman) Limited since it started. A founding member of the Executive Committee of the Cayman Insurance Manager's Association; Vice Chairman 1986-88 and Chairman 1988-90; retired from the Executive Committee 1991.

         Nicholas Clements - Director, Chief Financial Officer and Treasurer of the Company and Assistant Manager Insurance Services of the Administrator


         Bachelor of Science (Economics), Member of the Institute of Chartered Accountants in England and Wales. 8 1/2 years working for various firms of Chartered Accountants in England, New Zealand and the Cayman Islands. Last 2 1/2 years working for Midland Bank Trust Corporation (Cayman) Limited managing captive insurance companies.

                            DESCRIPTION OF THE NOTES

GENERAL


         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The Chase Manhattan Bank, a New York banking corporation, will be the Indenture Trustee.

         The original aggregate Principal Amount of the Class A Notes will be $500,000 and the original aggregate Principal Amount of the Class B Notes will be $500,000. The Notes will initially be represented by one or more Notes, in each case registered in the name of the initial holder thereof. The Notes will be available for purchase in denominations of $10,000 and integral multiples of $1,000 in excess thereof in certificated form only.

PAYMENTS OF INTEREST

         With respect to each Interest Payment Date, interest on the outstanding Principal Amount of the Class A Notes will accrue at a per annum rate of one-month LIBOR plus __% and interest on the outstanding Principal Amount of the Class B Notes will accrue at a per annum rate of one-month LIBOR plus __%, in each case from and including the preceding Interest Payment Date or, in the case of the month in which the Notes are issued, from and including the Closing Date, to but excluding such Interest Payment Date (each, an "Interest Accrual Period"). Interest will be payable on the first day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, an "Interest Payment Date"), commencing on September 3, 1996. Interest will be calculated on the basis of the actual number of days elapsed and a 360-day year.


         "LIBOR" for each Interest Period will be determined by the Calculation Agent as follows:


         (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Period (a "LIBOR Determination Date"), the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of one month, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent.


         (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for one month, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for one month, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.


         The "Calculation Agent" shall be The Chase Manhattan Bank.

         The "Interest Reset Date" shall be the first day of each Interest
Period.

INTEREST RATE SWAP

         On the Closing Date, the Company will enter into one or more interest rate swap agreements (collectively, the "Interest Rate Swap") with Merrill Lynch Capital Services, Inc. (the "Swap Counterparty"). Under the Interest Rate Swap, one Business Day prior to each Interest Payment Date the Swap Counterparty will be obligated to pay to the Indenture Trustee on behalf of the Company interest at a rate equal to the applicable one-month LIBOR for the related Interest Accrual Period, less __%, on the principal amount of the Permitted Investments. In exchange for such payment, the Indenture Trustee on behalf of the Company will pay to the Swap Counterparty the investment earnings on the Permitted Investments one Business Day prior to each Interest Payment Date. Such payments will be made on a net basis.

PAYMENTS OF PRINCIPAL

         The Principal Amount of the Notes will be due on January 2, 1998.

PRINCIPAL REDUCTION

         A Principal Reduction with respect to the Notes shall occur upon the delivery to the Indenture Trustee of a notice that shall advise the Indenture Trustee of payment by the Company of any amount owed under the Reinsurance Agreement. The amount of the Principal Reduction shall be equal to the amount paid under the Reinsurance Agreement. The amount of any such Principal Reduction shall be allocated as follows:

                  (i) first, pro rata among the Holders of Class B Notes until the aggregate Principal Amount of the Class B Notes shall be reduced to zero; and

                  (ii) then, pro rata among the Holders of Class A Notes until the aggregate Principal Amount of the Class A Notes shall be reduced to zero.

CONTINGENT PRINCIPAL EVENT

         If the Company establishes a loss reserve for an amount that it believes will become payable under the Reinsurance Agreement, based on a related loss reserve in excess of the Trigger Amount taken by the Ceding Insurer, the Company's obligation to pay the Principal Amount of the Notes will be contingent to the extent of the amount of each such loss reserve (each such occurrence, a "Contingent Principal Event" and each such amount, a "Loss Reserve Amount") pending receipt of a Proof of Loss Claim under the Reinsurance Agreement. Any Loss Reserve Amount shall be allocated: first, among the holders of the Class B Notes on a pro rata basis until the aggregate Notional Amount of the Class B Notes becomes wholly contingent, and second, among the holders of the Class A Notes on a pro rata basis until the aggregate Notional Amount of the Class A Notes becomes wholly contingent. "Notional Amount" of any Note or class of Notes shall mean the Principal Amount of such Note reduced by any Loss Reserve Amount allocated to such Note. When the Proof of Loss Claim related to any Loss Reserve Amount is received, such Loss Reserve Amount will be reduced to the extent deemed appropriate by the Company, and the Principal Amount of the Notes will be reduced, in the manner described above, by the Principal Reduction reflected in such Proof of Loss Claim. See "- Principal Reduction".

MANDATORY REDEMPTION

         The Company will be required to redeem the Notes in whole at a redemption price equal to the Principal Amount of the Notes then outstanding together with interest accrued thereon to the date of redemption (a) on the Mandatory Redemption Date, if the Ceding Insurer does not elect to extend the Claims Period for the Extended Claims Made Period under the Reinsurance Agreement, or (b) on the following Interest Payment Date, if the Ceding Insurer shall fail to pay any Premium when due under the Reinsurance Agreement, in which event the Regulation 114 Trust shall thereupon be liquidated and the assets held therein shall be distributed to the Company for payment to holders of the Notes. See "Reinsurance Activity of the Company - The Regulation 114 Trust Agreement and the Regulation 114 Trust."

COLLATERAL

         Pursuant to the Indenture the Company will assign and pledge and cause to be assigned and pledged to the Indenture Trustee, for its benefit and the benefit of the holders of the Notes, as security interest in all of the Company's right, title and interest in (a) the Reinsurance Agreement, including the right to receive payments of Premium and all other monies due or payable thereunder from the Ceding Insurer; (b) subject to the prior security interest therein of the Ceding Insurer, the Permitted Investments in the Regulation 114 Trust (the "Securities Account Collateral"); (c) the Interest Rate Swap; (d) the Claims Review Agreement; (e) the Loss Reserve Specialist Agreement; and (f) all other assets of the Company now or hereafter arising.

         Notwithstanding the above paragraph, the grant by the Company of all its right, title and interest in, to and under the Securities Account Collateral is junior and subordinate to the right, title and interest in, to and under the Securities Account Collateral of the Ceding Insurer and the liens and security interests of the Ceding Insurer in the Securities Account Collateral shall be senior and prior to the liens and security interest of the Indenture Trustee in the Securities Account Collateral irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The liens and security interests of the Ceding Insurer in the Securities Account Collateral are intended to secure its rights under the Reinsurance Agreement to the payment of amounts owed by the Company under the Reinsurance Agreement in the event of a Loss Occurrence and to provide security for the funding for the Maximum Recovery during the Loss Occurrence Period and Extended Claims Made Period.

         Until the Company's obligations under the Reinsurance Agreement have been fully discharged, neither the Indenture Trustee nor the Noteholders shall assert, collect or enforce their security interest in the Securities Account Collateral or any part thereof or take any action to foreclose or realize upon the Securities Account Collateral or any part thereof or enforce the Indenture or have any right of subrogation, reimbursement, contribution or indemnity whatsoever from the Securities Account Collateral.

CERTAIN COVENANTS

         The Indenture will contain certain covenants, including the ones summarized below, which covenants will be applicable (unless they are waived) so long as any of the Notes are outstanding.

         Limitation on Debt

         The Indenture provides that the Company shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for its liabilities under the Indenture, the Reinsurance Agreement, the Regulation 114 Trust Agreement, the Interest Rate Swap, the Administrative Services Agreement, the Loss Reserve Specialist Agreement and other documents and certificates delivered in connection therewith, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

         Limitation on Restricted Payments

         The Indenture provides that the Company shall not, directly or indirectly, (i) make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of an equity interest in the Company or otherwise with respect to any ownership or equity interest or security in or of the Company, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose.

NO LIMITATIONS ON HOLDING OF NOTES

         There are no limitations imposed by foreign law, the Company's charter or any other of the Company's constituent documents that limit the rights of nonresidents of the Cayman Islands or foreign owners to hold the Notes.

NO TAX TREATIES

         There is no reciprocal tax treaty between the Cayman Islands and the United States regarding withholding.


                         CERTAIN TERMS OF THE INDENTURE

MODIFICATION OF INDENTURE

         The Company and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders.


         Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of the Principal Amount of or interest on any Note or reduce the principal amount thereof or the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Company or an affiliate thereof; (v) decrease the percentage of the aggregate Principal Amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate Principal Amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien (other than the Ceding Insurer's senior and prior security interest in the Securities Account Collateral pursuant to the Regulation 114 Trust) ranking prior to or on a parity with the lien of the Indenture with respect to any of the assets of the Company or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.


         The Company and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the Principal Amount of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Company made in the Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; (iv) any representation or warranty made by the Company in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 60 days after notice thereof is given to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Company;
(vi) any payment is required to be made by the Company to the Ceding Insurer under the Reinsurance Agreement; or (vii) the incurrence by the Company of any liability, other than pursuant to the Reinsurance Agreement, in excess of $______, and such liability remaining unsatisfied for ___ days or more.

         If an Event of Default should occur and be continuing, the Indenture Trustee or holders of a majority in Principal Amount of Notes then outstanding may declare the Principal Amount of the Notes to be immediately due and payable. Any such declaration may, under certain circumstances, be rescinded by the holders of a majority in Principal Amount of Notes then outstanding.


         If the Notes are due and payable following an Event of Default, subject to the "No Petition" agreement described below, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Company property or exercise remedies as a secured party.


         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in Principal Amount of Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of Principal Amount or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of outstanding Notes.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in Principal Amount of outstanding Notes.

         Neither the Indenture Trustee in its individual capacity, nor any of its owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Principal Amount of or interest on the Notes or for the agreements of the Company contained in the Indenture.

         Notwithstanding that the Indenture Trustee and the holders of the Notes have the right upon the occurrence of an Event of Default under the Indenture to declare the Principal Amount of the Notes to be immediately due and payable and to exercise certain remedial proceedings, so long as the Reinsurance Agreement is in effect, the payment of the Notes and the exercise of such remedies will effectively be subordinated to the rights of the Ceding Insurer under the Reinsurance Agreement. Neither the Indenture Trustee nor the holder of any Note will have access to the Permitted Investments or other assets held by the Regulation 114 Trustee until termination of the Reinsurance Agreement, except to the extent (i) of interest earnings on such Permitted Investments, or (ii) that there are Excess Funds available in the Regulation 114 Trust.

         The Company shall deliver to the Indenture Trustee, on or before July 1, 1997, a certificate of an officer of the Company as to the Company's compliance with all conditions and covenants under the Indenture throughout such year.


CERTAIN COVENANTS

         The Indenture will provide that the Company may not consolidate with or merge into any other entity.

         The Company will not, among other things, (i) except as expressly permitted by the Indenture, the Reinsurance Agreement or certain related documents with respect to the Company (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Company, (ii) dissolve or liquidate in whole or in part, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or (iv) except as contemplated by the Regulation 114 Trust, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Company or any part thereof, or any interest therein or the proceeds thereof.

         The Company may not engage in any activity other than as specified under "The Company" herein. The Company will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

NO PETITION

         By its acquisition of a Note, each holder agrees that neither it nor the Indenture Trustee on its behalf may commence, or join with any other holder in the commencement of, a bankruptcy, reorganization, insolvency or similar proceeding under any federal, state or foreign law until the expiration of one year and one day from the termination of the Reinsurance Agreement.

LIST OF NOTEHOLDERS


         Three or more holders of the Notes or one or more holders of the Notes evidencing not less than 25% of the aggregate outstanding Principal Amount of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.


ANNUAL COMPLIANCE STATEMENT

         The Company will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Company to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE


         The Indenture Trustee will be The Chase Manhattan Bank, a New York banking corporation. The Indenture Trustee may resign at any time, in which event the Company will be obligated to appoint a successor trustee. The Company may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Company will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

DEFINITIVE NOTES

         The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees.

TRANSFER RESTRICTIONS


         The Notes are not being offered in, and may not be acquired in or transferred into, the States of , , or , or to persons resident in those States. The Indenture Trustee will not register the transfer of any Note unless, at the time registration of transfer is requested, the Indenture Trustee is provided with a certificate of the proposed transferee in the form provided in the Indenture to the effect that the proposed transfer is not to occur in or into any of such States and the proposed transferee is not a resident of any of such States.

                        CERTAIN INCOME TAX CONSIDERATIONS

         The following is a summary of certain United States income tax consequences relating to the taxation of the Company and of U.S. persons and non-U.S. persons who are initial purchasers of Notes and the Cayman Islands taxation of the Company and of persons not resident in the Cayman Islands for exchange control purposes that are initial purchasers of Notes. This summary is based on current law, which is subject to change, possibly retroactively, or to differing interpretations. This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to the Noteholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders who may be subject to special treatment under certain income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). There can be no assurance that the United States tax consequences of an investment in Notes to an investor will be favorable or that such consequences will be as described herein. Subsequent changes or developments in the law or administrative actions may have an adverse effect on one or more of the tax consequences sought by the Company. The discussion does not address the Cayman Islands taxation of investors in Notes that are resident in the Cayman Islands or the taxation of investors in the Notes by any jurisdiction other than the United States or the Cayman Islands, and such tax consequences may be significantly different from the tax consequences discussed herein.


         EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

CAYMAN ISLANDS TAXATION

         TAXATION OF THE COMPANY

         Based on the advice of Maples and Calder, Cayman Islands counsel to the Company ("Special Cayman Islands Tax Counsel") under current Cayman Islands law, there is no Cayman Islands income or corporate tax, withholding tax, capital gains tax or capital transfer tax payable by the Company with respect to its income.

         TAXATION OF THE NOTEHOLDERS

         Special Cayman Islands Tax Counsel has advised the Company that there are no Cayman Islands withholding or other taxes on interest, principal or other amounts paid by the Company under the Notes.

         The Company has obtained an undertaking under the Tax Concessions Law (Revised) of the Cayman Islands:

         (i) that no law which is subsequently enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to the Company or its operations; and

         (ii) that any such tax and any tax in the nature of estate duty or inheritance tax shall not be payable on the shares, debentures or other obligations of the Company.

This undertaking is for a period of twenty years from ____________________, 1996.

U.S. TAXATION

                  This information is directed to prospective purchasers of Notes who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Potential purchasers of Notes should be aware that the tax characterization of a number of significant aspects of the Company's activities are uncertain due to an absence of applicable authority and to the highly factual nature of the required analyses. Accordingly, each Noteholder should consult its tax advisors regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

         TAXATION OF THE COMPANY

         Consequences of Being Engaged in a U.S. Trade or Business. The Company was formed and intends to operate in a manner that it believes would not cause it to be treated as engaged in a trade or business within the United States. In this regard, the Company has received the opinion of Skadden, Arps, Slate, Meagher & Flom, special United States tax counsel to the Company ("Special U.S. Tax Counsel"), which opinion is based on certain representations regarding the Offering and the transactions related thereto by the Company, the Underwriter and the Ceding Insurer, that, although the matter is not free from doubt, the Company would not be deemed to be so engaged. Noteholders should understand that the determination of whether a person is so engaged is based on a highly factual analysis, there is no direct guidance as to which activities constitute being engaged in a trade or business within the United States, and it is unclear how a court would construe the existing indirect authorities. The opinion of Special U.S. Tax Counsel is not binding on the IRS, no ruling will be sought from the IRS regarding this, or any other, aspect of the issuance of the Notes, and, accordingly, there can be no assurances that the IRS will not contend, and that a court will not ultimately hold, that the Company is engaged in a trade or business within the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation, except that a foreign corporation would be entitled to deductions and credits for a taxable year only if the return for that year is filed timely (which, based on current intentions, the Company will likely not have done). The maximum federal tax rates currently are 35% for a corporation's effectively connected income and 30% for the branch profits tax, resulting in an effective maximum U.S. federal income tax rate of 54.5%. The branch profits tax is imposed each year on a corporation's effectively connected earnings and profits (with certain adjustments) deemed repatriated out of the U.S., which, in the Company's case, would be all of its net profits.

         Withholding on "FDAP" Items; Insurance Excise Tax. Foreign corporations not engaged in a trade or business within the United States are nonetheless subject to U.S. federal income tax on certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States as enumerated in Section 881(a) of the Code (such as dividends and, in certain circumstances, certain interest on investments). The Company does not currently anticipate having any such gains, profits or income. The Premiums received under the Reinsurance Agreement will, however, be subject to a 1% United States excise tax.

         TAXATION OF NOTEHOLDERS


         CLASSIFICATION OF THE NOTES. There are no authorities that directly address the characterization of an instrument like the Notes for U.S. federal income tax purposes. Although the matter is not free from doubt, the Company intends to treat the Notes as equity interests in it for U.S. federal income tax purposes, and this summary assumes such treatment, except as otherwise indicated. Moreover, each Noteholder by its purchase of Notes will acknowledge and agree to such treatment and will covenant to take no action inconsistent with such treatment.

         Subject to the passive foreign investment company, controlled foreign corporation and related party insurance income rules, all of which are discussed below:


         (i) INTEREST PAYMENTS. A Noteholder that is (A) a citizen or resident of the United States, (B) a domestic corporation or (C) otherwise subject to U.S. federal income taxation on a net basis in respect of a Note (a "U.S. Noteholder") will be required to include in income (with no dividends received deduction available to corporate U.S. Noteholders) interest payments as dividends to the extent of the current or accumulated earnings and profits of the Company, as determined for U.S. federal income tax purposes. Interest payments on the Notes, to the extent they exceed the current or accumulated earnings and profits of the Company, will not be dividends for U.S. federal income tax purposes and will generally reduce the U.S. Noteholder's tax basis in the Notes (and, to the extent they exceed a U.S. Noteholder's basis would generate capital gain).

         (ii) DISPOSITIONS. No gain or loss will be recognized by a U.S. Noteholder until the sale or other taxable disposition of a Note. Any such gain or loss recognized, including upon the redemption of the Notes for an amount less than their principal amounts, generally will be capital gain or loss, except possibly to the extent attributable to accrued Interest. Some or all of any gain recognized by a U.S. Noteholder owning at least 10% of the Notes, either directly or indirectly under certain constructive ownership rules, may be treated as ordinary income.

         CLASSIFICATION OF THE COMPANY AS A PASSIVE FOREIGN INVESTMENT COMPANY. The Company may be a passive foreign investment company ("PFIC"). The adverse U.S. federal income tax consequences to U.S. Noteholders, described below under "Failure to Make the QEF Election," can generally be avoided by the making of a qualified electing fund election ("QEF Election") for the first taxable year in which the Note is acquired by a U.S. Noteholder.


         QEF Election. The Company will comply with certain reporting requirements and provide to U.S. Noteholders the information required to enable them to make a QEF Election. A U.S. Noteholder who makes such an election with the timely filing of the federal income tax return for the taxable year in which the Notes were acquired (an "Electing Noteholder") would be required to include in income the Noteholder's proportionate share of the Company's ordinary earnings and net capital gains, if any, regardless of whether such amounts are actually distributed. This amount should generally be the same as the amount of cash paid to a Noteholder as Interest, except to the extent the Company has deductions for U.S. federal income tax purposes that result from the deduction of non-cash items such as would be the case, for example, if the Company elected to amortize all or a portion of the placement fees, legal, audit, trustee fees and expenses incurred in connection with the formation of the Company. To the extent of such excess, an Electing Noteholder may recognize capital gain upon redemption of its Notes.

         An Electing Noteholder's tax basis in the Notes represented by the Note will be (i) increased to reflect any earnings of the Company taxed to such Noteholder on account of the QEF Election and (ii) decreased to reflect any distributions by the Company in respect of such Notes. Any gain or loss on the sale or other disposition of Notes will be capital gain or loss, and will be long-term capital gain or loss if the Electing Noteholder has held the Note for at least 12 months.

         Because the Company intends to make current distributions in amounts not less than all ordinary earnings, Electing Noteholders generally will be subject to the same amount of federal income tax to which they would be subject if they did not make the QEF Election, except with respect to the non-cash deductions discussed above. Importantly, Electing Noteholders will avoid the adverse federal income tax consequences of PFIC status, discussed in the following paragraph, if they make the QEF election for the 1996 taxable year. ACCORDINGLY, EACH U.S. NOTEHOLDER SHOULD CONSIDER MAKING THE QEF ELECTION FOR 1996.

         Failure to Make the QEF Election. Each U.S. Noteholder who fails to make the QEF Election (a "Non-electing Noteholder") may be subject to adverse federal income tax consequences. In particular, any gain recognized on the sale or other disposition of Notes would be recharacterized as ordinary income and would further be treated as having been recognized pro rata over such Noteholder's entire holding period. In addition, the amount of gain treated as having been recognized in prior taxable years would be subject to tax at the highest tax rate in effect for such years, with interest thereon calculated by reference to the interest rate generally applicable to underpayments with respect to tax liabilities from such prior taxable years. In addition, a transfer by gift or a pledge of the Notes could cause the Non-electing Noteholder to recognize taxable income, and no step-up in tax basis to the fair market value at such time would be available upon the death of any individual U.S. Noteholder. These and other adverse consequences under the PFIC rules, however, can be avoided by the making of a timely QEF Election.

         CLASSIFICATION OF THE COMPANY AS A CONTROLLED FOREIGN CORPORATION. Under the attribution rules of the Code, the Company may be a "controlled foreign corporation" ("CFC") for U.S. federal income tax purposes. A CFC is a foreign corporation of which "United States shareholders" collectively own more than 50% (more than 25% for certain insurance companies) of the total combined voting power or total value of the corporation's stock for an uninterrupted period of 30 days or more during any tax year. A "United States shareholder" is generally any U.S. person who owns (directly, indirectly or through the operation of certain broad constructive ownership rules) 10% or more of the total combined voting power of the foreign corporation. Under the rules relating to CFCs, any U.S. Noteholder that has a 10% or greater pro rata interest in the Notes would be required to include in income on a current basis its pro rata share of undistributed earnings, if any, of the Company. Because Electing Noteholders will be required to include currently such amounts of income in any event, classification of the Company as a CFC is not likely to have a material adverse effect on Electing Noteholders. Any Non-electing Noteholder who might, directly, indirectly or through attribution, acquire 10% or more of the Notes should consider the possible application of the CFC rules and consult its tax advisor with respect thereto.


         RELATED PERSON INSURANCE INCOME RULES. Certain special provisions of the Code will apply to the Company and the Noteholders if both (i) 25% or more of the value or voting power of the Company's equity (as determined for U.S. income tax purposes) is, as is anticipated, held (directly or indirectly through foreign entities) by United States persons, and (ii)(A) the Company has gross related person insurance income ("RPII") greater than or equal to 20% of its gross insurance income and (B) 20% or more of either the voting power or the value of the Company's equity is owned directly or indirectly through foreign entities by persons (directly or indirectly) insured or reinsured by the Company or persons related to such insureds or reinsureds. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of any United States person who holds equity of the Company (directly or indirectly through foreign entities) or a person related to such a United States holder of equity of the Company. While there can be no assurance, the Company does not anticipate that it will become subject to the RPII provisions. Moreover, although there is no authority as to how Noteholders would calculate their allocable share of the RPII, the Company believes that a Noteholder generally should not be required to include any more RPII annually than the aggregate amount of Interest accrued as of the end of such year, because the Noteholders are not entitled to any additional income.


         OTHER. Interest paid with respect to the Notes by the Company to U.S. corporate Noteholders will not be eligible for the dividends received deduction provided by section 243 of the Code. The Interest will be non-U.S. source income for purposes of the Code, unless the Company is determined to be engaged in a trade or business within the United States, in which case the Interest will be treated as arising from sources within the United States.


         ALTERNATE CHARACTERIZATION. As indicated above, there is no authority addressing the U.S. income tax characterization of an instrument like the Notes. Accordingly, characterizations other than that described above are possible. If the Notes were not treated as equity interests in the Company, they would most likely be treated as indebtedness that provide one or more contingent payments. In that case, recently finalized regulations regarding such indebtedness (the "Contingent Debt Regulations") would, unless the Note's contingency were found to be "either remote or incidental," apply to the Notes and Noteholders. Even if the Contingent Debt Regulations were to apply, however, U.S. Noteholders should generally not be required to accrue income in larger amounts than the amount of interest paid or accrued on the Notes if the Notes are redeemed in whole on the Mandatory Redemption Date. If all or a portion of the Notes are not redeemed on the Mandatory Redemption Date, a U.S. Noteholder, even if a cash method taxpayer, could be required to accrue interest on the Notes in an amount larger than the amount of interest paid after such Date; such a U.S. Noteholder should, however, also generally be entitled to an offsetting deduction to the extent of such excess. Potential Noteholders should understand that there is no authority interpreting the Contingent Debt Regulations and their potential application to the Notes is unclear. Accordingly, Noteholders are urged to consult their tax advisors regarding the potential application of the Contingent Debt Regulations to the Notes.

         INFORMATION REPORTING AND BACK-UP WITHHOLDING. Regardless of whether the Notes are characterized as indebtedness or equity, information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments on the Notes to U.S. persons. Thus, a holder of Notes may be subject to backup withholding at the rate of 31% with respect to amounts paid by such persons, unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder's regular Federal income tax liability.

         TAXATION OF NON-U.S. NOTEHOLDERS. A Noteholder that is not a U.S. Noteholder will not be subject to U.S. income or withholding tax on income or gain from the Notes, assuming that the Company is not determined to be engaged in a trade or business within the United States. Nonresident alien individuals will not be subject to U.S. estate tax with respect to the Notes.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE NOTES.


                              ERISA CONSIDERATIONS


         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such Investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

         The net proceeds from the issuance of the Notes will be held in the Regulation 114 Trust and invested in Permitted Investments and pledged to secure the Company's obligations under the Reinsurance Agreement with the Ceding Insurer, which, pursuant to the Supreme Court's decision in Harris Trust, may be a Party-in-Interest or Disqualified Person with respect to a number of employee benefit plans by virtue of such Plans' investment of assets in the Ceding Insurer's general account or by other means. In addition, the Indenture Trustee, by virtue of its own activities or those of its affiliates, may be a Party-in-Interest or Disqualified Person with respect to a number of Plans. If the Notes are acquired by a Plan with respect to which the Ceding Insurer or the Trustee is a Party-in-Interest or Disqualified Person, such transaction would be deemed to be a direct or indirect violation of the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties-in-Interest or Disqualified Persons; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties-in-Interest or Disqualified Persons; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties-in-Interest or Disqualified Persons; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." Even if the conditions specified in one or more of these or other exemptions are met, the scope of relief provided by those or other exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

         Accordingly, prior to making an investment in such Notes, a Plan investor should determine whether the Ceding Insurer or the Indenture Trustee is a Party-in-Interest or Disqualified Person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above.

         Prior to making an investment in the Notes, prospective Plan investors should consult with their legal advisers concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party-in-Interest; the composition of the Plan's portfolio with respect to diversification by type of asset; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                                  UNDERWRITING

         Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement") between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Notes.

         In the Purchase Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes if any of the Notes are purchased. The Underwriter has advised the Company that it does not intend to sell any Notes to discretionary accounts.

         The Underwriter has advised the Company that the Underwriter proposes initially to offer the Notes to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less a concession not in excess of ___% of the Principal Amount of the Class A Notes and not in excess of ____% of the Principal Amount of the Class B Notes. The Underwriter may allow, and such dealers may re-allow, a discount not in excess of ___% of the Principal Amount of the Class A Notes or ____% of the Principal Amount of the Class B Notes on sales to certain other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

         Pursuant to the Purchase Agreement and an Indemnity Agreement between the Ceding Insurer and the Underwriter, the Company and the Ceding Insurer, respectively, have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect thereof.


                                     EXPERTS

         The balance sheet of the Company appearing in this Prospectus and the Registration Statement has been audited by KPMG Cayman Islands, independent auditors, to the extent indicated in their report thereon also appearing elsewhere herein and in the Registration Statement. Such balance sheet has been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The statistical data modeling and explanations thereof included in this Prospectus and the Registration Statement under the headings "Subject Business - Ceding Insurer Utilization of AIR Model"; "Hurricanes and Insurance - Hurricane Loss Estimation"; "Reinsurance Activity of the Company - AIR Risk Assessment Analysis" have been included in reliance upon AIR as experts in such matters.


                                  LEGAL MATTERS

         Certain legal matters in connection with the Notes will be passed upon for the Company by Orrick Herrington & Sutcliffe, New York, New York and by Skadden, Arps, Slate, Meagher & Flom, New York, New York, each of whom will rely as to Cayman Islands law upon the opinion of Maples and Calder, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain legal matters will be passed upon for the Underwriter by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain Cayman Islands tax matters have been passed upon by Maples and Calder. The description of United States tax laws will be passed upon by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                       APPENDIX A - CERTAIN DEFINED TERMS


Actual Cash Value                       The present cash value of property
                                        determined by taking the replacement
                                        cost and deducting for depreciation due
                                        to physical wear and tear and
                                        obsolescence.

Alien reinsurer                         A reinsurance company that is organized
                                        under the laws of a non-U.S.
                                        jurisdiction.

Basic Dwelling Coverage Amount          The Coverage A limit of liability stated
                                        on the policy declarations.

Catastrophe excess of loss reinsurance  A form of excess of loss reinsurance that, subject to a specified limit,
                                        indemnifies the ceding insurer for the
                                        amount of loss in excess of a specified
                                        retention with respect to an
                                        accumulation of losses resulting from a
                                        catastrophic event or a series of
                                        catastrophic events. For purposes of the Reinsurance Agreement, the Catastrophe excess of loss reinsurance provided thereunder is provided on a single loss, single occurrence basis.

Cede; Cedent; Ceding Insurer            When a party reinsures its liability
                                        with another, it "cedes" business and is referred to as the "cedent" or "ceding insurer."

Condominium Insurance                   Insurance that provides coverage for
                                        building items and personal property.
                                        Includes liability coverage. See
                                        "Subject Business".

Commutation                             The negotiated as agreed final
                                        settlement of all rights, duties, and
                                        obligations of the parties in a
                                        reinsurance agreement.

demand surge                            Price inflation due to abnormally high
                                        demand of building labor and materials
                                        relative to the available supply
                                        following a catastrophic Hurricane.

Dwelling Insurance                      Insurance that provides dwelling
                                        coverage; does not include liability
                                        coverage. Generally issued to non-owner
                                        occupied properties; can also be issued
                                        to owner-occupied properties where
                                        liability coverage is not needed. See
                                        "Subject Business".


Excess of loss reinsurance              A generic term describing reinsurance
                                        that indemnifies the reinsured against
                                        all or a specified portion of losses on
                                        underlying insurance policies in excess
                                        of a specified amount, which is called a "level" or "retention." Also known as non-proportional reinsurance, excess of loss reinsurance is written in layers. A reinsurer or group of reinsurers accepts a band of coverage up to a specified amount. The total coverage purchased by the cedent is referred to as a "program" and will typically be placed with predetermined reinsurers in prenegotiated layers. Any liability exceeding the outer limit of the program reverts to the ceding insurer, which also bears the credit risk of a reinsurer's insolvency.

Generally accepted accounting           Accounting principles as set forth in
  principles ("GAAP")                   opinions of the Accounting Principles
                                        Board of the American Institute of
                                        Certified Public Accountants and/or
                                        statements of the Financial Accounting
                                        Standards Board and/or their respective
                                        successors and which are applicable in
                                        the circumstances as of the date in
                                        question.

Homeowners Insurance                    Insurance that provides dwelling,
                                        personal property and liability coverage to owner-occupied properties where liability coverage is needed. See
                                        "Subject Business".

Hurricane                               A storm or story system that has been
                                        declared by the National Hurricane
                                        Center of the National Weather Service
                                        to be a category 3, 4 or 5 Hurricane.
                                        The duration of the Hurricane includes
                                        the time period:

                                        (i)   Beginning at the time a hurricane
                                              "watch" or "warning" (whether or
                                              not the Hurricane is then a
                                              category 3, 4 or 5 Hurricane) is
                                              issued by the National Hurricane
                                              Center of the National Weather
                                              Service for any part of any one or
                                              more Covered States;
                                        (ii)  continuing for the time period
                                              thereafter during which the
                                              hurricane conditions exist,
                                              regardless of the category rating;
                                              and
                                        (iii) ending 72 hours following the
                                              cancellation of the last "watch"
                                              or "warning" condition issued by
                                              the National Hurricane Center, of
                                              the National Weather Service for
                                              any part of any one or more
                                              Covered States.


Incurred but not reported (IBNR)        Reserves for estimated losses that have
                                        been incurred by insurers and reinsurers but not yet reported to the insurer or reinsurer including unknown future developments on losses which are known to the insurer or reinsurer.


Insurance Service Office (ISO)          The Insurance Services Office, or ISO,
                                        is an insurer-supported, national
                                        not-for-profit corporation providing a
                                        wide range of advisory services to
                                        property-casualty insurance companies.
                                        One of these services is development of
                                        Protection Classes, which are based on a community's water system supply and distribution, fire department apparatus, staffing and training, and fire alarm receiving and dispatching. Protection
                                        Classes range from 1 to 10, with 1
                                        indicating the best fire protection. The
                                        Ceding Insurer is a member of ISO and
                                        authorized to use its Protection Classes in rating policies.


Layer The interval between the retention or attachment point and the maximum limit of indemnity for which a reinsurer is responsible.

Loss The sum of (i) claims paid by the Ceding Insurer under Policies resulting from a Loss Occurrence (exclusive of claims under Pleasure Boat and Inland Marine Floater business) and (ii) any Loss Reserves. "Loss/es" does not include claims under personal liability coverages or medical payments to others coverages.

Loss Occurrence                         A Hurricane commencing during the Loss
                                        Occurrence Period causing Losses under
                                        one or more Policies in one or more
                                        Covered States by the peril of windstorm during such Hurricane, including ensuing damage to the interior of a building, or to property inside a building caused by rain, snow, sleet, hail, sand, or dust if the direct force of the windstorm first damages the building, causing an opening through which rain, snow, sleet, hail, sand, or dust enters and causes damage.


Loss adjustment expenses                The expenses of settling losses,
                                        including legal and other fees, and the
                                        portion of general expenses allocated to loss settlement costs.


Loss Reserve                            The liability established by the Ceding
                                        Insurer to reflect the estimated unpaid
                                        Losses (including incurred but not
                                        reported losses and excluding claims
                                        under Pleasure Boat and Inland Marine
                                        Floater business) that the Ceding
                                        Insurer will ultimately be required to
                                        pay under the Policies and shall not
                                        include loss adjustment expenses.

Permitted Investments                   Certain commercial paper with a 30-day
                                        maturity and a rating, at the time of
                                        investment or contractual commitment to
                                        invest therein, from Standard & Poor's
                                        Rating Services of A-1 and from Moody's
                                        Investors Service, Inc. of P-1.

Proof of Loss Claim                     A letter from the Ceding Insurer to the
                                        Company and the Indenture Trustee in the form of Exhibit B attached to the Reinsurance Agreement.

Reinsurance                             An arrangement in which an insurance
                                        company, the reinsurer, agrees to
                                        indemnify another insurance or
                                        reinsurance company, the ceding insurer, against all or a portion of the insurance or reinsurance risks underwritten by the ceding insurer under one or more policies. Reinsurance can provide a ceding insurer with several benefits, including a reduction in net liability on individual risks and catastrophe protection from large or multiple losses. Reinsurance also provides a ceding insurer with additional underwriting capacity by permitting it to accept larger risks and write more business than would be possible without a concomitant increase in capital and surplus, and facilitates the maintenance of acceptable financial ratios by the ceding insurer.
                                        Reinsurance does not legally discharge
                                        the primary insurer from its liability
                                        with respect to its obligations to the
                                        insured.

Renters Insurance                       Insurance that provides personal
                                        property and liability coverage. See
                                        "Subject Business".

Replacement Cost                        The cost, at the time of loss, of a new
                                        item identical to the one damaged,
                                        destroyed or stolen. If an identical
                                        item is no longer manufactured or cannot be obtained, replacement cost will be the cost of a new item which is similar to the insured article and of like quality and usefulness.

Retained Share                          The pro rata retention by the Ceding
                                        Insurer of 5% of Ultimate Net Loss in
                                        excess of the Trigger Amount.

Trigger Amount                          The first $1,000,000,000 of Ultimate Net
                                        Losses.

Ultimate Net Loss                       The "Ultimate Net Loss" for a Loss
                                        Occurrence shall be determined by:

                                        Step 1 - Calculating all Losses under
                                        Existing Policies and Renewals; and

                                        Step 2 - Calculating all Losses under
                                        New Policies; and

                                        Step 3 - Calculating 9% of the amount
                                        determined in Step 1; and

                                        Step 4 - Adding the amount determined in Step 1 and the lesser of the amounts determined in Step 2 or Step 3; and

                                        Step 5 - Multiplying the amount
                                        determined in Step 4 by 102%,
                                        representing a factor for Pleasure Boat
                                        and Inland Marine Floater Policies; and

                                        Step 6 - Multiplying the total amount
                                        determined in Step 5 by 102%,
                                        representing a factor for all loss
                                        adjustment expenses in respect of such
                                        Loss Occurrence.


Underwriting                            The insurer's or reinsurer's process of
                                        reviewing applications submitted for
                                        insurance coverage, deciding whether to
                                        accept all or part of the coverage
                                        requested and determining the applicable premiums.


Windstorm                               Wind, wind gusts, hail, rain, tornadoes
                                        or cyclones caused by, resulting from or occurring during a Hurricane which results in direct physical loss or damage to property.

                       APPENDIX B - INDEX OF DEFINED TERMS

                                                                         Page(s)
                                                                         -------
actual cash value ...................................................    23, A-1
additional living expenses ..........................................         22
Administrator .......................................................     11, 54
AIR .................................................................         32
Agreed Upon Procedures ..............................................         52
agreed value ........................................................         24
Alien reinsurer .....................................................        A-1
Basic Dwelling Coverage Amount ......................................    22, A-1
BOL .................................................................         25
building ordinance or law ...........................................         25
Calculation Agent ...................................................         56
capital and liquidity margins and ratios ............................         54
Catastrophe excess of loss reinsurance ..............................        A-1
CAT .................................................................         31
Cede ................................................................        A-1
Cedent ..............................................................        A-1
Ceding Insurer ......................................................  1, 4, A-1
CFC .................................................................         65
Claim Date ..........................................................         47
Claims Period .......................................................         47
Claims Reviewer .....................................................         11
Class A Notes .......................................................        1,4
Class B Notes .......................................................        1,4
Closing Date ........................................................          8
Code ................................................................     13, 60
Commission ..........................................................          3
Commutation .........................................................    48, A-1
Company .............................................................   1, 4, 20
Condominium Insurance ...............................................        A-1
Contingent Debt Regulations .........................................         65
Contingent Principal Event ..........................................   1, 5, 57
demand surge ........................................................        A-1
Disqualified Persons ................................................         63
Dwelling Insurance ..................................................        A-1
Electing Noteholder .................................................         64
ERISA ...............................................................     13, 66
Events of Default ...................................................         59
Excess Funds ........................................................         51
Excess of loss reinsurance ..........................................        A-1
Exchange Act ........................................................          3
Existing Policies ...................................................         28
Extended Claims Made Period .........................................         45
FWUA ................................................................         31
Generally accepted accounting principles ("GAAP") ...................        A-2
Governor ............................................................         53
Homeowners Insurance ................................................        A-2
HRP .................................................................         25
Hurricane ...........................................................    34, A-2
Hurricane modeling ..................................................         39
IBNR ................................................................        A-2
Incurred but not reported ...........................................        A-2
Indenture ...........................................................          6
Indenture Trustee ...................................................      6, 11

Insurance Law .......................................................         51
Insurance Service Office ............................................        A-2
Insurance to value ..................................................         27
Interest Accrual Period .............................................      4, 56
Interest Payment Date ...............................................      4, 56
Interest Rate Swap ..................................................      8, 57
Interest Reset Date .................................................         56
IRS .................................................................         18
KPMG Cayman Islands .................................................         10
Layer ...............................................................        A-2
LIBOR ...............................................................      4, 56
LIBOR Determination Date ............................................         56
London Banking Day ..................................................         56
Loss ................................................................        A-3
Loss Adjustment Expenses ............................................        A-3
Loss Occurrence .....................................................        A-3
Loss Occurrence Period ..............................................          9
Loss Reserve Amount ................................................       5, 55
Loss Reserve Specialist .............................................         11
Loss reserve ........................................................        A-2
Mandatory Redemption Date ...........................................          6
Maturity Date .......................................................          4
Maximum Recovery ....................................................     10, 44
Net Swap Payment ....................................................          9
Net Swap Receipt ....................................................          9
New Policies ........................................................         28
NOAA ................................................................         39
Non-electing Noteholder .............................................         64
Notes ...............................................................          1
Notional Amount .....................................................     51, 55
NWS .................................................................         41
Paid Losses .........................................................         47
Parties-in-Interest .................................................         66
Permitted Investments ...............................................    20, A-3
PFIC ................................................................         64
Plan ................................................................         66
Policies ............................................................         44
Preferred Contract ..................................................         25
Premium .............................................................          9
Principal Amount ....................................................          5
Principal Reduction .................................................       1, 5
program .............................................................        A-1
Proof of Loss Claim .................................................        A-3
PTCE ................................................................         66
Purchase Agreement ..................................................         67
QEF Election ........................................................         64
Registration Statement ..............................................          3
Regulation 114 Trust ................................................          7
Regulation 114 Trustee ..............................................      7, 50
Reinsurance .........................................................        A-3
Reinsurance Agreement ...............................................          1
Related Documents ...................................................         60
Renewals ............................................................         28
Renters Insurance ...................................................        A-4
replacement cost ....................................................    23, A-4
Retained Share ......................................................    10, A-4

Retention ...........................................................        A-1
RPII ................................................................         62
Securities Act ......................................................          3
Securities Account Collateral .......................................      6, 58
Special Cayman Islands Tax Counsel ..................................         60
Special U.S. Tax Counsel ............................................         60
Specialist's Loss Reserve ...........................................         48
Standard Contract ...................................................         25
Subject Business ....................................................         22
Swap Counterparty ...................................................      8, 57
TCPIA ...............................................................         31
Trigger Amount ......................................................     9, A-4
Trust Account .......................................................         50
Trust Account Required Amount .......................................         50
Ultimate Net Loss ...................................................        A-4
Underwriter .........................................................         67
Underwriting ........................................................        A-4
United States shareholder ...........................................         65
USAA ................................................................         20
USAA CIC ............................................................         20
U.S. Noteholder .....................................................         64
Windstorm ...........................................................        A-4

                       FINANCIAL STATEMENTS OF THE COMPANY


                                    [TO COME]

================================================================================

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering covered hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implications that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

Available Information .................................................        3
Enforceability of Civil Liabilities
  Under United States Federal
  Securities Laws .....................................................        3
Summary of Terms ......................................................        4
Risk Factors ..........................................................       15
The Company ...........................................................       20
The Ceding Insurer ....................................................       20
Use of Proceeds .......................................................       20
Capitalization of the Company .........................................       21
Management's Discussion and Analysis of
  Financial Condition .................................................       21
Subject Business ......................................................       22
Hurricanes and Insurance ..............................................       37
AIR Loss Estimation Analysis ..........................................       42
Reinsurance Activity of the Company ...................................       45
Management ............................................................       55
Description of the Notes ..............................................       56
Certain Terms of the Indenture ........................................       59
Certain Income Tax Considerations .....................................       62
ERISA Considerations ..................................................       66
Underwriting ..........................................................       67
Experts ...............................................................       67
Legal Matters .........................................................       67
Certain Defined Terms .................................................      A-1
Index of Defined Terms ................................................      B-1
Index to Financial Statements .........................................      F-1


         Until _______, 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================

                             RESIDENTIAL REINSURANCE
                                     LIMITED


                                   $1,000,000


                           Class A Floating Rate Notes
                           Class B Floating Rate Notes




                           ---------------------------

                                   PROSPECTUS

                           ---------------------------




                               Merrill Lynch & Co.





                                          , 1996
                                ----------




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which will be paid solely by the Registrant. All the amounts shown are estimates, except the Commission registration fee:



         SEC Registration Fee .................................      $345

         NASD Fee .............................................       600

         Trustee Fees and Expenses ............................         *

         Printing and Engraving Expenses ......................         *

         Legal Fees and Expenses ..............................         *

         Accounting Fees and Expenses .........................         *

         Blue Sky Fees and Expenses ...........................         *

         Miscellaneous Expenses ...............................         *
                                                                     ----

              Total ...........................................      $945
                                                                     ====



- ---------------
*To be filed by Amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not specifically limit the extent to which a company's articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be able to enforce indemnification for his own dishonesty, fraud or wilful neglect or default.


Article 123 of the Articles of Association of the Registrant, filed as Exhibit
3.2 to this Registration Statement, contains provisions providing for the indemnification by the Registrant of an officer, director or trustee of the Registrant for all actions, proceedings, claims, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default, respectively.



ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a)Exhibits

Exhibit No.                         Description
- -----------                         -----------

1.1    Form of Purchase Agreement.*

3.1    Memorandum of Association.*

3.2    Articles of Association.*

4.1    Form of Indenture.

4.2    Form of Note (included in Exhibit 4.1).

4.3    Form of Reinsurance Agreement.

4.4    Form of Administrative Services Agreement.

4.5    Form of Claims Review Agreement.

4.6    Form of Regulation 114 Trust Agreement.*

4.7    Form of Indemnity Agreement.*

4.8    Form of Loss Reserve Specialist Agreement.

4.9    Form of Interest Rate Swap Agreement.*

5.1 Opinion of Orrick, Herrington & Sutcliffe as to the legality of the Notes.

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain U.S. federal tax matters.*

8.2 Opinion of Maples and Calder as to certain Cayman Islands tax matters (included in Exhibit 5.1).*

23.1   Consent of KPMG Peat Marwick.*

23.2   Consent of Orrick, Herrington & Sutcliffe (included in Exhibit 5.1).

23.3   Consent of Maples and Calder (included in Exhibit 8.2).*

23.4   Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit
       8.1).*

23.5   Consent of Applied Insurance Research, Inc.*

25 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee (bound separately).

- ---------------------
*To be filed by amendment.

ITEM 17.  UNDERTAKINGS

         1. The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Purchase Agreement Notes in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its By-Laws, the Purchase Agreement or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         3. The Registrant hereby undertakes that:

                  a. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

                  b. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, British West Indies on July 30, 1996.

                                        Residential Reinsurance Limited

                                        By:       /s/Thomas Clark
                                            ---------------------------
                                            Name:  Thomas Clark
                                            Title: Director


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                  Title                            Date
        ---------                                  -----                            ----
          *                   Director and Chief Executive Officer              July 30, 1996
- -------------------------
Anthony B. Stelling

          *                   Director, Chief Financial Officer and Treasurer   July 30, 1996
- -------------------------
Nicholas Clements

/s/ Thomas Clark
- -------------------------
Thomas Clark                             Director                               July 30, 1996

AUTHORIZED REPRESENTATIVE


/s/ Ruth K. Lavelle
- -------------------------------------
Name: Puglisi & Associates
As the duly authorized representative
of Residential Reinsurance Limited in the United States


Date:  July 30, 1996

*   By:    /s/ Thomas Clark
       ------------------------------
         Name:  Thomas Clark
                Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.                    Description                                  Page
- -----------                    -----------                                  ----

     1.1      Form of Purchase Agreement.*

     3.1      Memorandum of Association.*

     3.2      Articles of Association.*

     4.1      Form of Indenture.

     4.2      Form of Note (included in Exhibit 4.1).

     4.3      Form of Reinsurance Agreement.

     4.4      Form of Administrative Services Agreement.

     4.5      Form of Claims Review Agreement.

     4.6      Form of Regulation 114 Trust Agreement.*

     4.7      Form of Indemnity Agreement.*

     4.8      Form of Loss Reserve Specialist Agreement.

     4.9      Form of Interest Rate Swap Agreement.*

     5.1 Opinion of Orrick, Herrington & Sutcliffe as to the legality of the Notes.

     8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain U.S. federal tax matters.*

     8.2 Opinion of Maples and Calder as to certain Cayman Islands tax matters (included in Exhibit 5.1).*

    23.1      Consent of KPMG Peat Marwick.*

    23.2      Consent of Orrick, Herrington & Sutcliffe (included in
              Exhibit 8.1).

    23.3      Consent of Maples and Calder (included in Exhibit 8.2).*

    23.4 Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 8.1)*

    23.5      Consent of Applied Insurance Research, Inc.*

    25        Statement of Eligibility under the Trust Indenture Act of
              1939 of the Trustee (bound separately).

- ---------------------
*        To be filed by amendment.